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                                                                    EXHIBIT 2.01

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                      AGREEMENT AND PLAN OF REORGANIZATION


                                     BETWEEN


                               SHOCKWAVE.COM, INC.


                                       AND


                                ATOM CORPORATION




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                      AGREEMENT AND PLAN OF REORGANIZATION


        This AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of December 14, 2000 (the "AGREEMENT DATE") by and between Shockwave.com, Inc., a Delaware corporation ("SHOCKWAVE"), and Atom Corporation, a Washington corporation ("ATOM").

                                    RECITALS

        A. The parties intend that Atom will be merged with and into Shockwave in a straight merger, with Shockwave to be the surviving corporation (the "MERGER"), all pursuant to the terms and conditions of this Agreement and applicable law. The parties also intend for the Merger to be treated as a tax-free "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and to be treated as a "purchase" transaction for accounting purposes.

        B. The Boards of Directors of Shockwave and Atom have determined that the Merger is in the best interests of their respective companies and shareholders, have approved the Merger and, accordingly, have agreed to effect the Merger provided for herein upon the terms and conditions of this Agreement.

        C. Concurrently with the execution and delivery of this Agreement, Atom Shareholders holding a majority of the outstanding shares of (i) Atom Common Stock and Atom Preferred Stock, (ii) Atom Common Stock, (iii) Atom Preferred Stock, (iv) Atom Series A Preferred Stock, (v) Atom Series B Preferred Stock, and (vi) Atom Series C Preferred Stock will execute and deliver to Shockwave a voting agreement in the form and substance of Exhibit A attached hereto (the "ATOM VOTING AGREEMENT") under which each such Atom Shareholder will agree to irrevocably vote all shares of Atom capital stock owned by such Atom Shareholder in favor of this Agreement, the Merger, the Restated Articles of Incorporation and the other transactions contemplated by this Agreement (the "ATOM REQUIRED APPROVALS"), and an investment representation letter in the form and substance of Exhibit B attached hereto under which each such Atom Shareholder will provide certain representations and warranties to Shockwave (the "INVESTMENT REPRESENTATION LETTER").

        D. Concurrently with the execution and delivery of this Agreement, Shockwave Shareholders holding a majority of the outstanding shares of (i) Shockwave Common Stock and Shockwave Preferred Stock, (ii) Shockwave Preferred Stock, (iii) Shockwave Series A Preferred Stock, and (iv) Shockwave Series B Preferred Stock will execute and deliver to Shockwave a voting agreement in the form and substance of Exhibit C attached hereto (the "SHOCKWAVE VOTING AGREEMENT") under which each such Shockwave Shareholder will agree to irrevocably vote all shares of Shockwave capital stock owned by such Shockwave Shareholder in favor of this Agreement, the Merger, the amendment and restatement of the Certificate of Incorporation of Shockwave in form and substance of Exhibit D attached hereto (the "RESTATED CERTIFICATE OF INCORPORATION"), and the other transactions contemplated by this Agreement (the "SHOCKWAVE REQUIRED APPROVALS").



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        E. Upon the effectiveness of the Merger, and subject to the terms and conditions hereof, (i) the shares of Atom Common Stock and Atom Preferred Stock that are outstanding immediately prior to the effectiveness of the Merger will be converted into Shockwave Merger Shares, (ii) Atom Options and Atom Warrants to purchase Atom Common Stock and Atom Preferred Stock that are outstanding immediately prior to the effectiveness of the Merger will be converted into Shockwave Options and Shockwave Warrants to purchase Shockwave Common Stock and Shockwave Preferred Stock, and (iii) Atom will be merged with and into Shockwave, in each case, as provided in this Agreement.

        F. Subsequent to the execution and delivery of this Agreement, the parties will agree to an appropriate allocation of members of the Board of Directors of the Surviving Corporation, which allocation will be approximately proportional to the equity interests of the securities holders of the parties in the Surviving Corporation, with one of the initial directors for the Atom Shareholders to be a designee of Digital Ventures II Limited, and the parties will agree to enter into an amendment to the Amended and Restated Voting Agreement dated August 7, 2000 among Shockwave, Macromedia, Inc., a Delaware corporation ("MACROMEDIA"), and holders of Shockwave Series B Preferred Stock (the "FIRST RESTATED VOTING AGREEMENT") to set forth the terms of such allocation.

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

        As used in this Agreement, the following terms will have the meanings set forth below:

        1.1 "ATOM ANCILLARY AGREEMENTS" means, collectively, the Articles of Merger, each certificate to be delivered by Atom or an officer or officers of Atom at the Closing pursuant to Article 9, and each other agreement (other than this Agreement) which Atom is to enter into as a party thereto pursuant to this Agreement.

        1.2 "ATOM BONUS OPTIONS" means the Bonus Amounts (as defined in the resolutions adopted by the Atom Board of Directors at its meeting on November 28, 2000) granted to each of Matthew Hulett, Michael Comish, Heather Redman, Eric Cansler, John Markom and Mikeal Shields pursuant to such action by the Atom Board of Directors.

        1.3 "ATOM COMMON STOCK" means common stock, without par value, of Atom.

        1.4 "ATOM CONVERSION NUMBER" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the product (calculated to the fourth decimal place) obtained by multiplying (i) the Shockwave Post-Merger Fully Diluted Share Number by (ii) three-tenths, by (b) the Atom Fully Diluted Share Number.

        1.5 "ATOM SERIES A PREFERRED STOCK" means Series A Preferred Stock, without par value, of Atom.


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        1.6 "ATOM SERIES B PREFERRED STOCK" means Series B Preferred Stock, without par value, of Atom.

        1.7 "ATOM SERIES C PREFERRED STOCK" means Series C Preferred Stock, without par value, of Atom.

        1.8 "ATOM PREFERRED STOCK" means the Atom Series A Preferred Stock, the Atom Series B Preferred Stock and the Atom Series C Preferred Stock.

        1.9 "ATOM FULLY DILUTED SHARE NUMBER" means the sum of (a) the aggregate number of shares of Atom Common Stock, Atom Preferred Stock, shares of Atom Common Stock and Atom Preferred Stock underlying Atom Options and Atom Warrants (using an exercise price of $1.28 for Atom warrants to purchase the Atom Preferred Stock issued in Atom's next equity financing), and shares of Atom Common Stock underlying the Atom Bonus Options (each on a fully exercised and converted to Atom Common Stock basis) that are issued and outstanding immediately prior to the Effective Time; provided, however, that such number will not include shares of Atom Preferred Stock (or Atom Common Stock issued on conversion of Atom Preferred Stock) held by Shockwave or its affiliates; and (b) the number of shares equal to the quotient obtained by dividing (i) the outstanding principal and interest as of the Effective Time under the Atom Notes (as defined in Section 3.4(a)) divided by (ii) the lesser of (A) the implied price per share of capital stock of the Surviving Corporation in its next equity financing following the Effective Time based on a pre-money valuation of the Surviving Corporation of $250,000,000 or (B) the actual agreed price per share of preferred stock of the Surviving Corporation in its first preferred stock financing following the Effective Time (such lesser price, the "DEEMED CONVERSION PRICE").

        1.10 "ATOM OPTIONS" will have the meaning given in Section 2.3.

        1.11 "ATOM SHAREHOLDERS" means the record holders of issued and outstanding Atom Common Stock and Atom Preferred Stock immediately prior to the Effective Time of the Merger.

        1.12 "ATOM WARRANTS" will have the meaning given in Section 2.4.

        1.13 "EFFECTIVE TIME" means the date and time on which the Merger first becomes legally effective under the laws of (a) the State of Delaware as a result of the filing with the Delaware Secretary of State a certificate of merger in the form and substance of Exhibit E attached hereto (the "CERTIFICATE OF MERGER") in conformity with the requirements of Section 252 of the Delaware General Corporation Law (the "DGCL"), and (b) the State of Washington as a result of the filing with the Washington Secretary of State of articles of merger in the form and substance of Exhibit F attached hereto (the "ARTICLES OF MERGER") in conformity with the requirements of Section 23B.11.050 of the Washington Business Corporation Act (the "WBCA").


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        1.14 "ENCUMBRANCE" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention devices, collateral assignments, claims, charges, restrictions or other encumbrances of any kind in respect of such asset.

        1.15 "GOVERNMENTAL AUTHORITY" means any court, administrative agency, commission or other governmental authority.

        1.16 "KNOWLEDGE" means, with respect to any fact, circumstance, event or other matter in question, the actual knowledge of such fact, circumstance, event or other matter of (a) an individual, if used in reference to an individual, or
(b) any officer or director of such party, and, in the case of Atom, the Named Employees, if used in reference to a Person that is not an individual. Any such individual will be deemed to have actual knowledge of a particular fact, circumstance, event or other matter if (i) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including e-mails sent to or by such individual) in, or that have been in, such individual's possession, including personal files of such individual, (ii) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of such party (in the case of knowledge of a party that is not an individual) that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities, or (iii) such knowledge could be obtained from reasonable inquiry of the persons employed by such party charged with administrative or operational responsibility for such matters for such party.

        1.17 "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

        1.18 "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT," when used with reference to any entity or group of related entities, means any event, change, violation, inaccuracy, circumstance or effect (regardless of whether or not such events or changes are inconsistent with the representations or warranties made by such party in this Agreement) that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the condition (financial or otherwise), capitalization, properties, employees, assets (including intangible assets), business, operations or results of operations of such entity and its subsidiaries, taken as a whole; provided, that in no event will conditions affecting the industry generally in which Shockwave or Atom operates or the U.S. economy as a whole, in and of itself, constitute a Material Adverse Change or Material Adverse Effect in Shockwave or Atom.

        1.19 "NAMED EMPLOYEES" means each of Mika Salmi, Matthew Hulett, John Marcom, Heather Redman, Michael Comish and Eric Cansler.

        1.20 "PERSON" means any individual, corporation (including any not-for-profit corporation), partnership, limited liability partnership, joint venture, estate, trust, firm, company (including any limited liability company or joint stock company), association, organization, entity or Governmental Authority.


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        1.21 "SHOCKWAVE ANCILLARY AGREEMENTS" means, collectively, the Articles of Merger, the Certificate of Merger, each certificate to be delivered by Shockwave or an officer or officers of Shockwave at the Closing pursuant to
Article 8 and each agreement (other than this Agreement) which Shockwave is to enter into as a party thereto pursuant to this Agreement.

        1.22 "SHOCKWAVE COMMON STOCK" means common stock, par value $0.001 per share, of Shockwave.

        1.23 "SHOCKWAVE FULLY DILUTED SHARE NUMBER" means the sum of (a) the aggregate number of shares of Shockwave Common Stock, Shockwave Preferred Stock, and Shockwave Common Stock underlying options and warrants to purchase Shockwave Common Stock (each, on a fully exercised and converted to Shockwave Common Stock basis) that are issued and outstanding immediately prior to the Effective Time; and (b) the number of shares equal to the quotient obtained by dividing (i) the outstanding principal and interest as of the Effective Time under Note 1 (as defined in the Note Purchase Agreement (the "NOTE PURCHASE AGREEMENT") dated December 14, 2000 among Atom, Shockwave and Macromedia, Inc.) by (ii) the Deemed Conversion Price.

        1.24 "SHOCKWAVE MERGER SHARES" means the shares of Shockwave Common Stock, Shockwave Series C-1 Preferred Stock, Shockwave Series C-2 Preferred Stock and Shockwave Series C-3 Preferred Stock issuable to Atom Shareholders in the Merger.

        1.25 "SHOCKWAVE OPTIONS" will have the meaning given in Section 2.3.

        1.26 "SHOCKWAVE POST-MERGER FULLY DILUTED SHARE NUMBER" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Shockwave Fully Diluted Share Number by (b) seven-tenths.

        1.27 "SHOCKWAVE PREFERRED STOCK" means Shockwave Series A Preferred Stock, Shockwave Series B Preferred Stock and Shockwave Series C Preferred Stock.

        1.28 "SHOCKWAVE SERIES A PREFERRED STOCK" means Series A Preferred Stock, par value $0.001 per share, of Shockwave.

        1.29 "SHOCKWAVE SERIES B PREFERRED STOCK" means Series B Preferred Stock, par value $0.001 per share, of Shockwave.

        1.30 "SHOCKWAVE SERIES C PREFERRED STOCK" means Shockwave Series C-1 Preferred Stock, Shockwave Series C-2 Preferred Stock and Shockwave Series C-3 Preferred Stock.

        1.31 "SHOCKWAVE SERIES C-1 PREFERRED STOCK" means Series C-1 Preferred Stock, par value $0.001 per share, of Shockwave.

        1.32 "SHOCKWAVE SERIES C-2 PREFERRED STOCK" means Series C-2 Preferred Stock, par value $0.001 per share, of Shockwave.


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        1.33 "SHOCKWAVE SERIES C-3 PREFERRED STOCK" means Series C-3 Preferred
Stock, par value $0.001 per share, of Shockwave.

        1.34 "SHOCKWAVE SHAREHOLDERS" means the record holders of issued and outstanding Shockwave Common Stock and Shockwave Preferred Stock immediately prior to the Effective Time of the Merger.

        1.35 "SHOCKWAVE WARRANTS" will have the meaning given in Section 2.4.

        1.36 "TERMINATION DATE" means January 31, 2001.

        Other capitalized terms defined elsewhere in this Agreement and not defined in this Article 1 will have the meanings assigned to such terms in this Agreement.

                                    ARTICLE 2
                             PLAN OF REORGANIZATION

        2.1 Conversion of Shares.

               (a) Conversion of Atom Common Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, each share of Atom Common Stock held by an Atom Shareholder that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive the number of shares of Shockwave Common Stock that is equal to the Atom Conversion Number. The preceding provisions of this Section 2.1(a) are subject to the provisions of Section 2.1(e) regarding the elimination of fractional Merger Shares), Section 2.1(f) (regarding Dissenting Shares) and Section 2.5 (regarding the withholding of Escrow Shares).

               (b) Conversion of Atom Series A Preferred Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, each share of Atom Series A Preferred Stock held by an Atom Shareholder that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive the number of shares of Shockwave Series C-1 Preferred Stock that is equal to the Atom Conversion Number. The preceding provisions of this Section 2.1(b) are subject to the provisions of Section 2.1(e) regarding the elimination of fractional Merger Shares), Section 2.1(f) (regarding Dissenting Shares) and Section 2.5 (regarding the withholding of Escrow Shares).

               (c) Conversion of Atom Series B Preferred Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, each share of Atom Series B Preferred Stock held by an Atom Shareholder that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive the number of shares of Shockwave Series C-2 Preferred Stock that is equal to the Atom


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Conversion Number. The preceding provisions of this Section 2.1(c) are subject to the provisions of Section 2.1(e) regarding the elimination of fractional Merger Shares), Section 2.1(f) (regarding Dissenting Shares) and Section 2.5 (regarding the withholding of Escrow Shares).

               (d) Conversion of Atom Series C Preferred Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, each share of Atom Series C Preferred Stock held by an Atom Shareholder that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive the number of shares of Shockwave Series C-3 Preferred Stock that is equal to the Atom Conversion Number. The preceding provisions of this Section 2.1(d) are subject to the provisions of Section 2.1(e) regarding the elimination of fractional Merger Shares), Section 2.1(f) (regarding Dissenting Shares) and Section 2.5 (regarding the withholding of Escrow Shares).

               (e) Fractional Shares. No fractional shares of Shockwave Common Stock or Shockwave Preferred Stock will be issued in connection with the Merger. In lieu thereof, each holder of Atom Common Stock or Atom Preferred Stock who would otherwise be entitled to receive a fraction of a share of Shockwave Common Stock, Shockwave Series C-1 Preferred Stock, Shockwave Series C-2 Preferred Stock or Shockwave Series C-3 Preferred Stock pursuant to Section 2.1, computed after aggregating, for each class or series, all shares of Shockwave Common Stock, Shockwave Series C-1 Preferred Stock, Shockwave Series C-2 Preferred Stock or Shockwave Series C-3 Preferred Stock to be received by such holder pursuant to Section 2.1, will instead receive from Shockwave, upon surrender of such holder's Atom Certificates pursuant to Article 7, an amount of cash (rounded to the nearest cent) equal to the product obtained by multiplying (a) the fair market value per share on the Closing Date, as determined in good faith by the Board of Directors of Shockwave, of the Shockwave Common Stock, Shockwave Series C-1 Preferred Stock, Shockwave Series C-2 Preferred Stock or Shockwave Series C-3 Preferred Stock (as adjusted to reflect any Capital Change (as defined in Section 2.2)) by (b) the fraction of a share of Shockwave Common Stock, Shockwave Series C-1 Preferred Stock, Shockwave Series C-2 Preferred Stock or Shockwave Series C-3 Preferred Stock that such holder would otherwise have been entitled to receive.

               (f) Dissenting Shares. Holders of shares of Atom Common Stock and Atom Preferred Stock who have complied with all requirements for perfecting shareholders' rights of appraisal, as set forth in Chapter 23B.13 of the WBCA, will be entitled to their rights under the WBCA with respect to such shares ("DISSENTING SHARES").

               (h) Continuation of Vesting and Repurchase Rights. If any shares of Atom Common Stock or Atom Preferred Stock outstanding immediately prior to the Effective Time are at the Effective Time (a) unvested or are subject to a repurchase option, risk of forfeiture, or any other condition providing that such shares may be forfeited to Atom upon any termination of the shareholder's employment, directorship or other relationship with Atom (and/or any affiliate of Atom) under the terms of any restricted stock purchase agreement, stock option agreement


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(including any stock option agreement under the Atom Plan (as defined in Section
2.3)) or other agreement with Atom ("UNVESTED ATOM SHARES"), or (b) not Unvested Atom Shares but are otherwise subject to a contractual restriction on the transfer of such shares ("RESTRICTED ATOM SHARES"), then such repurchase option, risk of forfeiture, other condition or contractual restriction on transfer will be assigned to Shockwave, and the Shockwave Merger Shares issued upon the conversion of such Unvested Atom Shares or Restricted Atom Shares in the Merger will continue to be unvested and will continue to be subject to the same repurchase options, risks of forfeiture, other conditions or contractual restrictions on transfer, as applicable, immediately following the Effective
Time as they were subject to immediately prior to the Effective Time. The certificates representing such shares of Shockwave Common Stock will accordingly be marked with appropriate legends noting such repurchase options, risks of forfeiture, other conditions or contractual restrictions on transfer. Atom will take all actions that may be necessary to ensure that, from and after the Effective Time, Shockwave is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement and to enforce any such contractual restriction on transfer.

        2.2 Adjustments for Capital Changes. Notwithstanding the provisions of
Section 2.1, if Shockwave recapitalizes, either through a subdivision (or stock split) of any of its outstanding shares of Shockwave Common Stock or Shockwave Preferred Stock into a greater number of such shares, or a combination (or reverse stock split) of any of its outstanding shares of Shockwave Common Stock or Shockwave Preferred Stock into a lesser number of such shares, or reorganizes, reclassifies or otherwise changes its outstanding shares of Shockwave Common Stock or Shockwave Preferred Stock into the same or a different number of shares of other classes or series of Shockwave stock (other than through a subdivision or combination of shares provided for in the preceding clause), or declares a dividend or other distribution on its outstanding shares payable in shares of Shockwave Common Stock or Shockwave Preferred Stock, in shares or securities convertible into shares of Shockwave Common Stock, Shockwave Preferred Stock and/or other Shockwave equity securities (each, a "CAPITAL CHANGE"), at any time after the Agreement Date and prior to the Effective Time, then the Atom Conversion Number will be proportionally and equitably adjusted.

        2.3 Atom Options. At the Effective Time, all outstanding options ("ATOM OPTIONS") to purchase Atom Common Stock, including all Atom Options granted under the Atom 1998 Stock Option Plan (the "ATOM PLAN"), will be assumed by Shockwave. Holders of each Atom Option so assumed by Shockwave will be entitled, in accordance with the terms of such option, to purchase after the Effective Time that number of shares of Shockwave Common Stock ("SHOCKWAVE OPTIONS"), determined by multiplying the number of shares of Atom Common Stock subject to such Atom Option at the Effective Time by the Atom Conversion Number, and the exercise price per share for each such Shockwave Option will equal the exercise price of the Atom Option immediately prior to the Effective Time divided by the Atom Conversion Number. If the foregoing calculation results in a Shockwave Option being exercisable for a fraction of a share, then the number of shares of Shockwave Common Stock subject to such Shockwave Option will be rounded down to the nearest whole number and the exercise price of such Shockwave Option will be rounded up to the nearest cent. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and


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all other terms of the Atom Options will otherwise be unchanged, except as provided in Section 5.11. Continuous employment with Atom will be credited to an optionee for purposes of determining the number of shares that are vested after the Effective Time.

        2.4 Atom Warrants. At the Effective Time, all then outstanding warrants, exchangeable or convertible securities or rights to purchase or otherwise acquire Atom Common Stock or Atom Preferred Stock that are exercisable or convertible, ultimately or potentially, into Atom Common Stock or Atom Preferred Stock ("ATOM WARRANTS") will by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Shockwave and converted into a warrant or like security ("SHOCKWAVE WARRANTS") to purchase that number of shares of Shockwave Common Stock or Shockwave Preferred Stock determined by multiplying the number of shares of Atom Common Stock or Atom Preferred Stock that are subject to such Atom Warrant immediately prior to the Effective Time by the Atom Conversion Number, at an exercise price per share of such Shockwave Common Stock or Shockwave Preferred Stock equal to the exercise price per share of Atom Common Stock or Atom Preferred Stock that was in effect for such Atom Warrant immediately prior to the Effective Time divided by the Atom Conversion Number. If the foregoing calculation would result in an assumed Atom Warrant being exercisable (a) for a fraction of a share of Shockwave Common Stock or Shockwave Preferred Stock, then the number of shares of Shockwave Common Stock or Shockwave Preferred Stock subject to such Shockwave Warrant will be rounded down to the nearest whole number of shares of Shockwave Common Stock or Shockwave Preferred Stock, or (b) for a fraction of a cent, then the exercise price of such Atom Warrant will be rounded up to the nearest cent. The exercisability period and other terms and conditions of the Atom Warrants will remain unchanged.

        2.5 Escrow of Shares. At the Effective Time, Shockwave will withhold from the Shockwave Merger Shares 10% of the Shockwave Merger Shares to be issued to Atom Shareholders in the Merger upon conversion of their Atom Common Stock and Atom Preferred Stock pursuant to Section 2.1, rounded down to the nearest whole share (such withheld Shockwave Merger Shares and any dividends or distributions received in respect of such Shockwave Merger Shares being hereinafter referred to as the "ESCROW SHARES"), and will hold the certificates representing such Escrow Shares as security for the Atom Shareholders' indemnification obligations for Damages under Article 11. The Escrow Shares will be represented by a certificate or certificates issued in the names of each Atom Shareholder in proportion to each such shareholder's interest therein and will be held by Shockwave, subject to the terms and conditions of Article 11, until the Release Date (as defined in Section 11.1). The holder of the Escrow Shares will be determined by the parties between the Agreement Date and the Closing Date and, if such holder is a third party, then the costs and expenses relating to such third party holder will be borne by the Atom Shareholders on a Pro Rata Basis (as defined in Section 11.2).

        2.6 Effects of the Merger. At and upon the Effective Time of the Merger:

               (a) the separate existence of Atom will cease and Atom will be merged with and into Shockwave, and Shockwave will be the surviving corporation of the Merger (sometimes


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hereinafter referred to as the "SURVIVING CORPORATION") pursuant to the terms of this Agreement, the Articles of Merger and the Certificate of Merger;

               (b) the Restated Certificate of Incorporation will be the Certificate of Incorporation of the Surviving Corporation immediately after the Effective Time;

               (c) the Bylaws of Shockwave will continue unchanged and be the Bylaws of the Surviving Corporation immediately after the Effective Time;

               (d) each share of Atom Common Stock and Atom Preferred Stock that is outstanding immediately prior to the Effective Time will be converted as provided in Section 2.1;

               (e) each Atom Option and Atom Warrant that is outstanding immediately prior to the Effective Time will be assumed and converted as provided in Sections 2.3 and 2.4;

               (f) the officers of the Surviving Corporation immediately after the Effective Time will be as agreed to in writing by the parties prior to the Closing;

               (g) the members of the Board of Directors of the Surviving Corporation immediately after the Effective Time will be as agreed to in writing by the parties prior to the Closing; and

               (h) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

        2.7 Securities Law Issues; Registration Rights. Shockwave will issue the Shockwave Merger Shares to be issued to the Atom Shareholders in the Merger pursuant to Section 2.1 pursuant to an exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT") and/or Regulation D promulgated under the Securities Act and an exemption from qualification under the laws of the States of California and Washington and other applicable state securities laws. Shockwave and Atom will comply with all applicable provisions of, and rules under, the Securities Act in connection with the offering and issuance of the Shockwave Merger Shares in the Merger. Shockwave, holders of at least two-thirds of the Registrable Securities under the Investors' Rights Agreement dated December 1, 1999, as amended, between Shockwave and certain Shockwave Shareholders (the "SHOCKWAVE PRIOR INVESTORS' RIGHTS AGREEMENT"), and the holders of Atom Preferred Stock who have registration rights pursuant to the Second Amended and Restated Investors' Rights Agreement dated December 3, 1999 between Atom and such holders (the "ATOM PRIOR INVESTORS' RIGHTS AGREEMENT") will enter into a first amended and restated investors' rights agreement in the form and substance of Exhibit G attached hereto (the "INVESTORS' RIGHTS AGREEMENT") with respect to the Shockwave Merger Shares to be issued to the Atom Shareholders.

        2.8 Tax-Free Reorganization; No Representations by Shockwave. The parties intend to adopt this Agreement as a plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code. However, except as expressly set forth in this Agreement, Shockwave makes no representations or warranties to Atom or to any Atom

Shareholder or other holder of Atom securities regarding the tax treatment of the Merger, whether the Merger will qualify as a tax-free plan of reorganization under the Code, or any of the tax consequences of this Agreement, the Merger or any of the other transactions or agreements contemplated hereby to any Atom Shareholder or such holder, and Atom acknowledges that Atom is relying solely on its own tax advisor in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement.

        2.9 Further Assurances. If, at any time before or after the Effective Time, Shockwave believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then Shockwave, as the Surviving Corporation, and its respective officers and directors will execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement.

                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF ATOM

        Atom represents and warrants to Shockwave that, except as set forth in the letter addressed to Shockwave from Atom and dated as of the Agreement Date (including all schedules thereto) which has been delivered by Atom to Shockwave concurrently with the parties' execution of this Agreement (the "ATOM DISCLOSURE LETTER"), each of the representations, warranties and statements contained in the following sections of this Article 3 is true and correct as of the Agreement Date and will be true and correct on and as of the Closing Date (as defined in Section 7.1). For all purposes of this Agreement, the statements contained in the Atom Disclosure Letter will also be deemed to be representations and warranties made and given by Atom under this Article 3.

        3.1 Organization and Good Standing. Atom is a corporation duly organized and validly existing under the laws of the State of Washington, and at all times since its inception has been duly authorized to transact business in the State of Washington. Atom has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities make such qualification necessary, except in such jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on Atom. Atom is not in violation of its Articles of Incorporation or Bylaws.

        3.2 Subsidiaries. Except as set forth in Schedule 3.2, Atom has no Subsidiaries (as defined below) or any equity interest, direct or indirect, in or loans to, any corporation, partnership, joint venture, limited liability company or other business entity. Atom is not obligated to make, nor bound by any agreement or obligation to make, any investment in or capital contribution in or on behalf of any other entity. "SUBSIDIARY" of an entity means a corporation or other business entity in which such entity owns, directly or indirectly, at least a 50% interest or that is otherwise, directly or indirectly, controlled by such entity. Each of the

Subsidiaries listed on Schedule 3.2 is duly organized, validly existing, and in good standing (or appropriately recognized as legally in existence and active under the laws of its jurisdiction) under the laws of the jurisdiction identified on Schedule 3.2, and has the requisite power and authority to conduct its business as it is presently being conducted. No other corporate proceedings on the part of any Subsidiary of Atom are necessary to authorize this Agreement and the other transactions contemplated by this Agreement. Schedule 3.2 contains a true, correct and complete list of all jurisdictions in which each Subsidiary of Atom is qualified to do business. Atom owns of record and beneficially all of the issued and outstanding capital or other stock of each Subsidiary set forth on Schedule 3.2, free and clear of any Encumbrances.

        3.3 Power, Authorization and Validity.

               (a) Power and Authority. Subject to the Atom Required Approvals, Atom has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under, this Agreement and all Atom Ancillary Agreements and to consummate the Merger and the other transactions contemplated by this Agreement. The Merger and the execution, delivery and performance by Atom of this Agreement and each of the Atom Ancillary Agreements have been duly and validly approved and authorized by Atom's Board of Directors.

               (b) No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person or entity, governmental or otherwise is necessary or required to be made or obtained by Atom to enable Atom to lawfully execute and deliver, enter into, and to perform its obligations under, this Agreement and each of the Atom Ancillary Agreements, or to consummate the Merger and the other transactions contemplated by this Agreement, except for such filings and notifications as may be required to be made by Atom and the Atom Shareholders in connection with the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the expiration of applicable waiting periods under the HSR Act.

               (c) Enforceability. This Agreement has been validly executed and delivered by Atom. This Agreement and each of the Atom Ancillary Agreements are, or when executed by Atom will be, valid and binding obligations of Atom, enforceable against Atom in accordance with their respective terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

        3.4 Capitalization of Atom.

               (a) Outstanding Securities. The authorized capital stock of Atom consists entirely of 25,000,000 shares of Atom Common Stock, of which a total of 7,559,533 shares are issued and outstanding; 10,000,000 shares of Atom Preferred Stock, 800,000 shares of which have been designated Series A Preferred Stock, of which 727,500 shares are issued and outstanding; 4,000,000 shares of which have been designated Series B Preferred Stock, of which 3,789,057 shares are issued and outstanding; and 5,000,000 shares of which have been designated Series C Preferred Stock, of which 5,000,000 shares are issued and outstanding and which are convertible into 5,539,494 shares of Atom Common Stock. The numbers of issued and outstanding shares of Atom Common Stock and Atom Preferred Stock held by each of the Atom Shareholders are set forth in Schedule 3.4(a)-1 to this Agreement. Except as expressly set forth Schedule 3.4(a)-1, no shares of Atom Common Stock or Atom Preferred Stock are issued or outstanding. To Atom's knowledge, each of the Atom Shareholders has good and marketable title to that number of shares of Atom Common Stock and/or Atom Preferred Stock as set forth beside such person's name on Schedule 3.4(a)-1, free and clear of all Encumbrances or any restrictions on voting. An aggregate of 4,750,000 shares of Atom Common Stock are reserved and authorized for issuance pursuant to the Atom Plan, of which options to purchase a total of 3,216,009 shares of Atom Common Stock are outstanding. Options granted outside of the Atom Plan to purchase a total of 128,000 shares of Atom Common Stock are outstanding (the "NON-PLAN OPTIONS"). Warrants to purchase 92,003 shares of Atom Common Stock and 2,694,575 shares of Atom Preferred Stock are outstanding. Schedule 3.4(a)-2 of the Atom Disclosure Letter lists for each person who holds Atom Options and Atom Warrants, the name of the holder of each such Atom Option and Atom Warrant, the exercise price for each such Atom Option and Atom Warrant, the number of shares or other securities covered by each such Atom Option and Atom Warrant, and the vesting schedule and the extent each such Atom Option and Atom Warrant are vested as of the Agreement Date. True and complete copies of the standard agreement under the Atom Plan and each agreement for each Atom Option that does not conform to the standard agreement under the Atom Plan, and true and complete copies of each Atom Warrant, have been delivered by Atom to Shockwave or its legal counsel, Fenwick & West LLP. The vesting or exercisability (or any other material terms) of any Atom Option, except as disclosed in the Atom Disclosure Letter, will not accelerate or otherwise change as a result of the execution and delivery of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or the occurrence of any subsequent event (such as the termination of employment of the option holder following consummation of the Merger). Except for the Non-Plan Options, no Atom Options have been granted or are outstanding except under and pursuant to the Atom Plan. Atom has issued convertible promissory notes with an aggregate principal amount of $3,880,286 (the "ATOM NOTES"). Schedule 3.4(a)-3 of the Atom Disclosure Letter lists for each person who holds an Atom Note, the name of the holder of each such Atom Note, the principal amount of such Atom Note, and the number of shares of Atom Preferred Stock or other securities of Atom into which such Atom
Note is convertible. True and complete copies of each Atom Note has been delivered by Atom to Shockwave or its legal counsel.

               (b) Valid Issuance. As of the Closing Date, there will have been no change in the authorized or outstanding capital stock of Atom as represented in Section 3.4(a), other than as contemplated by this Agreement. All issued and outstanding shares of Atom Common Stock and Atom Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any preemptive right, right of first refusal, right of first offer or right of rescission, and have been offered, issued, sold and delivered by Atom in compliance with (i) all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws and, to the knowledge of Atom, other applicable Legal Requirements and (ii) all requirements set forth in applicable agreements or instruments. All shares of Atom Common Stock and Atom Preferred Stock subject to issuance under Atom Options and Atom

Warrants, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding Atom Options and Atom Warrants have been issued and granted in compliance with (i) all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws and, to the knowledge of Atom, other applicable Legal Requirements and (ii) all requirements set forth in applicable agreements or instruments.

               (c) No Other Options, Warrants or Rights. Other than as set forth in Section 3.4(a), there are no options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of Atom's authorized but unissued capital stock or any securities convertible into or exchangeable for any shares of Atom's capital stock or obligating Atom to grant, issue, extend, or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement, and there is no liability for dividends accrued but unpaid.

               (d) No Voting Arrangements or Registration Rights. Except as contemplated by this Agreement, there are no voting agreements, voting trusts or proxies applicable to any of Atom's outstanding capital stock or any Atom Options or to the conversion of any shares of Atom's capital stock in the Merger pursuant to any agreement or obligation to which Atom is a party or, to Atom's knowledge, pursuant to any other agreement or obligation. Atom is not under any obligation to register under the Securities Act any of its presently outstanding shares of stock or other securities or any stock or other securities that may be subsequently issued.

        3.5 No Conflict. Neither the execution and delivery of this Agreement nor any of the Atom Ancillary Agreements by Atom, nor the consummation of the Merger or the other transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under:
(a) any provision of the Articles of Incorporation or Bylaws of Atom as currently in effect; (b) any material federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Atom or any of its material assets or properties; or (c) any material instrument, agreement, contract, undertaking, understanding, letter of intent, memorandum of understanding or commitment (whether verbal or in writing) to which Atom is a party or by which Atom or any of its material assets or properties are bound. To Atom's knowledge, neither Atom's entering into this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement will give rise to, or trigger the application of, any rights of any third party that would come into effect upon the effectiveness of the Merger. The consummation of the Merger by Atom will not require the consent, release, waiver or approval of any third party (including the consent of any party required to be obtained in order to keep any agreement between such party and Atom in effect following the Merger or to provide that Atom is not in breach or violation of any such agreement following the Merger), other than the approval of this Agreement and the Merger by Atom Shareholders under the WBCA.

        3.6 Litigation. There is no action, suit, arbitration, mediation, proceeding, claim or investigation pending against Atom (or against any officer, director, employee or agent of Atom in their capacity as such or relating to their employment, services or relationship with Atom) before any Governmental Authority or arbitrator, nor, to Atom's knowledge, has any such action, suit, arbitration, mediation, proceeding, claim or investigation been threatened. There is no judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against Atom. To Atom's knowledge, there is no basis for any person to assert a claim against Atom based upon: (a) Atom's entering into this Agreement or any Atom Ancillary Agreement or consummating the Merger or the other transactions contemplated by this Agreement, any Atom Ancillary Agreement; or (b) a claim of ownership of, or options, warrants or other rights to acquire ownership of, any shares of the capital stock of Atom or any rights as an Atom shareholder, including any option, warrant or preemptive rights or rights to notice or to vote, other than for the rights of the Atom Shareholders with respect to the Atom Common Stock and Atom Preferred Stock shown as being owned by such persons on Schedule 3.4(a)-1 of the Atom Disclosure Letter and the rights of holders of Atom Options and Atom Warrants shown as being owned by such persons on Schedule 3.4(a)-2 of the Atom Disclosure Letter.

        3.7 Taxes.

               (a) Atom has timely filed all federal, state, local and foreign tax and information returns required to be filed by it, has timely paid all taxes required to be paid by it for which payment is due, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods or portions thereof prior to the Closing Date subsequent to the periods covered by its most recent applicable tax returns (which accrual or reserve as of the Balance Sheet Date (as defined in Section 3.8) is fully reflected on the Balance Sheet and in any more recent balance sheet of Atom provided by Atom to Shockwave on or before the Agreement Date), has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid or accruals or reserves so established. All such returns and reports are true, correct and complete, and Atom has provided Shockwave with true and correct copies of such returns and reports. Atom is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed against Atom or any of the officers, employees or agents of Atom in their capacity as such. Atom has not received any notification from the Internal Revenue Service or any other taxing authority regarding any material issues that: (i) are currently pending before the Internal Revenue Service or any other taxing authority (including but not limited to any sales or use tax authority) regarding Atom, or (ii) have been raised by the Internal Revenue Service or other taxing authority and not yet finally resolved. No tax return of Atom is under audit by the Internal Revenue Service or any state or local taxing agency or authority and any such past audits (if any) have been completed and fully resolved to the satisfaction of the applicable tax authority conducting such audit and all taxes determined by such audit to be due from Atom have been paid in full to the applicable taxing authorities. No tax liens are currently in effect against any assets of Atom other than liens which arise by operation of law for taxes not yet due and payable. There is not in effect any waiver by Atom of any statute of limitations with respect to any taxes; and Atom has not consented to extend the due date for which any tax may be assessed or collected by any taxing authority. Atom is not a "personal holding company" within the meaning of the Code. Atom has withheld with respect to each of its employees and independent contractors all taxes, including but not limited to federal and state income taxes, FICA, Medicare, FUTA and other taxes, required to be withheld, and paid such withheld amounts to the appropriate tax authority within the time prescribed by law. Since its inception, Atom has not been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder (the "REGULATIONS"), and Atom has filed, or at the Effective Time will file, with the Internal Revenue Service all statements, if any, which are required under Section 1.897-2(h) of the Regulations. Atom has not been distributed in a transaction qualifying under Section 355 of the Code within the last two years, nor has Atom distributed any corporation in a transaction qualifying under Section 355 of the Code within the last two years. Atom has not elected pursuant to the Code to be treated as an "S" corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code. Atom will not, as a result of any action taken prior to the Effective Time, have any adjustment under Section 481 of the Code for periods after the Effective Time.

               (b) For the purposes of this Section, the terms "TAX" and "TAXES" include all federal, state, local and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, property transfer, sales, use, employment, license, payroll, ad valorem, documentary, stamp, withholding, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, levies or assessments (whether payable directly or by withholding), and, with respect to any such taxes, any estimated tax, interest, fines and penalties or additions to tax and interest on such fines, penalties and additions to tax.

        3.8 Atom Financial Statements. Attached as Schedule 3.8 to the Atom Disclosure Letter are Atom's audited balance sheet as of December 31, 1999, its audited consolidated statements of operations, statements of cash flows and statements of changes in shareholders' equity for the year ended December 31, 1999, its unaudited balance sheet of Atom as of October 31, 2000, and its unaudited consolidated statements of operations, statements of cash flows and statements of changes in shareholders' equity for the ten-months ended October 31, 2000 (all such financial statements of Atom and any notes thereto are hereinafter collectively referred to as the "ATOM FINANCIAL STATEMENTS"). The Atom Financial Statements: (a) are derived from and are in accordance with the books and records of Atom, (b) fairly present the financial condition of Atom at the dates therein indicated and the results of operations for the periods therein specified, and (c) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods except for any absence of notes with respect to the unaudited Atom Financial Statements. Atom has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (a) those shown on Atom's unaudited balance sheet as of October 31, 2000 included in the Atom Financial Statements (the "BALANCE SHEET"), and (b) those that may have been incurred after October 31, 2000 the "BALANCE SHEET DATE") in the ordinary course of Atom's business consistent with its past practices, and that are not material in amount, either individually or collectively. All reserves established by Atom that are set forth in or reflected in the Balance Sheet are adequate. At the Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which are not adequately provided for in the Balance Sheet as required by said Statement No. 5. The Atom Financial Statements comply in all material respects with the American Institute of Certified Public Accountants' Statement of Position 97-2, as amended.

        3.9 Title to Properties. Atom has good and marketable title to all of its assets and properties (including those shown on the Balance Sheet), free and clear of all Encumbrances, other than liens for current taxes that are not yet due and payable and except for liens which in the aggregate do not secure more than $10,000 in liabilities. All machinery, vehicles, equipment and other tangible personal property owned or leased by Atom or used in its business are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Atom is a party are fully effective and afford Atom, as applicable, peaceful and undisturbed leasehold possession of the real or personal property that is the subject of the lease. To its knowledge, Atom is not in material violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has Atom received any notice of violation of law with which it has not complied. Atom does not own any real property. Schedule 3.9 to the Atom Disclosure Letter sets forth a complete and accurate list and a brief description of all personal property owned or leased by Atom with an individual value of $10,000 or greater.

        3.10 Absence of Certain Changes. Since the Balance Sheet Date, Atom has operated its business in the ordinary course consistent with its past practice, and since such date there has not been with respect to Atom any:

               (a) Material Adverse Change;

               (b) amendment or change in the Articles of Incorporation or Bylaws or other charter documents;

               (c) incurrence, creation or assumption by Atom of (i) any Encumbrance on any of the assets or properties of Atom, (ii) any obligation or liability or any indebtedness for borrowed money, or (iii) any contingent liability as a guarantor or surety with respect to the obligations of others;

               (d) grant or issuance of any options, warrants or other rights to acquire from Atom, directly or indirectly, except as described in Section 3.4(a), or any offer, issuance or sale by Atom of any debt or equity securities of Atom;

               (e) any acceleration or release of any vesting condition to the right to exercise any option, warrant or other right to purchase or otherwise acquire any shares of Atom's capital stock, or any acceleration or release of any right to repurchase shares of Atom's capital stock upon the shareholder's termination of employment or services with Atom or pursuant to any right of first refusal;

               (f) payment or discharge by Atom of any Encumbrance on any asset or property of Atom, or the payment or discharge of any liability of Atom, in each case that was not either shown on the Balance Sheet or incurred in the ordinary course of Atom's business after the

Balance Sheet Date in an amount not in excess of $10,000 for any single liability to a particular creditor;

               (g) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of Atom other than a license of any product or products of Atom made in the ordinary course of Atom's business consistent with its past practice;

               (h) damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or likely with the passage of time to have) a Material Adverse Effect on Atom;

               (i) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Atom, or any split, combination or recapitalization of the capital stock of Atom or any direct or indirect redemption, purchase or other acquisition of any capital stock of Atom or any change in any rights, preferences, privileges or restrictions of any outstanding security of Atom;

               (j) change or increase in the compensation payable or to become payable to any of the officers, directors, or employees of Atom, or in any bonus or pension, insurance or other benefit payment or arrangement (including stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents except in connection with normal employee salary or performance reviews or otherwise in the ordinary course of Atom's business consistent with its past practice and except as contemplated in this Agreement;

               (k) change with respect to the management, supervisory or other key personnel of Atom;

               (l) obligation or liability incurred by Atom to any of its officers, directors or shareholders, except for normal and customary compensation and expense allowances payable to officers in the ordinary course of Atom's business consistent with its past practice;

               (m) making by Atom of any loan, advance or capital contribution to, or any investment in, any officer, director or shareholder of Atom or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

               (n) entering into, amendment of, relinquishment, termination or non-renewal by Atom of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business consistent with its past practice; or any written or oral indication or assertion by the other party thereto of any material problems with Atom's services or performance under such contract, lease, transaction, commitment or other right or obligation or its desire to so amend, relinquish, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

               (o) material change in the manner in which Atom extends discounts, credits or warranties to customers or otherwise deals with its customers;

               (p) entering into by Atom of any transaction, contract or agreement that by its terms requires or contemplates a current and/or future financial commitment, expense (inclusive of overhead expense) or obligation on the part of Atom that involves in excess of $25,000 or that is not entered into in the ordinary course of Atom's business, or the conduct of any business or operations other than in the ordinary course of Atom's business consistent with its past practice; or

               (q) any license, transfer or grant of a right under any Atom IP Rights (as defined in Section 3.13), other than those licensed, transferred or granted in the ordinary course of Atom's business consistent with its past practices.

        3.11 Contracts, Commitments and Licenses; Permits. Schedule 3.11 to the Atom Disclosure Letter sets forth a list, indexed by lettered subsection, of each of the following written or oral contracts, agreements, leases, licenses, permits, assignments, mortgages, transactions, obligations, commitments or other instruments to which Atom is a party or to which Atom or any of its assets or properties is bound:

               (a) any contract or agreement providing for payments (whether fixed, contingent or otherwise) by or to Atom in an aggregate amount of $25,000 or more;

               (b) any dealer, distributor, OEM (Original Equipment Manufacturer), VAR (Value Added Reseller), sales representative or similar agreement under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product, service or technology of Atom;

               (c) any contract providing for the development or license of any software, content (including textual content and visual, cinematic, photographic or graphics content), technology or intellectual property for (or for the benefit or use of) Atom, or providing for the purchase or license of any software, content (including textual content and visual, cinematic, photographic or graphics content), technology or intellectual property to (or for the benefit or use of) Atom, which software, content, technology or intellectual property is used or incorporated in connection with any product, service or technology of Atom (other than software generally available to the public at a per copy license fee of less than $500 per copy);

               (d) any joint venture or partnership contract or other agreement which has involved, or is reasonably expected to involve, a sharing of profits, expenses or losses with any other party;

               (e) any contract or commitment for or relating to the employment of any officer, employee or consultant of Atom or any other type of contract or understanding with any officer, employee or consultant of Atom that is not immediately terminable by Atom without cost or other liability;

               (f) any agreement that contains a right or obligation of any affiliate, officer or director of Atom;

               (g) any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

               (h) any lease or other agreement under which Atom is lessee of or holds or operates any items of tangible personal property or real property owned by any third party;

               (i) any agreement that limits or restricts Atom from engaging in any aspect of its business; from participating or competing in any line of business or market; from freely setting prices for Atom's products, services or technologies (including but not limited to most favored customer pricing provisions); from engaging in any business in any market or geographic area; or from soliciting potential employees, consultants, contractors or other suppliers or customers;

               (j) any Atom IP Rights Agreement (as defined in Section 3.13);

               (k) any agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of Atom or any options, warrants or other rights to purchase or otherwise acquire any such shares of capital stock, other securities or options, warrants or other rights therefor, except for those agreements conforming to the standard agreement under the Atom Plan;

               (l) any consulting or similar agreement under which Atom provides any advice or services to a third party for an annual compensation to Atom of $25,000 per year or more;

               (m) any contract with or commitment to any labor union;

               (n) any contract or arrangement under which Atom has made any commitment to develop any new technology, to deliver any software currently under development or to enhance or customize any software; or which provides for the purchase, sale, license, transfer or encumbrance of Atom IP Rights (as defined in Section 3.13) of any kind;

               (o) any other agreement, contract, commitment or instrument that is material to the business of Atom or that involves a future commitment by Atom in excess of $25,000;

               (p) any agreement that confers on a third party a right of first refusal or right of first offer on the sale or transfer of any material properties or assets of Atom; and

               (q) any Governmental Permit (as defined in Section 3.14(c)).

        A true and complete copy of each agreement or document, including all amendments or supplements thereto, required by these subsections (a) through (p) of this Section to be listed on Schedule 3.11 to the Atom Disclosure Letter (such agreements and documents being hereinafter collectively referred to as the "ATOM MATERIAL AGREEMENTS") and a copy of each Governmental Permit required by subsection (q) of this Section to be listed on Schedule 3.11 to the Atom Disclosure Letter has been delivered to Shockwave's legal counsel or made available in the due diligence data room to Shockwave's legal counsel.

        3.12 No Default; No Consent Required; No Restrictions. Atom is not in breach or default under any Atom Material Agreement. Atom has no material liability for renegotiation of government contracts or subcontracts, if any. Except as set forth in Schedule 3.12 to the Atom Disclosure Letter, no consent, notice or approval of any third party is required to ensure that, following the Effective Time, any Atom Material Agreement will continue to be in full force and effect without any breach or violation thereof caused by virtue of the Merger or by any other transaction called for by this Agreement or any Atom Ancillary Agreement. Atom is not a party to, and no asset or property of Atom is bound or affected by, any judgment, injunction, order, decree, contract, covenant or agreement (noncompete or otherwise) that restricts or prohibits, purports to restrict or prohibit, Atom or, following the Effective Time, Shockwave, from freely engaging in any business now conducted or contemplated by Atom or from competing anywhere in the world (including any contracts, covenants or agreements restricting the geographic area in which Atom may sell, license, market, distribute or support any products or technology or provide services; or restricting the markets, customers or industries that Atom may address in operating its business; or restricting the prices which Atom may charge for its products or technology or services), or includes any grants by Atom of exclusive rights or licenses. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (a) result in a violation or breach of any of the provisions of any Atom Material Agreement, or (b) to Atom's knowledge, give any third party
(i) the right to declare a default or exercise any remedy under any Atom Material Agreement, (ii) the right to a rebate, chargeback, penalty or change in delivery schedule under any Atom Material Agreement, (iii) the right to accelerate the maturity or performance of any obligation of Atom under any Atom Material Agreement, or (iv) the right to cancel, terminate or modify any Atom Material Agreement, except in each such case for such defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on Atom. Atom has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Atom Material Agreement.

        3.13 Intellectual Property.

               (a) To Atom's knowledge, Atom owns, or has the valid right or license to use, possess, sell, license, copy, distribute, market, advertise and/or dispose of all Intellectual Property (as defined below) to the extent necessary or required for the conduct of the business of Atom as presently conducted and as presently proposed to be conducted by Atom (such Intellectual Property being hereinafter collectively referred to as the "ATOM IP RIGHTS"), and such rights to use, possess, sell, license, copy, distribute, market, advertise and/or dispose of are sufficient for such conduct of such business. As used herein, the term "INTELLECTUAL PROPERTY" means, collectively, all worldwide industrial and intellectual property rights, including patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, service marks, service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, mask work rights, mask work registrations and applications therefor, franchises, licenses, inventions, trade secrets, know-how, customer lists, supplier lists, proprietary processes and formulae, software source code and object code, algorithms, net lists, architectures, structures, screen displays, photographs, images, layouts, inventions, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format) and all documentation and media constituting, describing or relating to the foregoing, including manuals, programmers' notes, memoranda and records.

               (b) Neither the execution, delivery and performance of this Agreement nor the consummation of the Merger and the other transactions contemplated by this Agreement will: (a) constitute a material breach of or default under any instrument, contract, license or other agreement governing any Atom IP Right to which Atom is a party (collectively, the "ATOM IP RIGHTS AGREEMENTS"); (b) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Atom IP Right; or (c) materially impair the right of Atom or Shockwave as the Surviving Corporation to use, possess, sell or license any Atom IP Right or portion thereof.

               (c) To Atom's knowledge, Atom has ownership or license rights necessary in order to manufacture, market, license, sell or furnish, or for the intended use of, any product or service currently licensed, utilized, sold, provided or furnished by Atom or currently under development by Atom; and, to Atom's knowledge, there is no pending or threatened, claim or litigation contesting the validity, ownership or right of Atom to use, possess, sell, market, advertise, license or dispose of any Atom IP Right nor, to the knowledge of Atom, is there any basis for any such claim, nor has Atom received any notice asserting that any Atom IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of Atom, is there any basis for any such assertion.

               (d) To Atom's knowledge, no current or former employee, consultant or independent contractor of Atom: (i) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, noncompetition agreement or any other contract or agreement with any other party, in each case where the subject of which is Intellectual Property, by virtue of such employee's, consultant's, or independent contractor's being employed by, or performing services for, Atom or using trade secrets or proprietary information of others without permission; or (ii) has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for Atom that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work or any Intellectual Property related thereto. To Atom's knowledge, the employment of any employee of Atom or the use by Atom of the services of any consultant or independent contractor does not subject Atom to any liability to any third party.

               (e) Other than agreements listed in Schedule 3.13(e) to the Atom Disclosure Letter, there are no and will be no royalties, honoraria, fees or other payments payable by Atom to any third person (other than salaries payable to employees and amounts payable to independent contractors not contingent on or related to use of their work product) pursuant to agreements in effect as of the Effective Time by reason of the ownership, use, possession, license, copying, modifying, making derivative works of, sale, marketing, advertising and/or disposition of any Atom IP Rights by Atom before or after the Closing Date, and none will become payable as a result of the consummation of the Merger or the other transactions contemplated by this Agreement.

               (f) Atom has taken all commercially reasonably and appropriate steps to protect, preserve and maintain the secrecy and confidentiality of the Atom IP Rights constituting reasonably protectible trade secrets and all Atom's ownership interests and proprietary rights therein. All officers, employees and consultants of Atom have executed and delivered to Atom an agreement regarding the protection of such proprietary information and the assignment of inventions to Atom; and copies of all such agreements have been delivered to Shockwave's counsel. Atom has secured valid written assignments from all consultants, contractors and employees who were involved in, or who contributed to, the creation or development of any Atom IP Rights, of the rights to such contributions that may be owned by such persons or that Atom does not already own by operation of law. No current or former employee, officer, director, consultant or independent contractor of Atom has any right, license, claim or interest whatsoever in or with respect to any Atom IP Rights.

               (g) With respect to Atom IP Rights, Schedule 3.13(g) to the Atom Disclosure Letter contains a true and complete list of (i) all worldwide registrations made by or on behalf of Atom of any patents, copyrights, mask works, trademarks, service marks, Internet domain names or Internet or World Wide Web URLs or addresses with any governmental or quasi-governmental authority; (ii) all applications, registrations, filings and other formal written governmental actions made or taken pursuant to federal, state and foreign laws by Atom to secure, perfect or protect its interest in Atom IP Rights, including all patent applications, copyright applications, and applications for registration of trademarks and service marks, (iii) all unregistered copyrights, trademarks and service marks owned by Atom used in connection with the business of Atom as presently conducted or contemplated. To Atom's knowledge, all patents, and all registered trademarks, service marks, Internet domain names, Internet or World Wide Web URLs or addresses and copyrights held by Atom are valid, enforceable and subsisting in all jurisdictions in which Atom does business or markets its products and services (including short films, animations and other media listed in Section 3.13(l)) or Atom's distributors do business or market Atom products or services under trademarks or service marks used by Atom in its own marketing activities. To Atom's knowledge, Atom owns all right, title and interest in and to all such Atom IP Rights free and clear of all security interests, liens, pledges, mortgages, assignments, claims, licenses, restrictions and encumbrances (other than licenses and rights listed in Schedule 3.13(h)).

               (h) Schedule 3.13(h) to the Atom Disclosure Letter contains a true and complete list of (i) all licenses, sublicenses and other agreements as to which Atom is a party and pursuant to which any person or entity is authorized to use any Atom IP Rights, and (ii) all licenses, sublicenses and other agreements as to which Atom is a party and pursuant to which Atom is authorized to use any third party patents, trademarks, Internet domain names, Internet or World Wide Web URLs or addresses, or copyrights, including but not limited to software ("THIRD PARTY IP RIGHTS") that would be infringed by, or are incorporated in, or form a part of, any Atom product or service currently or previously contemplated to be sold, licensed, distributed, provided or marketed by Atom.

               (i) Atom owns or has valid licenses to (i) the source code and object code for its existing website infrastructure (the "SOFTWARE"), and (ii) all commentary, explanations, specifications, documentation, proprietary information, test programs and program specifications, compiler and assembler descriptions of proprietary or third party system utilities, and descriptions of system/program generation and programs not owned by Atom but required for use or support, relating to the Software that are reasonably necessary for Shockwave to maintain and enhance the Software.

               (j) To Atom's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Atom IP Rights by any third party, including any employee or former employee of Atom. Atom has not agreed to indemnify any person for any infringement of any Intellectual Property of any third party by any product or service that has been sold, licensed, leased, supplied, marketed, distributed, or provided by Atom.

               (k) To Atom's knowledge, all software developed by Atom and licensed by Atom to customers and all other products manufactured, sold, licensed, leased or delivered by Atom to customers and all services provided by Atom to customers on or prior to the Closing Date conform in all material respects to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers and Atom has no material liability (and, to Atom's knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Atom giving rise to any liability relating to the foregoing contracts that could have a Material Adverse Effect on Atom) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Balance Sheet.

               (l) Schedule 3.13(l) of the Atom Disclosure Letter lists all short films, animations and other digital media that have been licensed, syndicated or otherwise distributed by Atom during the twelve-month period preceding the Agreement Date. Except as otherwise set forth in Schedule 3.13(l) of the Atom Disclosure Letter, to Atom's knowledge, Atom owns or possesses all necessary rights to produce and display such short films, animations and other digital media on its website or available by Atom for syndication. Except pursuant to a license, Atom is not using in any of the short films, animations and other digital media listed in Section 3.13(l) of the Atom Disclosure Letter any works or inventions made by any current or former employee, consultant or independent contractor of Atom, which the current or former employee, consultant or independent contractor has excluded from his or her assignment of inventions pursuant to such employee, consultant or contractor's proprietary information and inventions agreement, or which were made outside the course or scope of such employee's employment or consultant's or contractor's engagement by Atom.

               (m) No government funding; facilities of a university, college, other educational institution or research center; or funding from third parties (other than funds received in consideration for capital stock of Atom) was used in the development of the computer software programs or applications owned by Atom. No current or former employee, consultant or independent contractor of Atom has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Atom.

        3.14 Compliance with Laws.

               (a) Atom has materially complied, and is now and at the Closing Date will be in material compliance with, all applicable federal, state, local or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees, applicable to it or to its assets, properties, and business (and any regulations promulgated thereunder) (collectively, "APPLICABLE LAW"). Atom holds all material licenses and Governmental Permits that are necessary and/or legally required to be held by it to conduct its business as presently conducted.

               (b) All materials and products distributed or marketed by Atom have at all times made all disclosures to users or customers required by Applicable Law and none of such disclosures made or contained in any such materials have been materially inaccurate, misleading or deceptive.

               (c) Atom holds all material permits, licenses and approvals from, and has made all material filings with, government (and quasi-governmental) agencies and authorities, that are necessary for Atom to conduct its present business without any violation of Applicable Law ("GOVERNMENTAL PERMITS") and all such Governmental Permits are in full force and effect. Atom has not received any notice or other communication from any Governmental Authority regarding (i) any actual or possible violation of law or any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit.

               (d) Neither Atom nor any director or officer or Atom, or, to Atom's knowledge, any agent or employee of Atom has, for or on behalf of Atom,
(a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other payment in violation of Applicable Law.

               (e) None of the officers or directors of Atom or, to Atom's knowledge, employees or shareholders of Atom, nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with, Atom (except with respect to any interest in less than 1% of the stock of any corporation whose stock is publicly traded). None of said officers or directors or, to Atom's knowledge, employees or shareholders or any member of their immediate families, is a party to, or otherwise directly or indirectly interested in, any contract or informal arrangement with Atom, except for normal compensation for services as an officer, director or employee thereof that have been disclosed to Shockwave and except for agreements related to the purchase of the stock of Atom by such persons. None of said officers or directors or, to Atom's knowledge, employees, shareholders or family members has any interest in any property, real or personal, tangible or intangible (including but not limited to any Atom IP Rights or any other Intellectual Property) that is used in, or that pertains to, the business of Atom, except for the normal rights of a shareholder.

        3.15 Employees, ERISA and Other Compliance.

               (a) Atom is in material compliance in all respects with all applicable laws, agreements and contracts relating to employment, employment practices, immigration, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, and has correctly classified employees as exempt employees and non-exempt employees under the Fair Labor Standards Act. A list of all employees, officers and consultants of Atom and their current title and/or job description and compensation is set forth on
Schedule 3.15(a) to Atom Disclosure Letter. Atom does not have any employment contracts or consulting agreements currently in effect that are not terminable at will without penalty or payment of compensation by Atom (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

               (b) Atom (i) is not now, nor has ever been, subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, or (iv) has no current labor disputes. Atom has good labor relations, and has no knowledge of any facts indicating that the consummation of the Merger or the other transactions contemplated by this Agreement will have a material adverse effect on such labor relations, and has no knowledge that any of its key employees intends to leave their employ. All of the employees of Atom are legally permitted to be employed by Atom in the jurisdictions in which they are employed in their current job capacities.

               (c) Atom has no pension plan which constitutes, or has since the enactment of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") constituted, and has never been required to contribute to, a "multiemployer plan" as defined in Section 3(37) of ERISA. No pension plan of Atom is subject to Title IV of ERISA.

               (d) (i) Schedule 3.15(d) to the Atom Disclosure Letter lists each employment, severance or other similar contract, arrangement or policy, each "employee benefit plan" as defined in Section 3(3) of ERISA and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which is entered into, maintained or contributed to by Atom and covers any employee or former employee of Atom. Such contracts, plans and arrangements as are described in this Section 3.15(d) are hereinafter collectively referred to as "ATOM BENEFIT ARRANGEMENTS."

                      (ii) Each Atom Benefit Arrangement has been maintained in compliance in all respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Atom Benefit Arrangement and, unless otherwise indicated in Schedule 3.15.4 to the Atom Disclosure Letter, each such Atom Benefit Arrangement that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter that such plan satisfied the requirements of the Tax Reform Act of 1986 (a copy of which letter(s) have been delivered to Shockwave and its counsel), or Atom has time remaining in which to apply for such favorable determination letter within the remedial amendment period under Section 401(b) of the Code and the Regulations, or Atom may rely on an opinion letter from the Internal Revenue Service with respect to a standardized prototype plan adopted in accordance with the requirements for such reliance.

                      (iii) Atom has delivered to Shockwave or its counsel a complete and correct copy and description of each Atom Benefit Arrangement.

                      (iv) Atom has timely filed and delivered to Shockwave and its counsel the most recent annual report (Form 5500) for each Atom Benefit Arrangement that is an "employee benefit plan" as defined under ERISA.

                      (v) Atom has not ever been a participant in any "prohibited transaction," within the meaning of Section 406 of ERISA, with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which Atom sponsors as employer or in which Atom participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code.

                      (vi) All contributions due from Atom with respect to any Atom Benefit Arrangements have been made or have been accrued on the Atom Financial Statements (including the Atom Financial Statements), and no further contributions will be due or will have accrued thereunder as of the Closing Date.

                      (vii) All individuals who, pursuant to the terms of any Atom Benefit Arrangement, are entitled to participate in any such Atom Benefit Arrangement, are currently participating in such Atom Benefit Arrangement or have been offered an opportunity to do so.

                      (viii) Atom will have no liability to any employee or to any organization or any other entity as a result of the termination of any employee leasing arrangement.

                      (xi) Except as set forth in Schedule 3.15(d), no Atom Benefit Arrangement will be subject to any surrender fees or service fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans. Except as disclosed in Schedule 3.15(d), no employee of Atom and no person subject to any Atom health plan has made medical claims through such health plan during the twelve months preceding the Agreement Date for more than $20,000 in the aggregate.

               (e) There has been no amendment to, written interpretation or announcement (whether or not written) by Atom relating to, or change in employee participation or coverage under, any Atom Benefit Arrangement that would increase materially the expense of maintaining such Atom Benefit Arrangement above the level of the expense incurred in respect thereof during the calendar year 1999.

               (f) The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of Atom are in compliance, in all respects, with the continuation coverage requirements of Section 4980B of the Code as such requirements affect Atom and its employees. As of the Closing Date, there will be no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of Atom Benefit Arrangements, covered employees, or qualified beneficiaries that could result in a Material Adverse Effect on Atom, or in a Material Adverse Effect on Shockwave after the Effective Time.

               (g) Unless otherwise indicated in Schedule 3.15(g) to the Atom Disclosure Letter, no benefit payable or which may become payable by Atom pursuant to any Atom Benefit Arrangement or as a result of or arising under this Agreement or the other transactions contemplated by this Agreement will constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code. Unless otherwise indicated in Schedule 3.15(g) to the Atom Disclosure Letter, Atom is not a party to any: (i) agreement with any employee or service provider of Atom (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Atom in the nature of the Merger or the other transactions contemplated by this Agreement or any Atom Ancillary Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such person regardless of the reason for such termination of employment; or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of the Merger or the other transactions contemplated by this Agreement.

               (h) Except as disclosed in Schedule 3.15(h), each Atom Option was granted with an exercise price per share equal to the fair market value of the underlying shares covered by such option, as determined by Atom's Board of Directors after giving due consideration to the advice of its counsel and accountants as to possible compensation charge issues, on the date of grant. All Atom Options granted as incentive stock options met the requirements of Section 422 of the Code on the date of grant. All Atom Options granted to individuals who are not identified as independent contractors may properly be accounted for under Accounting Principles Board Opinion No. 25 and related Accounting Principles Board amendments and interpretations.

               (i) Attached as Schedule 3.15(i) are complete and correct copies of all policies of Atom relating to sales or commissions.

               (j) Attached as Schedule 3.15(j) is a list as of the Agreement Date of all outstanding liabilities of Atom for commissions or other payments to Atom's employees or consultants.

               (k) Attached as Schedule 3.15(k) is a list of "executive officers," as referenced in Section 11(c)(i) of the Atom Plan.

        3.16 Corporate Documents. Atom has made available to Shockwave or its legal counsel for examination all documents and information listed in the Atom Disclosure Letter or in any schedule thereto or in any other exhibit or schedule called for by this Agreement which have been requested by Shockwave or its legal counsel, including the following: (a) copies of Atom's Articles of Incorporation and Bylaws as currently in effect; (b) Atom's minute book containing all records of all proceedings, consents, actions, and meetings of Atom Shareholders, Board of Directors and any committees thereof; (c) Atom's stock ledger, option ledger, and warrant ledger and journal reflecting all stock issuances and transfers, and all grants of options and warrants to purchase Atom capital stock and other Atom securities; and (d) all permits, orders, and consents issued by, and filings by Atom with, any regulatory agency with respect to Atom, or any securities of Atom, and all applications for such permits, orders, and consents.

        3.17 No Brokers. Other than the fees and expenses of Morgan Stanley & Co. ("MORGAN STANLEY") pursuant to the engagement letter dated May 30, 2000 (the "ENGAGEMENT LETTER") between Atom and Morgan Stanley, a copy of which has been delivered to Shockwave or its legal counsel, neither Atom nor any affiliate of Atom is obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement.

        3.18 Books and Records.

               (a) The books, records and accounts of Atom (i) are in all material respects true, complete and correct, (ii) have been maintained in accordance with good business practices on a basis consistent with prior years,
(iii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Atom, and (iv) accurately and fairly reflect the basis for the Atom Financial Statements.

               (b) Atom has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and
(B) to maintain accountability for assets; and (iii) the amount recorded for assets on the books and records of Atom is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        3.19 Insurance. Since its organization, Atom has maintained, and now maintains, policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar in type and size to those of Atom, including all legally required workers' compensation insurance and errors and omissions, casualty, fire and general liability insurance. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and Atom is otherwise in compliance with the terms of such policies and bonds. Atom has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. All policies of insurance now held by Atom are set forth in
Schedule 3.19 to Atom Disclosure Letter, together with the name of the insurer under each policy, the type of policy, the policy coverage amount and any applicable deductible.

        3.20 Environmental Matters.

               (a) Atom is in material compliance with all applicable Environmental Laws (as defined below), which compliance includes the possession by Atom of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Atom has not received any notice or other communication (in writing or otherwise), whether from a governmental body, citizens groups, employee or otherwise, that alleges that Atom is not in compliance with any Environmental Law, and to Atom's knowledge, there are no circumstances that may prevent or interfere with the compliance by Atom with any current Environmental Law in the future. To Atom's knowledge, no current or prior owner of any property leased or possessed by Atom has received any notice or other communication (in writing or otherwise), whether from a government body, citizens group, employee or otherwise, that alleges that such current or prior owner or Atom is not in compliance with any Environmental Law. All governmental authorizations currently held by Atom pursuant to any Environmental Law (if any) are identified in
Schedule 3.20 of Atom Disclosure Letter.

               (b) For purposes of this Agreement: (a) "ENVIRONMENTAL LAW" means any federal, state or local statute, law regulation or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (b) "MATERIAL OF ENVIRONMENTAL



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
CONCERN" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law or that is otherwise a danger to health, reproduction or the environment.

        3.21 Accounts Receivable. The receivables shown on the Balance Sheet on the Balance Sheet Date arose in the ordinary course of business, consistent with past practice, and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts provided for in the balance sheet of Atom on the Balance Sheet Date. Allowances for doubtful accounts and warranty returns are adequate and have been prepared in accordance with GAAP consistently applied and in accordance with the past practices of Atom. The receivables of Atom arising after the Balance Sheet Date and prior to the Closing Date arose or will arise in the ordinary course of business, consistent with past practice, and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts determined in accordance with the past practices of Atom. To the knowledge of Atom, none of its receivables is subject to any material claim of offset, recoupment, setoff or counter-claim and it has no knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No material amount of receivables are contingent upon the performance by Atom of any obligation or contract other than normal warranty repair and replacement. No person has any Encumbrance on any of such receivables and no agreement for deduction or discount has been made with respect to any of such receivables. Schedule 3.21 sets forth an aging of accounts receivable of Atom in the aggregate and by customer, and indicates the amounts of allowances for doubtful accounts.

        3.22 Board Actions. The Board of Directors of Atom has unanimously (a) approved this Agreement, the Merger and all the agreements, transactions and actions contemplated hereby, (b) determined that the Merger is in the best interests of the Atom Shareholders and is on terms that are fair to such shareholders, and has recommended the Merger to the Atom Shareholders, and (c) submitted this Agreement, the Merger and the transactions and agreements contemplated by this Agreement to the vote and approval of Atom Shareholders.

        3.23 Shareholder Approval. Concurrently with the execution of this Agreement, Atom Shareholders holding at least a majority of the outstanding shares of (a) Atom Common Stock and Atom Preferred Stock, (b) Atom Common Stock,
(c) Atom Preferred Stock, (d) Atom Series A Preferred Stock, (e) Atom Series B Preferred Stock, and (f) Atom Series C Preferred Stock have executed and delivered to Shockwave binding Voting Agreements and irrevocable proxies agreeing to vote for approval of this Agreement, the Merger, the Restated Articles of Incorporation and the other transactions contemplated by this Agreement.

        3.24 No Existing Discussions. Neither Atom nor any director, officer, employee or agent of Atom or, to Atom's knowledge, any Atom Shareholder, is engaged, directly or indirectly, in any discussions or negotiations with any third party relating to any Alternative Transaction (as defined in Section 5.7).

        3.25 Disclosure. Neither this Agreement, its exhibits and schedules and the Atom Disclosure Letter, nor any Atom Ancillary Agreements delivered by Atom to Shockwave under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

        3.26 Tax Matters. Atom has not taken or agreed to take any action, nor does Atom have knowledge of any fact or circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF SHOCKWAVE

        Shockwave hereby represents and warrants to Atom that, except as set forth in the letter addressed to Atom from Shockwave and dated as of the Agreement Date which has been delivered by Shockwave to Atom concurrently herewith (the "SHOCKWAVE DISCLOSURE LETTER"), each of the following representations, warranties and statements contained in the following Sections of this Article 4 are true and correct as of the Agreement Date and will be true and correct on and as of the Closing Date. For all purposes of this Agreement, the statements contained in the Shockwave Disclosure Letter will also be deemed to be representations and warranties made and given by Shockwave under Article 4.

        4.1 Organization, Good Standing and Qualification. Shockwave is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Shockwave has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities make such qualification necessary, except in such jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on Shockwave. Shockwave is not in violation of its Certificate of Incorporation.

        4.2 Subsidiaries. Except as set forth on Schedule 4.2 to the Shockwave Disclosure Letter, Shockwave has no Subsidiaries or any equity interest, direct or indirect, in or loans to, any corporation, partnership, joint venture, limited liability company or other business entity.

        4.3 Power, Authorization and Validity.

               (a) Power and Authority. Subject to the Shockwave Required Approvals, Shockwave has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under, this Agreement and all Shockwave Ancillary Agreements and to consummate the Merger and the other transactions contemplated by this Agreement. The Merger and the execution, delivery and performance by Shockwave of this Agreement and each of the Shockwave Ancillary Agreements have been duly and validly approved and authorized by Shockwave's Board of Directors.

               (b) No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, or any other person or entity, governmental or otherwise is necessary or required to be made or obtained by Shockwave to enable Shockwave to lawfully execute and deliver, enter into, and to perform its obligations under, this Agreement and each of the Shockwave Ancillary Agreements, or to consummate the Merger and the other transactions contemplated by this Agreement, except for (i) the filing of the Articles of Merger with the Washington Secretary of State; (ii) the filing of the Certificate of Merger with the Delaware Secretary of State; and (iii) such filings and notifications as may be required to be made by Macromedia in connection with the Merger under the HSR Act, and the expiration of applicable waiting periods under the HSR Act.

               (c) Enforceability. This Agreement has been validly executed and delivered by Shockwave. This Agreement and each of the Shockwave Ancillary Agreements are, or when executed by Shockwave will be, valid and binding obligations of Shockwave, enforceable against Shockwave in accordance with their respective terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

        4.4 Capitalization of Shockwave.

               (a) Outstanding Securities. The authorized capital stock of Shockwave consists entirely of 160,000,000 shares of Shockwave Common Stock, of which a total of 9,091,166 shares are issued and outstanding; 56,381,500 shares of Shockwave Preferred Stock, 34,581,500 shares of which have been designated Series A Preferred Stock, of which 34,581,500 shares are issued and outstanding; and 21,800,000 shares of which have been designated Series B Preferred Stock, of which 20,080,500 shares are issued and outstanding. An aggregate of 17,400,500 shares of Shockwave Common Stock are reserved and authorized for issuance pursuant to the Shockwave 1999 Equity Incentive Plan, of which options to purchase a total of 5,441,179 shares of Shockwave Common Stock are outstanding. Warrants to purchase 2,773,138 shares of Shockwave Common Stock are outstanding.

               (b) Valid Issuance. As of the Closing Date, there will have been no change in the authorized or outstanding capital stock of Shockwave as represented in Section 3.4(a), other than as contemplated by this Agreement. All issued and outstanding shares of Shockwave Common Stock and Shockwave Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any preemptive right, right of first refusal, right of first offer or right of rescission, and have been offered, issued, sold and delivered by Shockwave in compliance with (i) all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws and, to the knowledge of Shockwave, other applicable Legal Requirements and (ii) all requirements set forth in applicable agreements or instruments. All shares of Shockwave Common Stock subject to issuance under options and warrants to purchase Shockwave Common Stock, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding options and warrants to purchase Shockwave Common Stock have been issued and granted in compliance with (i) all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws and, to the knowledge of Shockwave, other applicable Legal Requirements and
(ii) all requirements set forth in applicable agreements or instruments.

               (c) No Other Options, Warrants or Rights. Other than as set forth in Section 4.4(a), there are no options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of Shockwave's authorized but unissued capital stock or any securities convertible into or exchangeable for any shares of Shockwave's capital stock or obligating Shockwave to grant, issue, extend, or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement, and there is no liability for dividends accrued but unpaid.

               (d) No Voting Arrangements or Registration Rights. Except as contemplated by this Agreement, there are no voting agreements, voting trusts or proxies applicable to any of Shockwave's outstanding capital stock or any options to purchase shares of Shockwave Common Stock or to the conversion of any shares of Shockwave's capital stock pursuant to any agreement or obligation to which Shockwave is a party or, to Shockwave's knowledge, pursuant to any other agreement or obligation. Shockwave is not under any obligation to register under the Securities Act any of its presently outstanding shares of stock or other securities or any stock or other securities that may be subsequently issued.

        4.5 No Conflict. Neither the execution and delivery of this Agreement nor any of the Shockwave Ancillary Agreements by Shockwave, nor the consummation of the Merger or the other transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under:
(a) any provision of the Certificate of Incorporation or Bylaws of Shockwave as currently in effect; (b) any material federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Shockwave or any of its material assets or properties; or (c) any material instrument, agreement, contract, undertaking, understanding, letter of intent, memorandum of understanding or commitment (whether verbal or in writing) to which Shockwave is a party or by which Shockwave or any of its material assets or properties are bound.

        4.6 Litigation. There is no action, suit, arbitration, mediation, proceeding, claim or investigation pending against Shockwave (or against any officer, director, employee or agent of Shockwave in their capacity as such or relating to their employment, services or relationship with Shockwave) before any Governmental Authority or arbitrator, nor, to Shockwave's knowledge, has any such action, suit, arbitration, mediation, proceeding, claim or investigation been threatened. There is no judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against Shockwave. To Shockwave's knowledge, there is no basis for any person to assert a claim against Shockwave based upon: (a) Shockwave's entering into this Agreement or any Shockwave Ancillary Agreement or consummating the Merger or the other transactions contemplated by this Agreement, any Shockwave Ancillary Agreement; or (b) a claim of ownership of, or options, warrants or other rights to acquire ownership of, any shares of the capital stock of Shockwave or any rights as an Shockwave shareholder, including any option, warrant or preemptive rights or rights to notice or to vote, other than for the rights of the Shockwave Shareholders with respect to the Shockwave Common Stock and Shockwave Preferred Stock and the rights of holders of options and warrants to purchase Shockwave Common Stock.

        4.7 Taxes. Shockwave has timely filed all federal, state, local and foreign tax and information returns required to be filed by it, has timely paid all taxes required to be paid by it for which payment is due, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods or portions thereof prior to the Closing Date subsequent to the periods covered by its most recent applicable tax returns (which accrual or reserve as of the Shockwave Balance Sheet Date (as defined in Section 4.8) is fully reflected on the Shockwave Balance Sheet and in any more recent balance sheet of Shockwave provided by Shockwave to Shockwave on or before the Agreement
Date), has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid or accruals or reserves so established. All such returns and reports are true, correct and complete, and Shockwave has provided Shockwave with true and correct copies of such returns and reports. Shockwave is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed against Shockwave or any of the officers, employees or agents of Shockwave in their capacity as such. Shockwave has not received any notification from the Internal Revenue Service or any other taxing authority regarding any material issues that: (i) are currently pending before the Internal Revenue Service or any other taxing authority (including but not limited to any sales or use tax authority) regarding Shockwave, or (ii) have been raised by the Internal Revenue Service or other taxing authority and not yet finally resolved. No tax return of Shockwave is under audit by the Internal Revenue Service or any state or local taxing agency or authority and any such past audits (if any) have been completed and fully resolved to the satisfaction of the applicable tax authority conducting such audit and all taxes determined by such audit to be due from Shockwave have been paid in full to the applicable taxing authorities. No tax liens are currently in effect against any assets of Shockwave other than liens which arise by operation of law for taxes not yet due and payable. There is not in effect any waiver by Shockwave of any statute of limitations with respect to any taxes; and Shockwave has not consented to extend the due date for which any tax may be assessed or collected by any taxing authority. Shockwave is not a "personal holding company" within the meaning of the Code. Shockwave has withheld with respect to each of its employees and independent contractors all taxes, including but not limited to federal and state income taxes, FICA, Medicare, FUTA and other taxes, required to be withheld, and paid such withheld amounts to the appropriate tax authority within the time prescribed by law. Since its inception, Shockwave has not been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code, and in Section 1.897-2(b) of the Regulations, and Shockwave has filed, or at the Effective Time will file, with the Internal Revenue Service all statements, if any, which are required under Section 1.897-2(h) of the Regulations. Shockwave has not been distributed in a transaction qualifying under Section 355 of the Code within the last two years, nor has Shockwave distributed any corporation in a transaction qualifying under
Section 355 of the Code within the last two years. Shockwave has not elected pursuant to the

Code to be treated as an "S" corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code. Shockwave will not, as a result of any action taken prior to the Effective Time, have any adjustment under Section 481 of the Code for periods after the Effective Time.

        4.8 Shockwave Financial Statements. Attached as Schedule 4.8 to the Shockwave Disclosure Letter are Shockwave's audited balance sheet as of March 31, 2000, its unaudited consolidated statements of operations, statements of cash flows and statements of changes in shareholders' equity for the year ended March 31, 2000, its unaudited balance sheet of Shockwave as of October 31, 2000, and its unaudited consolidated statements of operations, statements of cash flows and statements of changes in shareholders' equity for the seven-months ended October 31, 2000 (all such financial statements of Shockwave and any notes thereto are hereinafter collectively referred to as the "SHOCKWAVE FINANCIAL STATEMENTS"). The Shockwave Financial Statements: (a) are derived from and are in accordance with the books and records of Shockwave, (b) fairly present the financial condition of Shockwave at the dates therein indicated and the results of operations for the periods therein specified, and (c) have been prepared in accordance with United States GAAP applied on a basis consistent with prior periods except for any absence of notes with respect to the unaudited Shockwave Financial Statements. Shockwave has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (a) those shown on Shockwave's unaudited balance sheet as of October 31, 2000 included in the Shockwave Financial Statements (the "SHOCKWAVE BALANCE SHEET"), and (b) those that may have been incurred after October 31, 2000 (the "SHOCKWAVE BALANCE SHEET DATE") in the ordinary course of Shockwave's business consistent with its past practices, and that are not material in amount, either individually or collectively. All reserves established by Shockwave that are set forth in or reflected in the Shockwave Balance Sheet are adequate. At the Shockwave Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which are not adequately provided for in the Shockwave Balance Sheet as required by said Statement No. 5. The Shockwave Financial Statements comply in all material respects with the American Institute of Certified Public Accountants' Statement of Position 97-2. For purposes of this Section 4.8 only, references to "material" means the amount of $200,000 or more.

        4.9 Absence of Certain Changes. Since the Shockwave Balance Sheet Date, there has not been with respect to Shockwave any:

               (a) Material Adverse Change;

               (b) amendment or change in the Certificate of Incorporation or Bylaws or other charter documents;

               (c) damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or likely with the passage of time to have) a Material Adverse Effect on Shockwave;

               (d) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Shockwave, or any split, combination or recapitalization of the capital stock of Shockwave or any direct or indirect redemption, purchase or other acquisition of any capital stock of Shockwave or any change in any rights, preferences, privileges or restrictions of any outstanding security of Shockwave;

               (e) grant or issuance of any options, warrants or other rights to acquire from Shockwave, directly or indirectly, except as described in Section 4.4(a), or any offer, issuance or sale by Shockwave of any debt or equity securities of Shockwave;

               (f) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of Shockwave other than a license of any product or products of Shockwave made in the ordinary course of Shockwave's business consistent with its past practice;

               (g) obligation or liability incurred by Shockwave to any of its officers, directors or shareholders, except for normal and customary compensation and expense allowances payable to officers in the ordinary course of Shockwave's business consistent with its past practice; or

               (h) making by Shockwave of any loan, advance or capital contribution to, or any investment in, any officer, director or shareholder of Shockwave or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment.

        4.10 Contracts, Commitments and Licenses; Permits. Schedule 4.10 to the Shockwave Disclosure Letter sets forth a list, indexed by lettered subsection, of each of the following written or oral contracts, agreements, leases, licenses, permits, assignments, mortgages, transactions, obligations, commitments or other instruments to which Shockwave is a party or to which Shockwave or any of its assets or properties is bound:

               (a) any contract or agreement providing for payments (whether fixed, contingent or otherwise) by or to Shockwave in an aggregate amount of $200,000 or more (including any contract or agreement providing for payments by Shockwave in connection with the failure by Shockwave to consummate an initial public offering of its securities);

               (b) any agreement that limits or restricts Shockwave from engaging in any aspect of its business; from participating or competing in any line of business or market; from freely setting prices for Shockwave's products, services or technologies (including but not limited to most favored customer pricing provisions); from engaging in any business in any market or geographic area; or from soliciting potential employees, consultants, contractors or other suppliers or customers;

               (c) any agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of

Shockwave or any options, warrants or other rights to purchase or otherwise acquire any such shares of capital stock, other securities or options, warrants or other rights therefor, except for those agreements conforming to the standard agreement under the Shockwave Plan; and

                (d) any agreement that confers on a third party a right of first refusal or right of first offer on the sale or transfer of any material properties or assets of Shockwave.

        A true and complete copy of each agreement or document, including all amendments or supplements thereto, required by these subsections (a) through (d) of this Section to be listed on Schedule 4.10 to the Shockwave Disclosure Letter (such agreements and documents being hereinafter collectively referred to as the "SHOCKWAVE MATERIAL AGREEMENTS") has been delivered to Atom's legal counsel or made available in the due diligence data room to Atom's legal counsel.

        4.11 Intellectual Property.

               (a) To Shockwave's knowledge, Shockwave owns, or has the valid right or license to use, possess, sell, license, copy, distribute, market, advertise and/or dispose of all Intellectual Property to the extent necessary or required for the conduct of the business of Shockwave as presently conducted and as presently proposed to be conducted by Shockwave (such Intellectual Property being hereinafter collectively referred to as the "SHOCKWAVE IP RIGHTS"), and such rights to use, possess, sell, license, copy, distribute, market, advertise and/or dispose of are sufficient for such conduct of such business.

               (b) Neither the execution, delivery and performance of this Agreement nor the consummation of the Merger and the other transactions contemplated by this Agreement will: (a) constitute a material breach of or default under any instrument, contract, license or other agreement governing any Shockwave IP Right to which Shockwave is a party (collectively, the "SHOCKWAVE IP RIGHTS AGREEMENTS"); (b) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Shockwave IP Right; or (c) materially impair the right of Shockwave or Shockwave as the Surviving Corporation to use, possess, sell or license any Shockwave IP Right or portion thereof.

               (c) To Shockwave's knowledge, Shockwave has ownership or license rights or access to license rights necessary in order to manufacture, market, license, sell or furnish, or for the intended use of, any product or service currently licensed, utilized, sold, provided or furnished by Shockwave or currently under development by Shockwave; and, to Shockwave's knowledge, there is no pending or threatened, claim or litigation contesting the validity, ownership or right of Shockwave to use, possess, sell, market, advertise, license or dispose of any Shockwave IP Right nor, to the knowledge of Shockwave, is there any basis for any such claim, nor has Shockwave received any notice asserting that any Shockwave IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of Shockwave, is there any basis for any such assertion.

               (d) To Shockwave's knowledge, no current or former employee, consultant or independent contractor of Shockwave: (i) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, noncompetition agreement or any other contract or agreement with any other party, in each case where the subject of which is Intellectual Property, by virtue of such employee's, consultant's, or independent contractor's being employed by, or performing services for, Shockwave or using trade secrets or proprietary information of others without permission; or (ii) has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for Shockwave that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work or any Intellectual Property related thereto. To Shockwave's knowledge, the employment of any employee of Shockwave or the use by Shockwave of the services of any consultant or independent contractor does not subject Shockwave to any liability to any third party.

               (e) Shockwave has taken all commercially reasonably and appropriate steps to protect, preserve and maintain the secrecy and confidentiality of the Shockwave IP Rights constituting reasonably protectible trade secrets and all Shockwave's ownership interests and proprietary rights therein. All officers, employees and consultants of Shockwave have executed and delivered to Shockwave an agreement regarding the protection of such proprietary information and the assignment of inventions to Shockwave; and copies of all such agreements have been delivered to Shockwave's counsel.

               (f) To Shockwave's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Shockwave IP Rights by any third party, including any employee or former employee of Shockwave.

               (g) To Shockwave's knowledge, all software developed by Shockwave and licensed by Shockwave to customers and all other products manufactured, sold, licensed, leased or delivered by Shockwave to customers and all services provided by Shockwave to customers on or prior to the Closing Date conform in all material respects to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers and Shockwave has no material liability (and, to Shockwave's knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Shockwave giving rise to any liability relating to the foregoing contracts that could have a Material Adverse Effect on Shockwave) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Shockwave Balance Sheet.

               (h) Except as otherwise set forth in Schedule 4.11(h), to Shockwave's knowledge, Shockwave owns or possesses all necessary rights to produce and display the short films, animations and other digital media on its website or available by Shockwave for syndication. Except pursuant to a license, Shockwave is not using in any of the short films, animations and other digital media, any works or inventions made by any current or former employee, consultant or independent contractor of Shockwave, which the current or former employee, consultant or independent contractor has excluded from his or her assignment of inventions pursuant to such employee, consultant or contractor's proprietary information and inventions agreement, or which were made outside the course or scope of such employee's employment or consultant's or contractor's engagement by Shockwave.

        4.12 Compliance with Laws.

               (a) Shockwave has materially complied, and is now and at the Closing Date will be in material compliance with, all Applicable Law. Shockwave holds all material licenses and Governmental Permits that are necessary and/or legally required to be held by it to conduct its business as presently conducted.

               (b) Shockwave holds all material Governmental Permits and all such Governmental Permits are in full force and effect. Shockwave has not received any notice or other communication from any Governmental Authority regarding (i) any actual or possible violation of law or any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit.

        4.13 Corporate Documents. Shockwave has made available to Atom or its legal counsel for examination copies of (a) Shockwave's Certificate of Incorporation and Bylaws as currently in effect; and (b) Shockwave's minute book containing all records of all proceedings, consents, actions, and meetings of Shockwave's Board of Directors and any committees thereof, and Shockwave Shareholders.

        4.14 Books and Records.

               (a) The books, records and accounts of Shockwave (i) are in all material respects true, complete and correct, (ii) have been maintained in accordance with good business practices on a basis consistent with prior years,
(iii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Shockwave, and (iv) accurately and fairly reflect the basis for the Shockwave Financial Statements.

               (b) Shockwave has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and
(B) to maintain accountability for assets; and (iii) the amount recorded for assets on the books and records of Shockwave is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        4.15 Environmental Matters. Shockwave is in material compliance with all applicable Environmental Laws, which compliance includes the possession by Shockwave of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Shockwave has not received any notice or other communication (in writing or otherwise), whether from a governmental body, citizens groups, employee or otherwise, that alleges that Shockwave is not in compliance with any Environmental Law, and to Shockwave's knowledge, there are no circumstances that may prevent or interfere with the compliance by Shockwave with any current Environmental Law in the future. To Shockwave's knowledge, no current or prior owner of any property leased or possessed by Shockwave has received any notice or other communication (in writing or otherwise), whether from a government body, citizens group, employee or otherwise, that alleges that such current or prior owner or Shockwave is not in compliance with any Environmental Law.

        4.16 Accounts Receivable. The receivables shown on the Shockwave Balance Sheet on the Shockwave Balance Sheet Date arose in the ordinary course of business, consistent with past practice, and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts provided for in the balance sheet of Shockwave on the Shockwave Balance Sheet Date. Allowances for doubtful accounts and warranty returns are adequate and have been prepared in accordance with GAAP consistently applied and in accordance with the past practices of Shockwave. The receivables of Shockwave arising after the Shockwave Balance Sheet Date and prior to the Closing Date arose or will arise in the ordinary course of business, consistent with past practice, and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts determined in accordance with the past practices of Shockwave. To the knowledge of Shockwave, none of its receivables is subject to any material claim of offset, recoupment, setoff or counter-claim and it has no knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No material amount of receivables are contingent upon the performance by Shockwave of any obligation or contract other than normal warranty repair and replacement. No person has any Encumbrance on any of such receivables and no agreement for deduction or discount has been made with respect to any of such receivables. Schedule 4.16 sets forth an aging of accounts receivable of Shockwave in the aggregate and by customer, and indicates the amounts of allowances for doubtful accounts.

        4.17 Board Actions. The Board of Directors of Shockwave has unanimously
(a) approved this Agreement, the Merger and all the agreements, transactions and actions contemplated hereby, (b) determined that the Merger is in the best interests of the Shockwave Shareholders and is on terms that are fair to such shareholders, and has recommended the Merger to the Shockwave Shareholders, and
(c) submitted this Agreement, the Merger and the transactions and agreements contemplated by this Agreement to the vote and approval of the Shockwave Shareholders.

        4.18 Shareholder Approval. Concurrently with the execution of this Agreement, Shockwave Shareholders holding at least a majority of the outstanding shares of (a) Shockwave Common Stock and Shockwave Preferred Stock, (b) Shockwave Preferred Stock, (c) Shockwave Series A Preferred Stock, and (d) Shockwave Series B Preferred Stock have executed and delivered to Shockwave binding Shockwave Voting Agreements and irrevocable proxies agreeing to vote for approval of this Agreement, the Merger, the Restated Certificate of Incorporation and the other transactions contemplated by this Agreement.

        4.19 Disclosure. Neither this Agreement, its exhibits and schedules and the Shockwave Disclosure Letter, nor any Shockwave Ancillary Agreements delivered by Shockwave to Shockwave under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

        4.20 Tax Matters. Shockwave has not taken or agreed to take any action, nor does Shockwave have knowledge of any fact or circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        4.21 Valid Issuance of Stock. The Shockwave Merger Shares, when issued as provided in this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than those imposed on the holders thereof and other than restrictions on transfer under this Agreement, the Investors' Rights AGREEMENT and applicable state and federal securities laws.

                                    ARTICLE 5
                          PRE-CLOSING COVENANTS OF ATOM

               During the time period from the Agreement Date until the earlier to occur of (a) the Effective Time or (b) the termination of this Agreement in accordance with the provisions of Article 10, Atom covenants and agrees with Shockwave as follows:

        5.1 Advice of Changes. Atom will promptly advise Shockwave in writing of any (a) event occurring subsequent to the Agreement Date that would render any representation or warranty of Atom contained in Article 3, if made on or as of the date of such event or the Closing Date, untrue or inaccurate, and (b) Material Adverse Change in Atom.

        5.2 Maintenance of Business. Atom will carry on and preserve its business and its relationships with content providers, customers, advertisers, suppliers, employees and others with whom Atom has contractual relations in substantially the same manner as it has prior to the Agreement Date. If Atom becomes aware of a material deterioration in the relationship with any key content providers, key customer, key advertiser, key supplier or key employee, it will promptly bring such information to the attention of Shockwave in writing and, if requested by Shockwave, will exert reasonable commercial efforts to promptly restore the relationship.

        5.3 Conduct of Business. Except as contemplated by this Agreement or in
Schedule 5.3 to the Atom Disclosure Letter, Atom will continue to conduct its business and maintain its business relationships in the ordinary and usual course and Atom will not, without the prior written consent of Shockwave:

               (a) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person other than in the ordinary course of business consistent with past practice;

               (b) lend any money, other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of Atom's business consistent with Atom's past practices;

               (c) enter into any material transaction or agreement or take any other action not in the ordinary course of Atom's business consistent with Atom's past practices;

               (d) grant any Encumbrance on any of its assets;

               (e) sell, transfer or dispose of any of its assets except in the ordinary course of Atom's business consistent with Atom's past practices;

               (f) enter into any material lease or contract for the purchase or sale of any property, whether real or personal, tangible or intangible;

               (g) pay any bonus, increased salary or special remuneration to any officer, director, employee or consultant (except for normal salary increases consistent with Atom's past practices and not to exceed 5% of such officer's, employee's or consultant's base annual compensation, and except pursuant to existing arrangements previously disclosed in writing to Shockwave prior to the Agreement Date) or enter into any new employment or consulting agreement with any such person;

               (h) change any of its accounting methods;

               (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of its capital stock, redeem, repurchase or otherwise acquire any of its capital stock or other securities (except for the repurchase of stock from employees, directors, consultants or contractors of Atom in connection with the termination of their services with Atom at the original purchase price of such stock), pay or distribute any cash or property to any shareholder or security holder of Atom or make any other cash payment to any shareholder or security holder of Atom that is unusual, extraordinary, or not made in the ordinary course of Atom's business consistent with its past practices;

               (j) amend or terminate any contract, agreement or license to which Atom is a party except those amended or terminated in the ordinary course of Atom's business, consistent with its past practices, and which are not material in amount or effect;

               (k) waive or release any material right or claim except in the ordinary course of Atom's business, consistent with Atom's past practice;

               (l) issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities (other than pursuant to the exercise of any Atom Options or Atom Warrants), or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or any securities that are potentially exchangeable for, or convertible into, shares of its capital stock;

               (m) subdivide or split or combine or reverse split the outstanding shares of its capital stock of any class or series or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or series or affecting any other of its securities;

               (n) merge, consolidate or reorganize with, or acquire, or enter into any other business combination with, any corporation, partnership, limited liability company or any other entity (other than Shockwave) or enter into any negotiations, discussions or agreement for such purpose;

               (o) amend its Articles of Incorporation or Bylaws, except as provided in this Agreement;

               (p) license any of its technology or Intellectual Property, or acquire any Intellectual Property (or any license thereto) from any third party except for any such license or acquisition in the ordinary course of Atom's business;

               (q) materially change any insurance coverage;

               (r) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have first been delivered to Shockwave for its review at a reasonable time prior to filing;

               (s) other than as contemplated in Section 5.11, modify or change the exercise or conversion rights or exercise or purchase prices of any capital stock of Atom, any Atom stock options, warrants or other Atom securities, or accelerate or otherwise modify (i) the right to exercise any option, warrant or other right to purchase any capital stock or other securities of Atom or (ii) the vesting or release of any shares of capital stock or other securities of Atom from any repurchase options or rights of refusal held by Atom or any other party or any other restrictions; or

               (t) agree to do any of the things described in the preceding clauses 5.3(a) through 5.3(s).

        5.4 Regulatory Approvals. Atom will promptly execute and file, or join in the execution and filing, of any application, notification or any other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether federal, state, local or foreign, which may be reasonably required, or which Shockwave may reasonably request, in connection with the consummation of the Merger or the other transactions contemplated by this Agreement or any Atom Ancillary Agreement. Atom will use diligent efforts to obtain, and to cooperate with Shockwave to promptly obtain, all such authorizations, approvals and consents.

        5.5 Necessary Consents. Atom will use diligent efforts to promptly obtain such written consents and authorizations of third parties, give notices to third parties and take such other actions as may be necessary or appropriate in order to effect the consummation of the Merger and the other transactions contemplated by this Agreement, to enable Shockwave to carry on Atom's business immediately after the Effective Time and to keep in effect and avoid the breach, violation of, termination of, or adverse change to, any agreement or contract to which Atom is a party or is bound or by which any of its assets is bound.

        5.6 Litigation. Atom will notify Shockwave in writing promptly after learning of any claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it or any of its subsidiaries, or known by it to be threatened against Atom or any of its subsidiaries or any of their officers, directors, employees or shareholders in their capacity as such.

        5.7 No Other Negotiations. Atom will not, and will not authorize, encourage or permit any officer, director, employee, affiliate or agent of Atom or any attorney, investment banker or other person on Atom's or their behalf to, directly or indirectly: (a) solicit, initiate, encourage or induce the making, submission or announcement of, any offer or proposal from any party concerning any Alternative Transaction (as defined below) or take any other action that could reasonably be expected to lead to an Alternative Transaction or a proposal therefor; (b) consider any inquiry, offer or proposal received from any party concerning any Alternative Transaction; (c) furnish any information regarding Atom to any person or entity in connection with or in response to any inquiry, offer or proposal for or regarding any Alternative Transaction; (d) participate in any discussions or negotiations with any person or entity with respect to any Alternative Transaction; (e) otherwise cooperate with, facilitate or encourage any effort or attempt by any person or entity (other than Shockwave) to effect any Alternative Transaction; or (f) execute, enter into or become bound by any letter of intent, agreement, commitment or understanding between Atom and any third party that is related to, provides for or concerns any Alternative Transaction. Atom will promptly (but in no event more than one business day) notify Shockwave orally and in writing of any inquiries or proposals received by Atom, directors, officers, shareholders, employees or agents of Atom regarding any Alternative Transaction and will identify the party making the inquiry or proposal and the nature and terms of any inquiry or proposal. Any violation of the restrictions set forth in this Section by any officer, director or employee of Atom or any attorney, investment banker or other director or representative of Atom will be deemed a breach of this Section 5.7 by Atom. As used herein, the term "ALTERNATIVE TRANSACTION" means any commitment, agreement or transaction involving or providing for (a) the possible disposition of all or any substantial portion of Atom's business, assets or capital stock, whether by way of merger, consolidation, sale of assets, sale of stock, stock exchange, tender offer and/or any other form of business combination, or (b) any initial public offering of capital stock or other securities of Atom pursuant to a registration statement filed under the Securities Act.

        5.8 Access to Information. Atom will allow Shockwave and its agents access at reasonable time to the files, books, records, technology, contracts, personnel and offices of Atom, including any and all information relating to Atom's taxes, commitments, contracts, leases, licenses, financial condition and real, personal and intangible property, subject to the terms of the nondisclosure agreement between Atom and Shockwave dated as of April 4, 2000 (the "NONDISCLOSURE AGREEMENT"). Atom will cause its accountants to cooperate with Shockwave and its agents in making available all financial information reasonably requested by

Shockwave, including the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

        5.9 Satisfaction of Conditions Precedent. Atom will use its diligent efforts to satisfy or cause to be satisfied all the conditions precedent set forth in Article 9, and Atom will use its diligent efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated in accordance with this Agreement.

        5.10 Atom Benefit Arrangements. Upon the request of Shockwave, Atom will terminate any Atom Benefit Arrangements immediately prior to the Effective Time.

        5.11 Amendments of Atom Options. Atom will use its diligent efforts to obtain the consent of each holder of an outstanding Atom Option listed on
Schedule 5.11 to the Atom Disclosure Letter to amend such Atom Option as set forth in Exhibit H.

        5.12 Information Statement. Atom will deliver to legal counsel to Shockwave a draft of an information statement (the "INFORMATION STATEMENT") on the Agreement Date and, within five business days following the Agreement Date, will send to Atom Shareholders the Information Statement for the purpose of considering and approving the Merger Agreement, the Merger and the other transactions contemplated by this Agreement.

        5.13 Employees. Promptly following the Agreement Date, Atom will deliver to Shockwave a list of employees whose employment will be terminated and a list of employees whose employment will be retained in connection with the Merger.

        5.14. WARN Act Compliance. Atom will comply with all notice and other obligations required pursuant to the WARN Act.

        5.15 Debt. Atom will pay in full all of Atom's indebtedness for money borrowed listed on Schedule 5.15 to the Atom Disclosure Letter, and will cooperate with holders of such debt to release all liens related to such debt.

        5.16 Amendment to Atom Articles of Incorporation. Atom will amend its Articles of Incorporation (the "RESTATED ARTICLES OF INCORPORATION") such that no payment of a liquidation preference to holders of Atom Preferred Stock will be made in connection with the Merger, and Atom will use its diligent efforts to have the Restated Articles of Incorporation adopted by Atom by all necessary corporate action of its Board of Directors and shareholders and to file the Restated Articles of Incorporation with the Washington Secretary of State.

        5.17 Tax-Free Reorganization. Atom agrees not to take any action either prior to or after the Effective Time that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368 of the Code.

        5.18 Calculation of Atom Fully Diluted Share Number. Atom will provide to Shockwave a schedule setting forth the Atom Fully Diluted Share Number, which schedule will set forth the aggregate number of shares of each of the Atom Common Stock, Atom Series A

Preferred Stock, Atom Series B Preferred Stock and Atom Series C Preferred Stock, and Atom Common Stock and Atom Preferred Stock underlying Atom Options and Atom Warrants to purchase Atom Common Stock (each, on a fully exercised and converted to Atom Common Stock basis) that are issued and outstanding immediately prior to the Effective Time.

        5.19 Letter Agreement with Morgan Stanley. Atom will enter into a letter agreement with Morgan Stanley relating to the payment of fees and expenses by Atom to Morgan Stanley pursuant to the Engagement Letter (the "ENGAGEMENT LETTER AMENDMENT").


                                    ARTICLE 6
                         SHOCKWAVE PRE-CLOSING COVENANTS

        During the time period from the Agreement Date until the earlier to occur of (a) the Effective Time or (b) the termination of this Agreement in accordance with Article 10, Shockwave covenants and agrees as follows:

        6.1 Advice of Changes. Shockwave will promptly advise Atom in writing of any (a) event that would render any representation or warranty of Shockwave contained in this Agreement or the Shockwave Disclosure Letter, if made on or as of the date of such event or the Closing Date, to be untrue or inaccurate, and
(b) Material Adverse Change in Shockwave.

        6.2 Maintenance of Business. Atom will carry on and preserve its business and its relationships with content providers, customers, advertisers, suppliers, employees and others with whom Atom has contractual relations in substantially the same manner as it has prior to the Agreement Date. If Atom becomes aware of a material deterioration in the relationship with any key content providers, key customer, key advertiser or key supplier, it will promptly bring such information to the attention of Shockwave in writing and, if requested by Shockwave, will exert reasonable commercial efforts to promptly restore the relationship.

        6.3 Conduct of Business. Except as contemplated by this Agreement or in
Schedule 6.3 to the Shockwave Disclosure Letter, Shockwave will continue to conduct its business and maintain its business relationships in the ordinary and usual course and Shockwave will not, without the prior written consent of
Shockwave:

               (a) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person other than in the ordinary course of business consistent with past practice;

               (b) lend any money, other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of Shockwave's business consistent with Shockwave's past practices;

               (c) enter into any material transaction or agreement or take any other action not in the ordinary course of Shockwave's business consistent with Shockwave's past practices;

               (d) grant any Encumbrance on any of its assets;

               (e) sell, transfer or dispose of any of its assets except in the ordinary course of Shockwave's business consistent with Shockwave's past practices;

               (f) enter into any material lease or contract for the purchase or sale of any property, whether real or personal, tangible or intangible;

               (g) change any of its accounting methods;

               (h) declare, set aside or pay any cash or stock dividend or other distribution in respect of its capital stock, redeem, repurchase or otherwise acquire any of its capital stock or other securities (except for the repurchase of stock from employees, directors, consultants or contractors of Shockwave in connection with the termination of their services with Shockwave at the original purchase price of such stock), pay or distribute any cash or property to any shareholder or security holder of Shockwave or make any other cash payment to any shareholder or security holder of Shockwave that is unusual, extraordinary, or not made in the ordinary course of Shockwave's business consistent with its past practices;

               (i) issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities (other than pursuant to the exercise of any options or warrants to purchase Shockwave Common Stock), or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or any securities that are potentially exchangeable for, or convertible into, shares of its capital stock, except for grants of options to purchase Shockwave Common Stock to new employees in customary amounts and on customary terms;

               (j) subdivide or split or combine or reverse split the outstanding shares of its capital stock of any class or series or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or series or affecting any other of its securities;

               (k) merge, consolidate or reorganize with, or acquire, or enter into any other business combination with, any corporation, partnership, limited liability company or any other entity (other than Atom) or enter into any negotiations, discussions or agreement for such purpose;

               (l) amend its Certificate of Incorporation or Bylaws, except as provided in this Agreement;

               (m) license any of its technology or Intellectual Property, or acquire any Intellectual Property (or any license thereto) from any third party except for any such license or acquisition in the ordinary course of Shockwave's business;

               (n) materially change any insurance coverage;

               (o) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have first been delivered to Shockwave for its review at a reasonable time prior to filing;

               (p) modify or change the exercise or conversion rights or exercise or purchase prices of any capital stock of Shockwave, any Shockwave stock options, warrants or other Shockwave securities, or accelerate or otherwise modify (i) the right to exercise any option, warrant or other right to purchase any capital stock or other securities of Shockwave or (ii) the vesting or release of any shares of capital stock or other securities of Shockwave from any repurchase options or rights of refusal held by Shockwave or any other party or any other restrictions; or

               (q) agree to do any of the things described in the preceding clauses 6.3(a) through 6.3(p).

        6.4 Regulatory Approvals. Shockwave will promptly execute and file, or join in the execution and filing, of any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and the Shockwave Ancillary Agreements in accordance with the terms of this Agreement. Shockwave will use its diligent efforts to obtain all such authorizations, approvals and consents. Notwithstanding anything in this Agreement to the contrary, neither Shockwave nor any of its affiliates will be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Shockwave, or any of its affiliates or Atom, or the holding separate of the shares of Atom Common Stock or Atom Preferred Stock or imposing or seeking to impose any limitation on the ability of Shockwave or any of its subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Atom Common Stock or Atom Preferred Stock.

        6.5 Satisfaction of Conditions Precedent. Shockwave will use its diligent efforts to satisfy or cause to be satisfied all of the conditions precedent set forth in Article 8, and Shockwave will use its diligent efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

        6.6 Information Statement. Shockwave will cooperate with Atom and its legal counsel in the preparation of the Information Statement.

        6.7 Tax-Free Reorganization. Shockwave agrees not to take any action either prior to or after the Effective Time that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368 of the Code.

        6.8 Calculation of Shockwave Fully Diluted Share Number. Shockwave will provide to Atom a schedule setting forth the Shockwave Fully Diluted Share Number, which schedule will set forth the aggregate number of shares of each of the Shockwave Common Stock,

Shockwave Series A Preferred Stock and Shockwave Series B Preferred Stock, and Shockwave Common Stock underlying options and warrants to purchase Shockwave Common Stock (each, on a fully exercised and converted to Shockwave Common Stock basis) that are issued and outstanding immediately prior to the Effective Time.

        6.9 Letter Agreement with Morgan Stanley. Shockwave will cooperate with Atom regarding the Engagement Letter Amendment.

                                    ARTICLE 7
                                 CLOSING MATTERS

        7.1 The Closing. Subject to termination of this Agreement as provided in
Article 10, the closing of the transactions to consummate the Merger (the "CLOSING") will take place at the offices of Fenwick & West LLP, 275 Battery Street, San Francisco, Shockwave at 10:00 a.m., Pacific Time, on January 2, 2001 or, if all of the conditions to Closing set forth in Articles 8 and 9 have not been satisfied and/or waived in accordance with this Agreement on or before January 2, 2001, on the second business day after all such conditions have been satisfied and/or waived in accordance with this Agreement, or on such other day as Shockwave and Atom may mutually agree upon (the "CLOSING DATE"). Concurrently with the Closing, the Articles of Merger will be filed with the Washington Secretary of State and the Certificate of Merger will be filed with the Delaware Secretary of State.

        7.2 Exchange of Certificates.

               (a) At the Effective Time, shares of Atom Common Stock and Atom Preferred Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and all such shares will be converted into the right to receive from Shockwave the number of Shockwave Merger Shares to which such holder is entitled pursuant to Section 2.1, subject to the provisions of Section 2.1(e) regarding the elimination of fractional Merger Shares), Section 2.1(f) (regarding Dissenting Shares) and
Section 2.5 (regarding the withholding of Escrow Shares). At the Closing, each holder of shares of Atom Common Stock and Atom Preferred Stock that are outstanding immediately prior thereto will surrender either (i) the certificate(s) for such shares (each a "ATOM CERTIFICATE"), duly endorsed to Shockwave for cancellation as of the Effective Time, or (ii) an affidavit of lost certificate and an indemnity in form and substance reasonable satisfactory to Shockwave (the "AFFIDAVIT"). Promptly after the Effective Time and receipt of such Atom Certificate or Affidavit, as the case may be: (a) Shockwave or its transfer agent will issue to each tendering holder of an Atom Certificate or an Affidavit, certificates (a "TENDERING ATOM HOLDER") for the number of Shockwave Merger Shares to which such holder is entitled pursuant to Section 2.1, subject to the provisions of Section 2.1(e) (regarding the elimination of fractional Merger Shares), Section 2.1(f) (regarding Dissenting Shares) and Section 2.5 (regarding the withholding of Escrow Shares); and (b) Shockwave or its transfer agent will pay by check to each Tendering Atom Holder cash in the amounts payable to such holder in accordance with the provisions of Sections 2.1(f).

               (b) No dividends or distributions payable to holders of record of Shockwave Common Stock or Shockwave Preferred Stock after the Effective Time will be paid to the holder of any unsurrendered Atom Certificate unless and until the holder of such unsurrendered Atom Certificate surrenders such Atom Certificate or an Affidavit to Shockwave as provided above. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Atom Certificate or Affidavit, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions theretofore paid with respect to Shockwave Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

               (c) After the Effective Time, there will be no further registration of transfers on the stock transfer books of Atom or its transfer agent of any shares of capital stock of Atom that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Atom Certificates or an Affidavit are presented for any reason, they will be canceled and exchanged as provided in this Section 7.2.

               (d) Until Atom Certificates or an Affidavit representing shares of Atom Common Stock and Atom Preferred Stock that are outstanding immediately prior to the Effective Time are surrendered pursuant to Section 7.2(a), such Atom Certificates will be deemed, for all purposes, to evidence ownership of the number of Shockwave Merger Shares into which such shares of Atom Common Stock and Atom Preferred Stock will have been converted pursuant to Section 2.1, subject to the provisions of Section 2.1(e) regarding the elimination of fractional Merger Shares), Section 2.1(f) (regarding Dissenting Shares) and
Section 2.5 (regarding the withholding of Escrow Shares).

        7.3 Appraisal Rights. If holders of Atom Common Stock and Atom Preferred Stock are entitled to appraisal rights pursuant to the WBCA in connection with the Merger, any Dissenting Shares held by Atom Shareholders will not be converted into a right to receive Shockwave Common Stock or Shockwave Preferred Stock, but will be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the WBCA. Atom will give Shockwave prompt notice (and in no event more than two business days) of any demand received by Atom for appraisal of Atom Common Stock and Atom Preferred Stock, and Shockwave will have the right to control all negotiations and proceedings with respect to such demand. Atom agrees that, except with the prior written consent of Shockwave, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. In the event that any Atom Shareholder fails to make an effective demand for payment or otherwise loses his status as a holder of Dissenting Shares (a "DISSENTING SHAREHOLDER"), Shockwave will, as of the later of the Effective Time of the Merger or ten business days from the occurrence of such event, issue and deliver, upon surrender by such Dissenting Shareholder of its Atom Certificate or Certificates or an Affidavit, the Shockwave Merger Shares, without interest thereon, to which such Dissenting Shareholder would have been entitled to under Section 2.1 (less the number of Escrow Shares to be held in escrow with respect to such shareholder pursuant to Section 2.5).

                                    ARTICLE 8
                        CONDITIONS TO OBLIGATIONS OF ATOM

        Atom's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Atom, but only in a writing signed by
Atom):

        8.1 Accuracy of Representations and Warranties. The representations and warranties of Shockwave contained in Article 4 of this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such date), except where the failure of such representations or warranties to be true or correct would not have, individually or in the aggregate, a Material Adverse Effect on Shockwave. It is understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Shockwave Disclosure Letter made or purported to have been made after the execution of this Agreement shall be disregarded. Atom will have received a certificate with respect to the foregoing signed on behalf of Shockwave by an executive officer of Shockwave.

        8.2 Covenants. Shockwave will have performed and complied in all material respects with all of its covenants contained in Article 6 on or before the Closing (to the extent that such covenants require performance by Shockwave on or before the Closing), and at the Closing Atom will have received a certificate to such effect signed by an executive officer of Shockwave.

        8.3 Requisite Approvals. This Agreement will have been duly and validly approved and adopted by Shockwave's Board of Directors and shareholders in accordance with Applicable Law and Shockwave's Certificate of Incorporation and Bylaws, each as amended.

        8.4 Compliance with Law; No Legal Restraints. There will not be issued, enacted or adopted, or threatened in writing by any Governmental Authority, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action or proceeding, or any judgment or ruling by any Governmental Authority that prohibits or renders illegal or imposes limitations on the Merger or any other material transaction contemplated by this Agreement or any Shockwave Ancillary Agreements.

        8.5 Government Consents. There will have been obtained at or prior to the Closing Date such permits or authorizations, and there will have been taken all such other actions by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Merger, including but not limited to requirements under applicable federal and state securities laws.

        8.6 Opinion of Shockwave's Counsel. Atom will have received from Fenwick & West LLP, counsel to Shockwave, an opinion covering the matters set forth in
Exhibit I.

        8.7 HSR Compliance. All applicable waiting periods under the HSR Act will have expired or early termination will have been granted by both the Federal Trade Commission and the United States Department of Justice.

        8.8 Investors' Rights Agreement. Shockwave, holders of at least two-thirds of the Registrable Securities under the Shockwave Prior Investors' Rights Agreement and holders of Atom Preferred Stock who have registration rights under the Atom Prior Investors' Rights Agreement will each have executed the Investors' Rights Agreement.

        8.9 Restated Certificate of Incorporation Effective. The Restated Certificate of Incorporation will have been duly adopted by Shockwave by all necessary corporate action of its Board of Directors and shareholders and will have been duly filed with and accepted by the Delaware Secretary of State.

        8.10 Restated Articles of Incorporation Effective. The Restated Articles of Incorporation will have been duly adopted by Atom by all necessary corporate action of its Board of Directors and shareholders and will have been duly filed with and accepted by the Washington Secretary of State.

        8.11 Calculation of Shockwave Fully Diluted Share Number. Shockwave will have provided to Atom a schedule setting forth the Shockwave Fully Diluted Share Number, which schedule will set forth the aggregate number of shares of each of the Shockwave Common Stock, Shockwave Series A Preferred Stock and Shockwave Series B Preferred Stock, and Shockwave Common Stock underlying options and warrants to purchase Shockwave Common Stock (each, on a fully exercised and converted to Shockwave Common Stock basis) that are issued and outstanding immediately prior to the Effective Time.

        8.12 First Restated Voting Agreement. Shockwave, Macromedia, holders of Atom Preferred Stock and holders of at least a majority of the then outstanding shares of the Shockwave Series B Preferred Stock will each have executed the First Restated Voting Agreement.

        8.13 Investment by Macromedia. Macromedia will have provided $15,000,000 in funds to Shockwave, a portion of which will be applied toward Macromedia's purchase, at the then fair market value thereof, of the 714,286 shares of Series A Preferred Stock of Stan Lee Media, Inc. and 2,049,181 shares of Series B Preferred Stock of Mondo Media/Mechadeus, Inc. held by Shockwave, and the remainder of which will be invested in shares of preferred stock of the Surviving Corporation in its first preferred stock financing following the Effective Time; provided, however, that such $15,000,000 will be reduced if and to the extent that Macromedia sells and issues to Atom Note 2 (as defined in the Note Purchase Agreement).

        8.14 Additional Investment. Sequoia Capital, or another entity or fund procured by Macromedia, will have provided funds in the amount of at least $5,000,000 for an equity investment in the Surviving Corporation in its first preferred stock financing following the Effective Time.

                                    ARTICLE 9
                     CONDITIONS TO OBLIGATIONS OF SHOCKWAVE

        The obligations of Shockwave hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Shockwave, but only in a writing signed by Shockwave):

        9.1 Accuracy of Representations and Warranties. The representations and warranties of Atom contained in Article 3 of this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such date), except where the failure of such representations or warranties to be true or correct would not have, individually or in the aggregate, a Material Adverse Effect on Atom. It is understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Atom Disclosure Letter made or purported to have been made after the execution of this Agreement shall be disregarded. Shockwave will have received a certificate with respect to the foregoing signed on behalf of Atom by the President or Chief Executive Officer of Atom. The representations and warranties of each Atom Shareholder set forth in such Atom Shareholder's Investment Representation Letter will be true and correct in all material respects.

        9.2 Covenants. Atom will have performed and complied in all material respects with all of its covenants contained in Article 5 at or before the Closing (to the extent that such covenants require performance by Atom at or before the Closing), and Shockwave will have received a certificate to such effect signed by Atom's President or Chief Executive Officer.

        9.3 Compliance with Law; No Legal Restraints; No Litigation. There will not be any issued, enacted or adopted, or threatened in writing by any Governmental Authority any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action or proceeding by any Governmental Authority that prohibits or renders illegal or imposes limitations on: (a) the Merger or any other material transaction contemplated by this Agreement or any Atom Ancillary Agreement; or (b) Shockwave's right (or the right of any Shockwave subsidiary) to own, retain, use or operate any of its products, properties or assets (including equity, properties or assets of Atom) on or after consummation of the Merger or seeking a disposition or divestiture of any such properties or assets. No litigation or proceeding will be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect on Atom or Shockwave.

        9.4 Government Consents. There will have been obtained at or prior to the Closing Date such permits or authorizations, and there will have been taken all such other actions by any governmental or regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to consummate the Merger, including but not limited to requirements under applicable federal and state securities laws.

        9.5 Opinion of Atom's Counsel. Shockwave will have received from Venture Law Group, counsel to Atom, an opinion opining to the matters set forth in Exhibit J.

        9.6 Consents. Shockwave will have received duly executed copies of all third-party consents, approvals, assignments, notices, waivers, authorizations or other certificates (including those set forth in Schedule 3.12 to the Atom Disclosure Letter) contemplated by this Agreement or the Atom Disclosure Letter or deemed reasonably necessary to provide for the continuation in full force and effect of any and all material contracts, agreements and leases of Atom after the Merger and the preservation of Atom's material IP Rights and other material assets and properties after the Merger and for Shockwave to consummate the Merger and the other transactions contemplated by this Agreement, the Shockwave Ancillary Agreements and the Atom Ancillary Agreements, in each case, in form and substance reasonably satisfactory to Shockwave.

        9.7 Requisite Approvals. This Agreement, the Merger and the other transactions contemplated by this Agreement will have been duly and validly approved and adopted, by the valid and affirmative vote of 95% of the outstanding shares of Atom Common Stock and Atom Preferred Stock.

        9.8 HSR Compliance. All applicable waiting periods under the HSR Act will have expired or early termination will have been granted by both the Federal Trade Commission and the United States Department of Justice.

        9.9 Investment Representation Letters; Exemptions Available. Shockwave:
(a) will have received an executed counterpart of an Investment Representation Letter executed by each Atom Shareholder who approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement; and (b) must be reasonably satisfied that there are not more than thirty-five Atom Shareholders who are not "accredited investors" within the meaning of Regulation D promulgated under the Securities Act or that the issuance of the Shockwave Merger Shares in the Merger is otherwise exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

        9.10 Investors' Rights Agreement. Shockwave, holders of at least two-thirds of the Registrable Securities under the Shockwave Prior Investors' Rights Agreement and holders of Atom Preferred Stock with registration rights under the Atom Prior Investors' Rights Agreement will each have executed the Investors' Rights Agreement.

        9.11 Amendments of Atom Options. Each outstanding Atom Option held by the holders listed on Schedule 5.11 to the Atom Disclosure Letter will have been duly amended as set forth in Exhibit H.

        9.12 Termination of Atom Prior Investors' Rights Agreement. Atom and holders of at least (a) a majority of the outstanding shares of Atom Series C Preferred Stock and (b) a majority of the Registrable Securities under the Atom Prior Investors' Rights Agreement will have amended such agreements to terminate the registration rights of Atom Shareholders and the obligations of Atom under such agreement.

        9.13 Restated Certificate of Incorporation Effective. The Restated Certificate of Incorporation will have been duly adopted by Shockwave by all necessary corporate action of its Board of Directors and shareholders, and will have been duly filed with and accepted by the Delaware Secretary of State.

        9.14 Restated Articles of Incorporation Effective. The Restated Articles of Incorporation will have been duly adopted by Atom by all necessary corporate action of its Board of Directors and shareholders, and will have been duly filed with and accepted by the Washington Secretary of State.

        9.15 Debt. Atom will have paid in full all of Atom's indebtedness for money borrowed listed on Schedule 5.15 to the Atom Disclosure Letter, and Shockwave will have received payoff letters from holders of such debt stating that such debt has been paid in full and acknowledging that all liens related to such debt have been released.

        9.16 Employment Agreements. Each Named Employee will have executed and delivered an employment and noncompetition agreement in the form and substance of Exhibit K attached hereto.

        9.17 Calculation of Atom Fully Diluted Share Number. Atom will have provided to Shockwave a schedule setting forth the Atom Fully Diluted Share Number, which schedule will set forth the aggregate number of shares of each of the Atom Common Stock, Atom Series A Preferred Stock, Atom Series B Preferred Stock and Atom Series C Preferred Stock, and Atom Common Stock and Atom Preferred Stock underlying Atom Options and Atom Warrants to purchase Atom Common Stock (each, on a fully exercised and converted to Atom Common Stock basis) that are issued and outstanding immediately prior to the Effective Time.

        9.18 First Restated Voting Agreement. Shockwave, Macromedia, holders of Atom Preferred Stock and holders of at least a majority of the then outstanding shares of the Shockwave Series B Preferred Stock will each have executed the First Restated Voting Agreement.

        9.19 Conversion of Atom Notes. Each holder of an Atom Note will have agreed in writing to convert such Atom Note into preferred stock of the Surviving Corporation in its first preferred stock financing following the Effective Time.

                                   ARTICLE 10
                            TERMINATION OF AGREEMENT

        10.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of Shockwave and Atom.

        10.2 Unilateral Termination.

               (a) Either Shockwave or Atom, by giving written notice to the other, may terminate this Agreement if a court of competent jurisdiction or other Governmental Authority



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
will have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger.

               (b) Either Shockwave or Atom, by giving written notice to the other, may terminate this Agreement if the Merger will not have been consummated by midnight Pacific Time on the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 10.2(b) will not be available to any party whose failure to perform in any material respect any of its obligations or covenants under this Agreement results in the failure of any condition set forth in Article 8 or Article 9 or if the failure of such condition results from facts or circumstances that constitute a material breach of a representation or warranty or covenant made under this Agreement by such party.

               (c) Shockwave may terminate this Agreement at any time prior to the Effective Time upon a breach of any representation, warranty, covenant or agreement on the part of Atom set forth in this Agreement, or if any representation or warranty of Atom will have become untrue, in either case such that the conditions set forth in Section 9.1 or Section 9.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Atom's representations and warranties or breach by Atom is curable by Atom through the exercise of its commercially reasonable efforts, then Shockwave may not terminate this Agreement under this Section 10.2(c) for ten days after delivery of written notice from Shockwave to Atom of such breach, provided Atom continues to exercise commercially reasonable efforts to cure such breach (it being understood that Shockwave may not terminate this Agreement pursuant to this
Section 10.2(c) if such breach by Atom is cured during such ten-day period, or if Shockwave shall have materially breached this Agreement).

               (d) Atom may terminate this Agreement at any time prior to the Effective Time upon a breach of any representation, warranty, covenant or agreement on the part of Shockwave set forth in this Agreement, or if any representation or warranty of Shockwave will have become untrue, in either case such that the conditions set forth in Section 8.1 or Section 8.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Shockwave's representations and warranties or breach by Shockwave is curable by Shockwave through the exercise of its commercially reasonable efforts, then Atom may not terminate this Agreement under this Section 10.2(d) for ten days after delivery of written notice from Atom to Shockwave of such breach, provided Shockwave continues to exercise commercially reasonable efforts to cure such breach (it being understood that Atom may not terminate this Agreement pursuant to this Section 10.2(d) if such breach by Shockwave is cured during such ten-day period, or if Atom shall have materially breached this Agreement).

               (e) No Liability for Termination. Termination of this Agreement by a party (the "TERMINATING PARTY") in accordance with the provisions of this
Article 10 will not give rise to any obligation or liability on the part of the Terminating Party on account of such termination; provided, however, that nothing herein will relieve a party from liability for a willful breach of



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
this Agreement. The provisions of this Article 10 and Article 12 will survive any termination of this Agreement.

                                   ARTICLE 11
                  SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION
                       AND REMEDIES; CONTINUING COVENANTS

        11.1 Survival of Representations. All representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the parties to this Agreement, until that date (the "RELEASE DATE") which is the earlier of (a) the termination of this Agreement in accordance with its terms or (b) the first anniversary of the Effective Time; provided, however, that notwithstanding the foregoing, either party may seek recovery of Damages (as defined in Section 11.2(a) relating to Special Damages (as defined in Section 11.2(b)) at any time prior to the expiration of the applicable statute of limitations for the claim which seeks recovery of such Special Damages.

        11.2 Agreement to Indemnify.

               (a) (i) Shockwave will indemnify and hold harmless the Atom Shareholders (each hereinafter referred to individually as an "ATOM INDEMNIFIED PERSON" and collectively as "ATOM INDEMNIFIED PERSONS"), and (ii) the Atom Shareholders severally, but not jointly, on a pro rata basis based upon their respective ownership interests in the escrowed portion of the Atom Common Stock and Atom Preferred Stock set forth besides their names on Schedule 3.4(a)-1 to this Agreement ("PRO RATA BASIS"), will indemnify and hold harmless, Shockwave and its officers, directors, agents, representatives, shareholders and employees, and each person, if any, who controls or may control Shockwave within the meaning of the Securities Act or the Exchange Act (each hereinafter referred to individually as a "SHOCKWAVE INDEMNIFIED PERSON" and collectively as "SHOCKWAVE INDEMNIFIED PERSONS") from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "DAMAGES") directly or indirectly incurred, resulting or and arising out of any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by, in the case of a Claim (as defined in Section 11.5) made by Shockwave Indemnified Persons, Atom in this Agreement or in the Atom Disclosure Letter or in any certificate delivered by or on behalf of Atom or an officer of Atom pursuant hereto; or, in the case of a Claim made by the Representatives (as defined below), Shockwave in this Agreement, the Shockwave Disclosure Letter or in any certificate delivered by or on behalf of Shockwave or an officer of Shockwave pursuant hereto. Except with respect to claims arising from Special Damages, which may be raised after the Release Date, any Claim made by Shockwave or the Representatives under this
Section 11.2(a) must be raised in a writing delivered to the other party by no later than the Release Date and, if raised by such date, such Claim will survive the Release Date until final resolution thereof. Escrow Shares, other than Escrow Shares having a value (calculated pursuant to Section 11.3(a)) equal to the amount of Damages asserted in any Claim which has not been resolved pursuant to the terms hereof prior to the Release Date, will be released to the Atom Shareholders on the Release Date or, in the case of any such withheld shares, upon the resolution of such Claim(s).

               (b) (i) Shockwave will indemnify and hold harmless Atom Indemnified Persons from and against Damages incurred or suffered by any such persons or arising from, by reason of or in connection with any fraudulent conduct or fraudulent misrepresentation on the part of Shockwave or any officer, director, employee or agent of Shockwave, and (ii) the Atom Shareholders will severally, but not jointly, on a Pro Rata Basis, indemnify and hold harmless Shockwave Indemnified Persons from and against Damages incurred or suffered by any such persons or arising from, by reason of or in connection with (A) any fraudulent conduct or fraudulent misrepresentation on the part of Atom or any officer, director, employee or agent of Atom, or (B) any inaccuracy, misrepresentation, breach of or default in, of the representations and warranties of Atom set forth in Section 3.4 (Capitalization) or Section 3.7 (Taxes) (collectively, "SPECIAL DAMAGES").

        11.3 Limitation.

               (a) Cap On Indemnity Obligation of the Atom Shareholders. Except with respect to claims for indemnification for Special Damages, in no event will the total of the Claims for Damages against any Atom Shareholder exceed the value of such Atom Shareholder's pro rata portion of the escrowed Shockwave Merger Shares received by such Atom Shareholder in the Merger. The value of each share of Shockwave Common Stock, Shockwave Series C-1 Preferred Stock, Shockwave Series C-2 Preferred Stock or Shockwave Series C-3 Preferred Stock, for such purposes of satisfying claims for Damages, will be deemed to equal the fair market value on the Closing Date per share of Shockwave Common Stock, Shockwave Series C-1 Preferred Stock, Shockwave Series C-2 Preferred Stock or Shockwave Series C-3 Preferred Stock as determined in good faith by the board of directors of Shockwave. Except with respect to Special Damages, each Atom Shareholder agrees that Claims against such shareholder under this Article 11 shall be satisfied by the forfeiture of such shareholder's Escrow Shares (including fractions of a share thereof) as provided for in this Article 11 and that no Shockwave Indemnified Person will have any obligation to exercise its remedies against any other assets of such shareholder prior to exercising them against such Escrow Shares. In the event of a Capital Change after the Effective Time, the fair market value of the Escrow Shares will, for purposes of this Section 11.3, be proportionally and equitably adjusted. In no event will the total of the Claims for Damages against any Atom Shareholder for Special Damages exceed 50% of the fair market value on the Closing Date of the Merger Shares issued to such Atom Shareholder.

               (b) Cap On Indemnity Obligation of Shockwave. In no event will the total of the Claims for Damages against Shockwave exceed the fair market value on the Closing Date of the Escrow Shares (the "SHOCKWAVE INDEMNIFICATION LIMIT"). Shockwave will satisfy any Claim for Damages, at its option, in either cash or shares of Shockwave Common Stock and Shockwave Series C Preferred Stock. If Shockwave elects to issue shares of Shockwave Common Stock and Shockwave Series C Preferred Stock to satisfy any Claim, such shares will have an aggregate fair market value equal to such Claim, and such shares of Shockwave Common Stock and Shockwave Series C Preferred Stock will be allocated proportionally to each

Atom Shareholder according to such shareholder's ownership of shares of Atom Common Stock and Atom Preferred Stock immediately prior to the Effective Time. The value of each share of Shockwave Common Stock, Shockwave Series C-1 Preferred Stock, Shockwave Series C-2 Preferred Stock or Shockwave Series C-3 Preferred Stock, for such purposes of satisfying claims for Damages, will be deemed to equal the fair market value on the Closing Date per share of Shockwave Common Stock, Shockwave Series C-1 Preferred Stock, Shockwave Series C-2 Preferred Stock or Shockwave Series C-3 Preferred Stock as determined in good faith by the board of directors of Shockwave.

               (c) Basket. The indemnification provided for in Section 11.2(a) will not apply unless and until the aggregate Damages for which one or more Shockwave Indemnified Persons or Atom Indemnified Persons, as the case may be, seeks or has sought indemnification hereunder exceeds a cumulative aggregate of $100,000 (the "BASKET"), in which event Atom Shareholders or Shockwave, as the case may be, will, subject to the limitations Section 11.3(a) and (b), be liable to indemnify the Shockwave Indemnified Persons or the Atom Indemnified Persons, as the case may be, for all Damages; provided, however, that the Basket and the foregoing provisions of this sentence will not apply to any Claim for fraudulent conduct, fraudulent misrepresentation or other willful misconduct on the part of Shockwave or any officer, director, employee or agent of Shockwave, or Atom, an Atom Shareholder or any officer, director, employee or agent of Atom.

               (d) Exclusive Contractual Remedy and Limitations. Shockwave, the Atom Shareholders and Atom each acknowledge that resort to this Article 11 shall be the exclusive contractual remedy of Shockwave, the Shockwave Indemnified Persons, Atom and the Atom Indemnified Persons for any Claim for Damages. Shockwave, the Atom Shareholders and Atom each further acknowledge that resort to the Escrow Fund shall be the exclusive contractual remedy of Shockwave and the Shockwave Indemnified Persons for any Claim for Damages by Shockwave, and the Shockwave Indemnification Limit shall be the exclusive contractual remedy of Atom and the Atom Indemnified Persons for any Claim for Damages by the Representatives. The maximum liability of any Atom Shareholder for any breach of a representation, warranty or covenant of Atom will be limited to the Escrow Shares in which such holder has an interest; provided, however, that the maximum liability of any Atom Shareholder for Special Damages will be limited to 50% of the fair market value on the Closing Date of the Merger Shares issued to such Atom Shareholder. The maximum liability of Shockwave for Special Damages will be limited to 50% of the Shockwave Indemnification Limit.

        11.4 Appointment of Representatives. Robert Egan and Thomas Heogh will act as representatives (the "REPRESENTATIVES") of the Atom Shareholders and as the attorneys-in-fact and agents for and on behalf of each Atom Shareholder with respect to Claims under Article 11. Any action taken or decisions made by Messrs. Egan and Heogh as Representatives will be taken or made jointly. The Representatives will take any and all actions and the make any decisions required or permitted to be taken by the Representatives under this Agreement, including the exercise of the power to: (a) authorize the release or delivery to Shockwave of Escrow Shares and any other assets deposited in escrow pursuant to the terms of Section 2.5 and Article 11 (including any shares of Shockwave capital stock or other securities into which Shockwave Common Stock or Shockwave Preferred Stock is converted or exchanged or which is received in respect of such Escrow Shares or other capital stock and securities) in satisfaction of Claims by any Shockwave Indemnified Person pursuant to Article 11; (b) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such Claims; (c) arbitrate, resolve, settle or compromise any Claim made pursuant to Article 11; and (d) take all actions necessary in the judgment of the Representatives for the accomplishment of the foregoing. The Representatives will have authority and power to act on behalf of each Atom Shareholder with respect to the disposition, settlement or other handling of all Claims under Article 11 and all rights or obligations arising under Article 11. The Atom Shareholders will be bound by all actions taken and documents executed by the Representatives in connection with Article 11, and Shockwave will be entitled to rely on any action or decision of the Representatives. In performing the functions specified in this Agreement, the Representatives will not be liable to any Atom Shareholder in the absence of gross negligence or willful misconduct on the part of the Representatives. The Atom Shareholders will severally, but not jointly, on a Pro Rata Basis, indemnify the Representatives and hold him harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Representatives and arising out of or in connection with the acceptance or administration of his duties hereunder; provided that in no event will such indemnification against any Atom Shareholder exceed the value of such Atom Shareholder's pro rata portion of the escrowed Shockwave Merger Shares received by such Atom Shareholder in the Merger. Any out-of-pocket costs and expenses reasonably incurred by the Representatives in connection with actions taken by the Representatives pursuant to the terms of Article 11 (including the hiring of legal counsel and the incurring of legal fees and costs) will be paid by the Atom Shareholders to the Representatives on a Pro Rata Basis.

        11.5 Notice of Claim. As used herein, the term "CLAIM" means a claim for indemnification of any Shockwave Indemnified Person or Atom Indemnified Person for Damages under Article 11. Shockwave (and only Shockwave) may give notice of a Claim under this Agreement whether for its own Damages or for Damages incurred by any other Shockwave Indemnified Person, and the Representatives (and only the Representatives) may give notice of a Claim under this Agreement for Damages incurred by any Atom Indemnified Person. In the case of a Claim by a Shockwave Indemnified Person, Shockwave will give written notice of the Claim executed by an officer of Shockwave to the Representatives and, in the case of a Claim by an Atom Indemnified Person, the Representatives will give written notice of the Claim to Shockwave (a "NOTICE OF CLAIM"), in each case promptly after Shockwave or the Representatives, as the case may be, becomes aware of the existence of any potential Claim by a Shockwave Indemnified Person against the Atom Shareholders or an Atom Shareholder or by an Atom Indemnified Person against Shockwave under Article 11, but in any event before the Release Date arising from or relating to:

               (a) (i) in the case of a Claim made by Shockwave, any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Atom in this Agreement or in the Atom Disclosure Letter or in any certificate delivered by Atom or an officer of Atom pursuant hereto; or (ii) in the case of a Claim made by the Representatives, any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Shockwave in this Agreement or in the Shockwave Disclosure Letter or in any certificate delivered by Shockwave or an officer of Shockwave pursuant hereto; or

               (b) only in the case of a Claim made by Shockwave, the assertion, whether orally or in writing, against Shockwave or against any other Shockwave Indemnified Person of a claim, demand, suit, action, arbitration, investigation, inquiry or proceeding brought by a third party against such Shockwave Indemnified Person that is based upon, or includes assertions that would, if true, constitute (in each such case, a "THIRD-PARTY CLAIM") any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Atom in this Agreement or in the Atom Disclosure Letter or in any certificate delivered by or on behalf of Atom or an officer of Atom pursuant hereto (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date).

        Until the Release Date, no delay on the part of Shockwave in giving the Representatives, or on the part of the Representatives in giving Shockwave, a Notice of Claim will relieve the Representatives or any Atom Shareholder (in the case of a Claim made by Shockwave) or Shockwave (in the case of a Claim made by the Representatives) from any of its obligations under Article 11 unless (and then only to the extent) that the Representatives or the Atom Shareholders (in the case of a Claim made by Shockwave) or Shockwave (in the case of a Claim made by the Representatives) are materially prejudiced thereby.

        11.6 Defense of Third-Party Claims.

               (a) Shockwave will defend any Third-Party Claim, and the costs and expenses incurred by Shockwave in connection with such defense (including but not limited to reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) will be included in the Damages for which Shockwave may seek indemnity pursuant to a Claim made by any Shockwave Indemnified Person hereunder.

               (b) The Representatives will have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim to the extent that receipt of such documents by the Representatives does not affect any privilege relating to the Indemnified Person, and may participate in settlement negotiations with respect to the Third-Party Claim. No Shockwave Indemnified Person will enter into any settlement of a Third-Party Claim without the prior written consent of the Representatives (which consent will not be unreasonably withheld), provided, that if the Representatives will have consented in writing to any such settlement, then the Representatives will have no power or authority to object to any Claim by any Shockwave Indemnified Person under Section 11.2 for the amount of such settlement; and the Atom Shareholders will remain responsible to indemnify the Shockwave Indemnified Persons for all Damages they may incur arising out of, resulting from or caused by the Third-Party Claim to the fullest extent provided in Article 11.

        11.7 Contents of Notice of Claim. Each Notice of Claim by Shockwave or the Representatives given pursuant to Section 11.5 will contain the following information:

               (a) such party's good faith estimate of the reasonably foreseeable maximum amount of the alleged Damages arising from such Claim (which amount, in the case of Third-Party Claims, may be the amount of damages claimed by the third party in an action brought against any Shockwave Indemnified Person based on alleged facts, which if true, would give rise to liability for Damages to such Shockwave Indemnified Person under Article 11); and

               (b) a brief description, in reasonable detail (to the extent reasonably available to such party), of the facts, circumstances or events giving rise to the alleged Damages based on such party's good faith belief thereof, including the identity and address of any third-party claimant (to the extent reasonably available to such party) and copies of any formal demand or complaint.

        11.8 Resolution of Notice of Claim. Any Notice of Claim received by the Notified Party pursuant to Sections 11.5 and 11.7 will be resolved as follows:

               (a) Uncontested Claims. In the event that, within thirty calendar days after a Notice of Claim is received by the Representatives or Shockwave, as the case may be (the "NOTIFIED PARTY"), pursuant to Sections 11.5 and 11.7, the Notified Party does not contest such Notice of Claim in writing to Shockwave or the Representatives, as the case may be (the "NOTIFYING PARTY") as provided in
Section 11.8(b) (an "UNCONTESTED CLAIM"), the Notified Party will be conclusively deemed to have consented to the recovery by the Notifying Party of the full amount of Damages specified in the Notice of Claim in accordance with
Article 11, including, in the case of a Claim against the Atom Shareholders, the forfeiture of shares of Shockwave Common Stock, Shockwave Preferred Stock and any other assets deposited in escrow pursuant to the terms of Section 2.5 and
Article 11 (including any shares of Shockwave capital stock or other securities into which Shockwave Common Stock or Shockwave Preferred Stock is converted or exchanged or which is received in respect of such shares of Shockwave Common Stock, Shockwave Preferred Stock or other capital stock and securities), in accordance with Section 11.3(a) and, without further notice, to have stipulated to the entry of a final judgment for damages against, as the case may be, Shockwave or the Atom Shareholders for such amount in the Superior Court for the County of San Francisco, the United States District Court for the Northern District of California or any other court having jurisdiction over the matter where venue is proper.

               (b) Contested Claims. In the event that the Notified Party gives the Notifying Party written notice contesting all or any portion of a Notice of Claim (a "CONTESTED CLAIM") within the thirty day period specified in Section 11.8(a), then: (i) such Contested Claim will be resolved by either (A) a written settlement agreement executed by the Notified Party and the Notifying Party or
(B) in the absence of such a written settlement agreement, by binding arbitration between the Notified Party and the Notifying Party in accordance with the terms and provisions of Section 11.8(c).

               (c) Arbitration of Contested Claims. Shockwave and Atom agree that any Contested Claim will be submitted to mandatory, final and binding arbitration before J.A.M.S./ENDISPUTE or its successor ("J.A.M.S."), pursuant to the United States Arbitration

Act, 9 U.S.C., Section 1 et seq. and that any such arbitration will be conducted in San Francisco County, California. Either Shockwave or the Representatives may commence the arbitration process called for by this Agreement by filing a written demand for arbitration with J.A.M.S. and giving a copy of such demand to each of the other party to this Agreement. The arbitration will be conducted in accordance with the provisions of J.A.M.S' Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration, subject to the provisions of Section 11.8(c). The parties will cooperate with J.A.M.S. and with each other in promptly selecting an arbitrator from J.A.M.S.' panel of neutrals, and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement. The parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with subparagraph (i) below. The provisions of this Section 11.8(c) may be enforced by any court of competent jurisdiction, and the party seeking enforcement will be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Subject to the provisions of subparagraph
(vii) below, judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

                      (i) Payment of Costs. The parties will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will determine the party who is the prevailing party and the party who is the non-prevailing party. The non-prevailing party will pay all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party, the fees of each arbitrator and the administrative fee of the arbitration proceedings. If such an award would result in manifest injustice, however, the arbitrator may apportion such costs, fees and expenses between the parties in such a manner as the arbitrator deems just and equitable.

                      (ii) Burden of Proof. Except as may be otherwise expressly provided herein, for any Contested Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding governed by California law exclusively.

                      (iii) Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "FINAL AWARD") and will deliver such documents to the Representatives and Shockwave, together with a signed copy of the Final Award. Subject to the provisions of subparagraph (vii) below, the Final Award will constitute a conclusive determination of all issues in question, binding upon the Atom Shareholders, the Representatives and Shockwave, and will include an affirmative statement to such effect. To the extent that the Final Award determines that a Shockwave Indemnified Person or an Atom Indemnified Person has actually incurred Damages in connection with the Contested Claim through the date of the Final Award ("INCURRED DAMAGES"), the Final Award will set forth and award to the Shockwave Indemnified Persons or the Atom Indemnified Persons, as the case may be, the amount of such Incurred Damages. In addition, the Final Award will set forth and award to the Shockwave Indemnified Persons or the Atom Indemnified

Persons, as the case may be, an additional amount of Damages equal to the reasonably foreseeable amount of alleged Damages that the arbitrator determines (based on the evidence submitted by the parties in the arbitration) are reasonably likely to be incurred by such persons as a result of the facts giving rise to the Contested Claim ("ESTIMATED DAMAGES"), which amount of Estimated Damages may include the amount of damages claimed by a third party in an action brought against any Indemnified Person based on alleged facts which, if true, would give rise to Damages. Awards of Damages will be subject to the provisions regarding the "Basket" (as defined in Section 11.3); provided, however, that awards of Damages arising out of fraudulent conduct, fraudulent misrepresentation or other willful misconduct on the part of Shockwave or any officer, director, employee or agent of Shockwave; or Atom or any officer, director, employee or agent of Atom or any subsidiary of Atom will not be subject to such provisions regarding the "Basket."

                      (iv) Timing. The Representatives, Shockwave and the arbitrator will conclude each arbitration pursuant to this Section 11.8 as promptly as possible for the Contested Claim being arbitrated.

                      (v) Terms of Arbitration. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                      (vi) Exclusive Remedy. Following the Effective Time, except as specifically otherwise provided in this Agreement, arbitration conducted in accordance with this Agreement will be the sole and exclusive remedy of the parties for any Claim made pursuant to Article 11.

                      (vii) Treatment of Damages. Upon issuance and delivery of the Final Award as provided in subparagraph (iii) above, the Shockwave Indemnified Persons or Atom Indemnified Persons, as the case may be, will immediately be entitled to recover (A) the amount of any Incurred Damages determined and awarded under such Final Award and (B) the amount of Estimated Damages determined and awarded under such Final Award and such Incurred Damages and such Estimated Damages will be deemed to be owed to the Shockwave Indemnified Persons or Atom Indemnified Persons, as the case may be, for purposes of this Agreement. Both Incurred Damages and Estimated Damages owed to Shockwave Indemnified Persons or Atom Indemnified Persons, as the case may be, are deemed to be Damages for purposes of this Agreement.

        11.9 Distribution Upon Termination of Escrow Period. As soon as reasonably practicably following the Release Date, Shockwave will deliver to the Atom Shareholders all of the Escrow Shares in excess of any amount of Escrow Shares necessary to satisfy any unsatisfied or disputed claims for Damages specified in any Notice of Claim delivered to the Representatives before the Release Date. As soon as all such claims have been resolved, Shockwave will deliver to the Atom Shareholders all remaining Escrow Shares not required to satisfy such claims.

                                   ARTICLE 12
                                  MISCELLANEOUS

        12.1 Governing Law. The internal laws of the State of California, irrespective of its choice of law principles, will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto; provided however, that issues involving the consummation and effects of the Merger will be governed by the laws of the States of Delaware and Washington.

        12.2 Assignment; Binding Upon Successors and Assigns. Except as set forth in Section 12.12, neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this provision will be void.

        12.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

        12.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

        12.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereunder will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

        12.6 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto as provided in this Section at any time before or after approval of this Agreement by the Atom Shareholders



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
or the Shockwave Shareholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Atom Shareholders or the Shockwave Shareholders without obtaining such further approval. At any time prior to the Effective Time, each of Atom and Shockwave, by action taken by its Board of Directors, may, to the extent legally allowed,
(a) extend the time for the performance of any of the obligations or other acts of the other; (b) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and
(c) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension will be effective unless signed in writing by the party against whom such waiver or extension is asserted. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

        12.7 Expenses. Each party will bear its respective legal, auditors', investment bankers' and financial advisors' fees and other expenses incurred with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement ("TRANSACTION EXPENSES"); provided, however, that, if the Merger is successfully consummated, any Transaction Expenses of Atom (including Transaction Expenses that are paid by Atom at or prior to the Effective Time, but excluding fees and expenses of Morgan Stanley, which fees and expenses will be paid by Shockwave as the Surviving Corporation following the Merger) in excess of $350,000 will be paid by the Atom Shareholders at or prior to the Closing; provided further that any fees and expenses of a purchaser representative for the Atom Shareholders who are unaccredited investors will be paid by the Atom Shareholders. If for any reason Shockwave pays any amounts in excess of the foregoing limit, Shockwave will be entitled to be reimbursed by the Atom Shareholders for such payment and, if not so reimbursed, Shockwave will be entitled to treat the amount of payment as Damages recoverable under Section 11.2, without giving effect to the Basket.

        12.8 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

        12.9 Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by facsimile, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by facsimile, five days after mailing if sent by mail, and one day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:



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
               If to Shockwave:

                      Shockwave.com, Inc.
                      650 Townsend Street, Suite 450
                      San Francisco, CA 94103
                      Attention:  General Counsel
                      Fax Number:  (415) 621-0751

               with copies to:

                      Fenwick & West LLP
                      275 Battery Street, Suite 1500
                      San Francisco, CA  94111
                      Attention:  Douglas N. Cogen
                      Fax Number:  (415) 281-1350

               If to Atom:

                      Atom Corporation
                      815 Western Avenue, Suite 300
                      Seattle, WA 98104
                      Attention: President
                      Fax Number:  (206) 264-0223

               with a copy to:

                      Venture Law Group
                      4750 Carillon Point
                      Kirkland, WA  98033
                      Attention:  Craig E. Sherman
                      Fax Number:  (425) 739-8750



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
               If to the Representatives:

                      Robert Egan
                      Chase Capital Partners
                      380 Madison Avenue, 12th Floor
                      New York, NY 10017
                      Fax Number:  (212) 622-3101

                      Thomas Heogh
                      Arts Alliance
                      60 Sloan Avenue
                      London FW33DD
                      United Kingdom
                      Fax Number:  (44) 0 171 594 4026

               with a copy to:

                      Venture Law Group
                      4750 Carillon Point
                      Kirkland, WA  98033
                      Attention:  Craig E. Sherman
                      Fax Number:  (425) 739-8750

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 12.9.

        12.10 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole. Unless otherwise indicated, the words "include," "includes" and "including" when used herein will be deemed in each case to be followed by the words "without limitation." Each reference herein to a law, statute, regulation, document or agreement will be deemed in each case to include all amendments thereto.

        12.11 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other party. No party will hold itself out as having any authority or relationship in contravention of this Section.

        12.12 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further



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
written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

        12.13 Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement; except that the provisions of Article 11 are intended to create third party beneficiary rights for the Atom Shareholders.

        12.14 Public Announcement. Upon execution of this Agreement, Shockwave and Atom will issue a press release approved by both parties announcing the Merger. Thereafter, Shockwave in its discretion may issue press releases and make other disclosures regarding the Merger. Prior to the publication of such initial and mutually agreed press release, neither party will make any public announcement relating to this Agreement or the other transactions contemplated by this Agreement (except as may be required by law). Neither Shockwave nor Atom will make any disclosures regarding this Agreement or the Merger that would jeopardize Shockwave's ability to timely and lawfully issue the Shockwave Merger Shares in the Merger pursuant to the exemptions described in Section 2.7.

        12.15 Atom Disclosure Letter and Shockwave Disclosure Letter. The Atom Disclosure Letter and the Shockwave Disclosure Letter will be arranged in separate parts corresponding to the numbered and lettered sections contained in Articles 3 and 4, respectively, and the information disclosed in any numbered or lettered part will be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Articles 3 and 4, respectively, and any other representation or warranty in such Article to which the relevance of such information is readily apparent from the text of the information disclosed, but will not be deemed to relate to or to qualify any other representation or warranty.

        12.16 Confidentiality. Atom and Shockwave each confirm that they have entered into the Nondisclosure Agreement and that they are each bound by, and will abide by, the provisions of such Nondisclosure Agreement (except that Shockwave will cease to be bound by the Nondisclosure Agreement after the Merger becomes effective). If this Agreement is terminated, the Nondisclosure Agreement will remain in full force and effect and all copies of documents containing confidential information of a disclosing party will be returned by the receiving party to the disclosing party or be destroyed, as provided in the Nondisclosure Agreement.

        12.17 Entire Agreement. This Agreement, the Note Purchase Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Nondisclosure Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.



         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHOCKWAVE.COM, INC.                                ATOM CORPORATION



By: /s/ Robert Burgess                             By: /s/ Mika Salmi
   --------------------------                         --------------------------
Name: Robert Burgess                               Name: Mika Salmi
     ------------------------                           ------------------------
Title:  CFO                                           Title: CEO
      -----------------------                            -----------------------




            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                LIST OF EXHIBITS



Exhibit A      Atom Voting Agreement

Exhibit B      Investment Representation Letter

Exhibit C      Shockwave Voting Agreement

Exhibit D      Restated Certificate of Incorporation

Exhibit E      Certificate of Merger

Exhibit F      Articles of Merger

Exhibit G      First Amended and Restated Investors' Rights Agreement

Exhibit H      Amendment to Atom Option

Exhibit I      Matters to be Covered in the Opinion of Fenwick & West LLP

Exhibit J      Matters to be Covered in the Opinion of Venture Law Group

Exhibit K      Employment and Noncompetition Agreement

                                                                       EXHIBIT A

                             ATOM VOTING AGREEMENT


        This ATOM VOTING AGREEMENT (this "AGREEMENT") is entered into as of December 14, 2000 (the "AGREEMENT DATE") by and between Shockwave.com, Inc., a Delaware corporation ("SHOCKWAVE"), and [name of shareholder] ("SHAREHOLDER").


                                    RECITALS

        A. Concurrently with the execution of this Agreement, Shockwave and Atom Corporation, a Washington corporation ("ATOM"), are entering into an Agreement and Plan of Reorganization dated as of December 14, 2000 (the "MERGER AGREEMENT"), which provides (subject to the conditions set forth therein) for the merger of Atom with and into Shockwave (the "MERGER") with Shockwave to survive the Merger. Upon the effectiveness of the Merger, the outstanding shares of Atom Common Stock and Atom Preferred Stock will be converted into the right to receive Shockwave Common Stock and Shockwave Series C Preferred Stock, and outstanding Atom Options and Atom Warrants to purchase shares of Atom Common Stock and Atom Preferred Stock will be converted into Shockwave Options and Shockwave Warrants, all as more particularly set forth in the Merger Agreement. Capitalized terms used but not otherwise defined in this Agreement will have the same meanings ascribed to such terms in the Merger Agreement.

        B. As of the Agreement Date, Shareholder owns in the aggregate (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of shares of Atom Common Stock and Atom Preferred Stock set forth below Shareholder's name on the signature page of this Agreement (all such shares, together with any shares of Atom Common Stock and Atom Preferred Stock or any other shares of capital stock of Atom that may hereafter be acquired by Shareholder, being collectively referred to herein as the "SUBJECT SHARES"). If, between the Agreement Date and the Expiration Date (as defined in Section 1.1(b) below), the outstanding shares of Atom's capital stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the shares constituting the Subject Shares shall be appropriately adjusted, and shall include any shares or other securities of Atom issued on, or with respect to, the Subject Shares in such a transaction.

        C. As a condition to the willingness of Shockwave to enter into the Merger Agreement, Shockwave has required that Shareholder agree, and in order to induce Shockwave to enter into the Merger Agreement, Shareholder has agreed, to enter into this Agreement.

        In consideration of the facts recited above, the parties to this Agreement, intending to be legally bound by this Agreement, now hereby agree as follows:

                                    ARTICLE 1
                           TRANSFER OF SUBJECT SHARES

        1.1 No Transfer of Voting Rights.

                (a) Shareholder covenants and agrees that, prior to the Expiration Date, Shareholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into an agreement of any kind with respect to any of the Subject Shares, except for the Proxy called for by Section
2.2 of this Agreement and except for any other proxy granted by Shareholder to Shockwave.

                (b) As used in this Agreement, the term "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated in accordance with the provisions of Article 10 of the Merger Agreement or (ii) the Effective Time of the Merger.

        1.2 Prohibition on Disposition and Transfer. Shareholder agrees that prior to the Expiration Date, Shareholder will not, directly or indirectly, sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce Shareholder's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to the Subject Shares, except in connection with the Merger.

                                    ARTICLE 2
                            VOTING OF SUBJECT SHARES

        2.1 Agreement. Shareholder hereby agrees that, prior to the Expiration Date, at any meeting of Atom Shareholders, however called, and in any action taken by the written consent of Atom Shareholders without a meeting, unless otherwise directed in writing by Shockwave, Shareholder shall vote the Subject
Shares:

                (a) in favor of the Merger, the execution and delivery by Atom of the Merger Agreement attached hereto as Exhibit 1 and the adoption and approval of the terms thereof and in favor of each of the other transactions contemplated by the Merger Agreement, and any action required in furtherance hereof and thereof;

                (b) in favor of the amendment and restatement of the Articles of Incorporation of Atom to provide that no payment of a liquidation preference to holders of Atom Preferred Stock will be paid in connection with the Merger;

                (c) in favor of the waiver (by amendment of any such agreement or otherwise), effective as of immediately prior to the effectiveness of the Merger, of any rights of first refusal, rights of first offer, rights of notice or rights of co-sale of Shareholder under any agreement applicable to the Subject Shares, to the extent that the same may apply to the Merger or any other actions or transactions contemplated by the Merger Agreement; provided, however, that such waiver will not apply to the shares of Shockwave Common Stock or Shockwave Preferred Stock issued or issuable to Shareholder in connection with the Merger; and

                (d) against any "Alternative Transaction" (as defined in Section
5.7 of the Merger Agreement).

Prior to the Expiration Date, Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clauses (a), (b), (c) or (d) of this Section 2.1.

        2.2 Proxy. Contemporaneously with the execution of this Agreement, Shareholder shall deliver to Shockwave a proxy with respect to the Subject Shares in the form and substance attached hereto as Exhibit 2, which proxy shall be irrevocable to the fullest extent permitted by applicable law (the "PROXY").

                                    ARTICLE 3
                                     WAIVER

        3.1 Appraisal Rights. Shareholder hereby agrees not to exercise any rights of appraisal and any dissenters' rights that Shareholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

        3.2 Other Rights. Shareholder hereby waives any rights of first refusal, rights of first offer, rights to notice or rights of co-sale of Shareholder under any agreement applicable to the Subject Shares, in each case as the same may apply to the execution and delivery of the Merger Agreement and the consummation of the Merger and the other actions and transactions contemplated by the Merger Agreement; provided, however, that such waiver will not apply to the shares of Shockwave Common Stock or Shockwave Preferred Stock issued or issuable to Shareholder in connection with the Merger.

        3.3 Consent and Waiver. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Shareholder is a party or pursuant to any rights Shareholder may have.

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

        Shareholder hereby represents and warrants to Shockwave that the following representations and warranties will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date:

        4.1 Due Organization, Authorization, etc. Shareholder has all requisite power and capacity to execute and deliver this Agreement and to perform Shareholder's obligations hereunder. This Agreement has been duly executed and delivered by Shareholder and constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        4.2 No Conflicts, Required Filings and Consents.

                (a) The execution and delivery of this Agreement by Shareholder do not, and the performance of this Agreement by Shareholder will not: (i) conflict with or violate any order, decree or judgment applicable to Shareholder or by which Shareholder or the Subject Shares is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others or affect any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, restriction, adverse claim, option on, right to acquire, or any encumbrance or security interest in or to, any of the Subject Shares, except as disclosed in the Shockwave Disclosure Letter.

                (b) The execution and delivery of this Agreement by Shareholder do not, and the performance of this Agreement by Shareholder will not, require any notice to or consent of any third party.

        4.3 Title to Subject Shares. As of the Agreement Date, Shareholder beneficially or of record owns the Subject Shares set forth under Shareholder's name on the signature page hereof and does not directly or indirectly own, either beneficially or of record, any shares of capital stock of Atom, or rights to acquire any shares of capital stock of Atom, other than the Subject Shares set forth below Shareholder's name on the signature page hereof (other than shares subject to Atom Options listed on Schedule 3.4(a)-2 to the Atom Disclosure Letter).

                                    ARTICLE 5
                                  MISCELLANEOUS

        5.1 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

        5.2 Governing Law. The internal laws of the State of Washington (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

        5.3 Assignment; Binding Effect; Third Parties. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of (a) Shareholder and Shareholder's heirs, successors and assigns and (b) Shockwave and its successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person or entity other than the parties hereto or their respective heirs, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        5.4 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

        5.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        5.6 Termination; Amendment; Waiver. This Agreement shall terminate on the Expiration Date. This Agreement may be amended by the written agreement of the parties hereto. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless such waiver is set forth in a writing signed by such party. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

        5.7 Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, three (3) days after mailing if sent by mail, and one (l) business day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

If to Shareholder:                                If to Shockwave:

At the address set forth below Shareholder's      Shockwave.com, Inc.
signature on the signature page hereto;           650 Townsend Street, Suite 450
                                                  San Francisco, CA 94103
                                                  Attn:  General Counsel
                                                  Fax Number: (415) 621-0751

or to such other address as a party designates in a writing delivered to each of the other parties hereto.

        5.8 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto. The parties hereto waive trial by jury in any action at law or suit in equity based upon, or arising out of, this Agreement or the subject matter hereof.

        5.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedy to which Shockwave is entitled at law or in equity, Shockwave shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any California court or in any other court of competent jurisdiction.

        5.10 Other Agreements. Nothing in this Agreement shall limit any of the rights or remedies of Shockwave or any of the obligations of Shareholder under any other agreement.

        5.11 Construction. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. Unless otherwise indicated herein, all references in this Agreement to "Sections" refer to sections of this Agreement. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, Shockwave and Shareholder have caused this Agreement to be executed as of the Agreement Date first written above.



SHOCKWAVE.COM, INC.


By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------


SHAREHOLDER


By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------
Address:
        ------------------------------------

        ------------------------------------

        ------------------------------------
Facsimile:
          ----------------------------------



NO. OF SHARES OF ATOM CAPITAL STOCK



Common Stock:
             -------------------------------
Series A Preferred Stock:
                         -------------------
Series B Preferred Stock:
                         -------------------
Series C Preferred Stock:
                         -------------------


                    [SIGNATURE PAGE TO ATOM VOTING AGREEMENT]

                                                 EXHIBIT "2" TO VOTING AGREEMENT


                                IRREVOCABLE PROXY

        The undersigned shareholder of Atom Corporation, a Washington corporation ("ATOM"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Robert Burgess and/or Shockwave.com, Inc., a Delaware corporation ("SHOCKWAVE"), and each of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the fullest extent of the undersigned's rights with respect to (i) the shares of Atom Common Stock and Atom Preferred Stock owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of Atom which the undersigned may acquire after the date hereof. The shares of the capital stock of Atom referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "SHARES." Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares (other than any proxies granted to Shockwave) are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with that certain Atom Voting Agreement, dated as of the date hereof, between Shockwave and the undersigned (the "VOTING AGREEMENT"), and is granted in consideration of Shockwave entering into the Agreement and Plan of Reorganization dated as of December 14, 2000 between Shockwave and Atom (the "MERGER AGREEMENT"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Voting Agreement.

        The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date at any meeting of Atom Shareholders, however called, or in any action by written consent of Atom Shareholders:

        (i) in favor of the Merger, the execution and delivery by Atom of the Merger Agreement attached hereto as Exhibit 1 and the adoption and approval of the terms thereof and in favor of each of the other transactions contemplated by the Merger Agreement, and any action required in furtherance hereof and thereof;

        (ii) in favor of the amendment and restatement of the Articles of Incorporation of Atom to provide that no payment of a liquidation preference to holders of Atom Preferred Stock will be paid in connection with the Merger;

        (iii) in favor of the waiver (by amendment of any such agreement or otherwise), effective as of immediately prior to the effectiveness of the Merger, of any rights of first refusal, rights of first offer, rights of notice or rights of co-sale of Shareholder under any agreement applicable to the Subject Shares, to the extent that the same may apply to the Merger or any other actions or transactions contemplated by the Merger Agreement; provided, however, that such waiver will not apply to the shares of Shockwave Common Stock or Shockwave Preferred Stock issued or issuable to Shareholder in connection with the Merger; and

        (iv) against any "Alternative Transaction" (as defined in Section 5.7 of the Merger Agreement).

        The undersigned shareholder may vote the Shares on all other matters not described in the foregoing subparagraphs (i), (ii), (iii) and (iv) above.

        Prior to the Expiration Date, at any meeting of Atom Shareholders, however called, and in any action by written consent of Atom Shareholders, the attorneys and proxies named above may, in their sole discretion, elect to abstain from voting on any matter covered by the foregoing subparagraphs (i),
(ii), (iii) and (iv) above.

        This proxy and any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

        This proxy shall terminate upon the Expiration Date.



Dated: December 14, 2000


                                       Name:
                                            ------------------------------------
                                       By:
                                          --------------------------------------
                                       Title (If Applicable):
                                                             -------------------


                      [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                                                       EXHIBIT B

                                January 12, 2001

Shockwave.com, Inc.
650 Townsend Street, Suite 450
San Francisco, California 94103

        RE: INVESTMENT REPRESENTATION LETTER [to be executed by accredited investors]

Ladies and Gentlemen:

        The undersigned ("SHAREHOLDER") holds shares of Common Stock and/or Preferred Stock of Atom Corporation, a Washington corporation ("ATOM"). Pursuant to that certain Agreement and Plan of Reorganization dated as of December 14, 2000 (the "MERGER AGREEMENT") by and between Shockwave.com, Inc., a Delaware corporation ("SHOCKWAVE"), and Atom, Atom will be merged with and into Shockwave (the "MERGER"), with Shockwave to be the surviving corporation of the Merger. In connection with the Merger, Shockwave will issue to Atom Shareholders Shockwave Common Stock and Shockwave Series C Preferred Stock (the "MERGER SHARES") in a private placement effected in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act, and exemptions from the qualification requirements of applicable state law. Shareholder is a shareholder of Atom, and Shareholder acknowledges and agrees that Shockwave is relying on the truth and accuracy of the representations and warranties made by Shareholder in this Investment Representation Letter in order to rely on the exemption described above. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings given to such terms in the Merger Agreement.

        Shareholder hereby makes the following representations, warranties and agreements to Shockwave, each of which representations and warranties contained in the following Sections of this Investment Representation Letter are true and correct as to Shareholder as of the date hereof and will be true and correct on and as of the Closing Date.

        1. Binding Agreement; Authority. This Investment Representation Letter constitutes Shareholder's valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. Shareholder has executed, delivered and performed his/her/its obligations under, and has all requisite legal power, authority and capacity to execute, deliver and perform his/her/its obligations under, this Investment Representation Letter. The execution, delivery and performance by Shareholder of this Investment Representation Letter have been duly and validly approved and authorized by all necessary corporate, trust, partnership or custodial action required by applicable law.

        2. Title; No Other Securities; Waiver. Shareholder has good and marketable title to that number of shares of Atom Common Stock and/or Atom Preferred Stock as set forth beside his/her/its name on Schedule 3.4(a)-1 to the Atom Disclosure Letter (the "SUBJECT SHARES"), free and clear of all mortgages, deeds of trust, security interests, pledges, liens, title retention devices, collateral assignments, claims, charges, restrictions or other encumbrances of any kind. Except as set forth in the Atom Disclosure Schedule, Shareholder has no interest in, or right of any kind to, any other securities of Atom, including any options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of Atom capital stock or any securities convertible into or exchangeable for any shares of Atom capital stock or obligating Atom to grant, issue, extend or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement. Shareholder hereby waives any rights of first refusal, rights of first offer, rights to notice, rights of co-sale, tag-along rights, information rights, registration rights, preemptive rights, rights of redemption or repurchase, and similar rights of Shareholder under any agreement, arrangement or understanding applicable to the Subject Shares, in each case as the same may apply to the execution and delivery of the Merger Agreement and the consummation of the Merger and the other actions and transactions contemplated by the Merger Agreement.

        3. Approval of Agreement; Merger. Shareholder hereby approves the terms of the Merger Agreement and the Merger, and agrees to be bound by the indemnification obligations of Shareholder as security for the performance of the obligations of Shareholder under Article 11 of the Merger Agreement. Shareholder further approves the designation of and designates _____________ as the representative of Shareholder (the "REPRESENTATIVE") and as the attorney-in-fact and agent for and on behalf of Shareholder with respect to claims for indemnification under Article 11 and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under the Merger Agreement in accordance with
Article 11 thereof.

        4. Purchase for Own Account. The Merger Shares to be issued to Shareholder hereunder will be acquired for investment for Shareholder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.

        5. Disclosure of Information. Shareholder has received or has had full access to all the information Shareholder considers necessary or appropriate to make an informed investment decision with respect to the Merger Shares to be issued to Shareholder under the Merger Agreement. Shareholder has had an opportunity to ask questions and receive answers from Shockwave and Atom regarding the terms and conditions of the offering of Merger Shares pursuant to the Merger Agreement and to obtain additional information (to the extent Shockwave possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Shareholder or to which Shareholder had access.

        6. Investment Experience. Shareholder understands that the acquisition of the Merger Shares pursuant to the Merger Agreement involves substantial risk. Shareholder acknowledges that Shareholder can bear the economic risk of Shareholder's investment in the Merger Shares, and has such knowledge and experience in financial or business matters that Shareholder is capable of evaluating the merits and risks of this investment in the Merger Shares and protecting his/her/its own interests in connection with this investment. Shareholder hereby represents that he/she/it is an "accredited investor" as such term is defined under Section 501(a) of Regulation D promulgated under the Securities Act.

        7. Merger Shares. Shareholder understands that the Merger Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Shockwave in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Shareholder represents that Shareholder is familiar with Securities Exchange Commission Rule 144 as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Shareholder understands that, except as set forth in Section 2.7 of the Merger Agreement and the Investors' Rights Agreement, Shockwave is under no obligation to register any of the Merger Shares. Shareholder agrees to be bound by the limitations and restrictions set forth in Section 2.7 of the Merger Agreement and the Investors' Rights Agreement while exercising any of the rights granted to Shareholder therein.

        8. Further Limitations on Disposition. Without in any way limiting the representations set forth above, Shareholder further agrees not to make any disposition of all or any portion of the Merger Shares issued to Shareholder in the Merger unless and until:

                (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                (b) Shareholder shall have notified Shockwave of the proposed disposition and shall have furnished Shockwave with a statement of the circumstances surrounding the proposed disposition, and, at the expense of Shareholder or Shareholder's transferee, with an opinion of counsel, reasonably satisfactory to Shockwave, that such disposition will not require registration of such securities under the Securities Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required for the transfer of such shares by gift, will or intestate succession by Atom Shareholder to his or her spouse or lineal descendants or ancestors or any charitable organization or any trust for any of the foregoing, personal representative (such as an executor of Shareholder's will), custodian or conservator of Shareholder in the case of the death, bankruptcy or adjudication of incompetency of Shareholder, partners of Shareholder if Shareholder is a partnership or members of Shareholder if Shareholder is a limited liability company (each a "PERMITTED TRANSFEREE"); provided that the Permitted Transferee agrees in writing to be subject to the terms of this Section 8 to the same extent as if the transferee were an original Shareholder hereunder.

        9. Legends. Shareholder acknowledges and understands that the certificates evidencing the Merger Shares issued in the Merger will bear the legend set forth below:

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed by Shockwave from any certificate evidencing Merger Shares upon receipt by Shockwave of an opinion by its counsel that a registration statement under the Securities Act is at that time in effect with respect to the legended security or upon delivery to Shockwave of an opinion by its counsel, or counsel reasonably satisfactory to Shockwave, that such security can be freely transferred in a public sale without such a registration statement being in effect.

        10. Stop-Transfer Instructions. Shareholder agrees that to ensure compliance with the restrictions imposed by this Investment Representation Letter, Shockwave may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and if Shockwave transfers its own securities, it may make appropriate notations to the same effect in its own records.

        11. Refusal to Transfer. Shockwave will not be required to (a) register a transfer on its books any Merger Shares that have been sold or otherwise transferred in violation of any of the provisions of this Investment Representation Letter, or (b) treat as owner of such Merger Shares, or to accord the right to vote or pay dividends, to any purchaser or other trustee to whom such Merger Shares have been so transferred.

        12. Compliance With Laws and Regulations. The issuance and transfer of the Merger Shares will be subject to and conditioned upon compliance by Shockwave and Shareholder with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which Merger Shares may be listed or quoted at the time of such issuance or transfer.

        13. Entire Agreement. This Investment Representation Letter and the specific provisions of the Merger Agreement by which Shareholder has agreed to be bound constitute the entire agreement and understanding of the parties with respect to the subject matter of this Investment Representation Letter, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

        14. Construction of Agreement. This Investment Representation Letter has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party.

        15. Governing Law. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Investment Representation Letter, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

        16. Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Investment Representation Letter will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        17. Severability. If any provision of this Investment Representation Letter, or the application thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Investment Representation Letter and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

        18. Counterparts. This Investment Representation Letter may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument.

        19. Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereunder will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Investment Representation Letter were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Investment Representation Letter and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

        20. Amendment and Waivers. Any term or provision of this Investment Representation Letter may be amended, and the observance of any term of this Investment Representation Letter may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby.

                                            Very truly yours,


                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Name (Please Type or Print)

                                            ------------------------------------
                                            Address

                                            ------------------------------------
                                            City, State and Zip Code



ACKNOWLEDGED AND AGREED:

Shockwave.com, Inc.



By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------


        [SIGNATURE PAGE TO INVESTMENT REPRESENTATION LETTER - ACCREDITED]

                                January 12, 2001

Shockwave.com, Inc.
650 Townsend Street, Suite 450
San Francisco, California 94103


        RE: INVESTMENT REPRESENTATION LETTER [to be executed by unaccredited investors]

Ladies and Gentlemen:

        The undersigned ("SHAREHOLDER") holds shares of Common Stock and/or Preferred Stock of Atom Corporation, a Washington corporation ("ATOM"). Pursuant to that certain Agreement and Plan of Reorganization dated as of December 14, 2000 (the "MERGER AGREEMENT") by and between Shockwave.com, Inc., a Delaware corporation ("SHOCKWAVE"), and Atom, Atom will be merged with and into Shockwave (the "MERGER"), with Shockwave to be the surviving corporation of the Merger. In connection with the Merger, Shockwave will issue to Atom Shareholders Shockwave Common Stock and Shockwave Series C Preferred Stock (the "MERGER SHARES") in a private placement effected in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act, and exemptions from the qualification requirements of applicable state law. Shareholder is a shareholder of Atom, and Shareholder acknowledges and agrees that Shockwave is relying on the truth and accuracy of the representations and warranties made by Shareholder in this Investment Representation Letter in order to rely on the exemption described above. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings given to such terms in the Merger Agreement.

        Shareholder hereby makes the following representations, warranties and agreements to Shockwave, each of which representations and warranties contained in the following Sections of this Investment Representation Letter are true and correct as to Shareholder as of the date hereof and will be true and correct on and as of the Closing Date.

        1. Binding Agreement; Authority. This Investment Representation Letter constitutes Shareholder's valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. Shareholder has executed, delivered and performed his/her/its obligations under, and has all requisite legal power, authority and capacity to execute, deliver and perform his/her/its obligations under, this Investment Representation Letter. The execution, delivery and performance by Shareholder of this Investment Representation Letter have been duly and validly approved and authorized by all necessary corporate, trust, partnership or custodial action required by applicable law.

        2. Title; No Other Securities; Waiver. Shareholder has good and marketable title to that number of shares of Atom Common Stock and/or Atom Preferred Stock as set forth beside his/her/its name on Schedule 3.4(a)-1 to the Atom Disclosure Letter (the "SUBJECT SHARES"), free and clear of all mortgages, deeds of trust, security interests, pledges, liens, title retention devices, collateral assignments, claims, charges, restrictions or other encumbrances of any kind. Except as set forth in the Atom Disclosure Schedule, Shareholder has no interest in, or right of any kind to, any other securities of Atom, including any options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of Atom capital stock or any securities convertible into or exchangeable for any shares of Atom capital stock or obligating Atom to grant, issue, extend or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement. Shareholder hereby waives any rights of first refusal, rights of first offer, rights to notice, rights of co-sale, tag-along rights, information rights, registration rights, preemptive rights, rights of redemption or repurchase, and similar rights of Shareholder under any agreement, arrangement or understanding applicable to the Subject Shares, in each case as the same may apply to the execution and delivery of the Merger Agreement and the consummation of the Merger and the other actions and transactions contemplated by the Merger Agreement.

        3. Approval of Agreement; Merger. Shareholder hereby approves the terms of the Merger Agreement and the Merger, and agrees to be bound by the indemnification obligations of Shareholder as security for the performance of the obligations of Shareholder under Article 11 of the Merger Agreement. Shareholder further approves the designation of and designates _____________ as the representative of Shareholder (the "REPRESENTATIVE") and as the attorney-in-fact and agent for and on behalf of Shareholder with respect to claims for indemnification under Article 11 and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under the Merger Agreement in accordance with
Article 11 thereof.

        4. Purchase for Own Account. The Merger Shares to be issued to Shareholder hereunder will be acquired for investment for Shareholder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.

        5. Disclosure of Information. Shareholder has received or has had full access to all the information Shareholder considers necessary or appropriate to make an informed investment decision with respect to the Merger Shares to be issued to Shareholder under the Merger Agreement. Shareholder has had an opportunity to ask questions and receive answers from Shockwave and Atom regarding the terms and conditions of the offering of Merger Shares pursuant to the Merger Agreement and to obtain additional information (to the extent Shockwave possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Shareholder or to which Shareholder had access.

        6. Investment Experience. Shareholder understands that the acquisition of the Merger Shares pursuant to the Merger Agreement involves substantial risk. Shareholder acknowledges that Shareholder can bear the economic risk of Shareholder's investment in the Merger Shares, and has such knowledge and experience in financial or business matters that Shareholder is capable of evaluating the merits and risks of this investment in the Merger Shares and protecting his/her/its own interests in connection with this investment.

        7. Appointment of Purchaser Representative. Shareholder hereby appoints _______________ to act as a "purchaser representative," as that term is used in Rule 501(h) promulgated under the Securities Act, for the purpose of making Shareholder's decision to exchange Atom Common Stock and/or Atom Preferred Stock pursuant to the Merger Agreement.

        8. Merger Shares. Shareholder understands that the Merger Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Shockwave in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Shareholder represents that Shareholder is familiar with Securities Exchange Commission Rule 144 as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Shareholder understands that, except as set forth in
Section 2.7 of the Merger Agreement and the Investors' Rights Agreement, Shockwave is under no obligation to register any of the Merger Shares. Shareholder agrees to be bound by the limitations and restrictions set forth in
Section 2.7 of the Merger Agreement and the Investors' Rights Agreement while exercising any of the rights granted to Shareholder therein.

        9. Further Limitations on Disposition. Without in any way limiting the representations set forth above, Shareholder further agrees not to make any disposition of all or any portion of the Merger Shares issued to Shareholder in the Merger unless and until:

                (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                (b) Shareholder shall have notified Shockwave of the proposed disposition and shall have furnished Shockwave with a statement of the circumstances surrounding the proposed disposition, and, at the expense of Shareholder or Shareholder's transferee, with an opinion of counsel, reasonably satisfactory to Shockwave, that such disposition will not require registration of such securities under the Securities Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required for the transfer of such shares by gift, will or intestate succession by Atom Shareholder to his or her spouse or lineal descendants or ancestors or any charitable organization or any trust for any of the foregoing, personal representative (such as an executor of Shareholder's will), custodian or conservator of Shareholder in the case of the death, bankruptcy or adjudication of incompetency of Shareholder, partners of Shareholder if Shareholder is a partnership or members of Shareholder if Shareholder is a limited liability company (each, a "PERMITTED TRANSFEREE"); provided that the Permitted Transferee agrees in writing to be subject to the terms of this Section 9 to the same extent as if the transferee were an original Atom Shareholder hereunder.

        10. Legends. Shareholder acknowledges and understands that the certificates evidencing the Merger Shares issued in the Merger will bear the legend set forth below:

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT

        TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed by Shockwave from any certificate evidencing Merger Shares upon receipt by Shockwave of an opinion by its counsel, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or upon delivery to Shockwave of an opinion by its counsel, or counsel reasonably satisfactory to Shockwave, that such security can be freely transferred in a public sale without such a registration statement being in effect.

        11. Stop-Transfer Instructions. Shareholder agrees that to ensure compliance with the restrictions imposed by this Investment Representation Letter, Shockwave may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and if Shockwave transfers its own securities, it may make appropriate notations to the same effect in its own records.

        12. Refusal to Transfer. Shockwave will not be required to (a) register a transfer on its books any Merger Shares that have been sold or otherwise transferred in violation of any of the provisions of this Investment Representation Letter, or (b) treat as owner of such Merger Shares, or to accord the right to vote or pay dividends, to any purchaser or other trustee to whom such Merger Shares have been so transferred.

        13. Compliance With Laws and Regulations. The issuance and transfer of the Merger Shares will be subject to and conditioned upon compliance by Shockwave and Shareholder with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which Shockwave's capital stock may be listed or quoted at the time of such issuance or transfer.

        14. Entire Agreement. This Investment Representation Letter and the specific provisions of the Merger Agreement by which Shareholder has agreed to be bound constitute the entire agreement and understanding of the parties with respect to the subject matter of this Investment Representation Letter, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

        15. Construction of Agreement. This Investment Representation Letter has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party.

        16. Governing Law. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Investment Representation Letter, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

        17. Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Investment Representation Letter will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        18. Severability. If any provision of this Investment Representation Letter, or the application thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Investment Representation Letter and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

        19. Counterparts. This Investment Representation Letter may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument.

        20. Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereunder will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Investment Representation Letter were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Investment Representation Letter and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

        21. Amendment and Waivers. Any term or provision of this Investment Representation Letter may be amended, and the observance of any term of this Investment Representation Letter may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby.


                                       Very truly yours,


                                       -----------------------------------------
                                       Signature

                                       -----------------------------------------
                                       Name (Please Type or Print)

                                       -----------------------------------------
                                       Address

                                       -----------------------------------------
                                       City, State and Zip Code

ACKNOWLEDGED AND AGREED:

Shockwave.com, Inc.


By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------


       [SIGNATURE PAGE TO INVESTMENT REPRESENTATION LETTER - UNACCREDITED]

                                                                       EXHIBIT C

                           SHOCKWAVE VOTING AGREEMENT


        This SHOCKWAVE VOTING AGREEMENT (this "AGREEMENT") is entered into as of December 14, 2000 (the "AGREEMENT DATE") by and between Atom Corporation, a Washington corporation ("Atom") and [name of shareholder] ("SHAREHOLDER").

                                    RECITALS

        A. Concurrently with the execution of this Agreement, Shockwave.com, Inc., a Delaware corporation ("SHOCKWAVE"), and Atom are entering into an Agreement and Plan of Reorganization dated as of December 14, 2000 (the "MERGER AGREEMENT"), which provides (subject to the conditions set forth therein) for the merger of Atom with and into Shockwave (the "MERGER") with Shockwave to survive the Merger. Upon the effectiveness of the Merger, the outstanding shares of Atom Common Stock and Atom Preferred Stock will be converted into the right to receive Shockwave Common Stock and Shockwave Series C Preferred Stock, and outstanding Atom Options and Atom Warrants to purchase shares of Atom Common Stock and Atom Preferred Stock will be converted into Shockwave Options and Shockwave Warrants, all as more particularly set forth in the Merger Agreement. Capitalized terms used but not otherwise defined in this Agreement will have the same meanings ascribed to such terms in the Merger Agreement.

        B. As of the Agreement Date, Shareholder owns in the aggregate (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of shares of Shockwave Common Stock and Shockwave Preferred Stock set forth below Shareholder's name on the signature page of this Agreement (all such shares, together with any shares of Shockwave Common Stock and Shockwave Preferred Stock or any other shares of capital stock of Shockwave that may hereafter be acquired by Shareholder, being collectively referred to herein as the "SUBJECT SHARES"). If, between the Agreement Date and the Expiration Date (as defined in Section 1.1(b) below), the outstanding shares of Shockwave's capital stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the shares constituting the Subject Shares shall be appropriately adjusted, and shall include any shares or other securities of Shockwave issued on, or with respect to, the Subject Shares in such a transaction.

        C. As a condition to the willingness of Atom to enter into the Merger Agreement, Atom has required that Shareholder agree, and in order to induce Atom to enter into the Merger Agreement, Shareholder has agreed, to enter into this Agreement.

        In consideration of the facts recited above, the parties to this Agreement, intending to be legally bound by this Agreement, now hereby agree as follows:

                                    ARTICLE 1
                           TRANSFER OF SUBJECT SHARES

        1.1 No Transfer of Voting Rights.

                (a) Shareholder covenants and agrees that, prior to the Expiration Date, Shareholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into an agreement of any kind with respect to any of the Subject Shares, except for the Proxy called for by Section
2.2 of this Agreement.

                (b) As used in this Agreement, the term "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated in accordance with the provisions of Article 10 of the Merger Agreement or (ii) the Effective Time of the Merger.

        1.2 Prohibition on Disposition and Transfer. Shareholder agrees that prior to the Expiration Date, Shareholder will not, directly or indirectly, sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce Shareholder's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to the Subject Shares, except in connection with the Merger.

                                    ARTICLE 2
                            VOTING OF SUBJECT SHARES

        2.1 Agreement. Shareholder hereby agrees that, prior to the Expiration Date, at any meeting of Shockwave Shareholders, however called, and in any action taken by the written consent of Shockwave Shareholders without a meeting, unless otherwise directed in writing by Atom, Shareholder shall vote the Subject
Shares:

                (a) in favor of the Merger, the execution and delivery by Shockwave of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other transactions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof;

                (b) in favor of the amendment and restatement of the Certificate of Incorporation of Shockwave in form and substance attached hereto as Exhibit 1;

                (c) in favor of the waiver (by amendment of any such agreement or otherwise), effective as of immediately prior to the effectiveness of the Merger, of any rights of first refusal, rights of first offer or rights of notice of Shareholder under any agreement applicable to the Subject Shares, to the extent that the same may apply to the Merger or any other actions or transactions contemplated by the Merger Agreement; and

                (d) against any other action which is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger, the other transactions contemplated by the Merger Agreement or any action required in furtherance hereof or thereof.

Prior to the Expiration Date, Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clauses (a), (b), (c) or (d) of this Section 2.1.

        2.2 Proxy. Contemporaneously with the execution of this Agreement, Shareholder shall deliver to Atom a proxy with respect to the Subject Shares in the form and substance attached hereto as Exhibit 2, which proxy shall be irrevocable to the fullest extent permitted by applicable law (the "PROXY").

                                    ARTICLE 3
                                     WAIVER

        3.1 Appraisal Rights. Shareholder hereby agrees not to exercise any rights of appraisal and any dissenters' rights that Shareholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

        3.2 Other Rights. Shareholder hereby waives any rights of first refusal, rights of first offer or rights to notice of Shareholder under any agreement applicable to the Subject Shares, in each case as the same may apply to the execution and delivery of the Merger Agreement and the consummation of the Merger and the other actions and transactions contemplated by the Merger Agreement.

        3.3 Consent and Waiver. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Shareholder is a party or pursuant to any rights Shareholder may have.

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

        Shareholder hereby represents and warrants to Atom that the following representations and warranties will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date:

        4.1 Due Authorization, etc. Shareholder has all requisite power and capacity to execute and deliver this Agreement and to perform Shareholder's obligations hereunder. This Agreement has been duly executed and delivered by Shareholder and constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        4.2 No Conflicts, Required Filings and Consents.

                (a) The execution and delivery of this Agreement by Shareholder do not, and the performance of this Agreement by Shareholder will not: (i) conflict with or violate any order, decree or judgment applicable to Shareholder or by which Shareholder or the Subject Shares is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others or affect any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, restriction, adverse claim, option on, right to acquire, or any encumbrance or security interest in or to, any of the Subject Shares, except as disclosed in the Shockwave Disclosure Letter.

                (b) The execution and delivery of this Agreement by Shareholder do not, and the performance of this Agreement by Shareholder will not, require any notice to or consent of any third party.

        4.3 Title to Subject Shares. As of the Agreement Date, Shareholder beneficially or of record owns the Subject Shares set forth under Shareholder's name on the signature page hereof and does not directly or indirectly own, either beneficially or of record, any shares of capital stock of Shockwave or rights to acquire any shares of capital stock of Shockwave, other than the Subject Shares set forth below Shareholder's name on the signature page hereof (other than shares subject to options).

                                    ARTICLE 5
                                  MISCELLANEOUS

        5.1 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

        5.2 Governing Law. The internal laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

        5.3 Assignment; Binding Effect; Third Parties. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of (a) Shareholder and Shareholder's heirs, successors and assigns and (b) Atom and its successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person or entity other than the parties hereto or their respective heirs, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        5.4 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

        5.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        5.6 Termination; Amendment; Waiver. This Agreement shall terminate on the Expiration Date. This Agreement may be amended by the written agreement of the parties hereto. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless such waiver is set forth in a writing signed by such party. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

        5.7 Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, three (3) days after mailing if sent by mail, and one (l) business day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

If to Shareholder:                                 If to Atom:

At the address set forth below Shareholder's       Atom Corporation
signature on the signature page hereto             815 Western Avenue, Suite 300
                                                   Seattle, WA 98104
                                                   Attn:  President
                                                   Fax Number: (206) 262-0223

or to such other address as a party designates in a writing delivered to each of the other parties hereto.

        5.8 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto. The parties hereto waive trial by jury in any action at law or suit in equity based upon, or arising out of, this Agreement or the subject matter hereof.

        5.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedy to which Atom is entitled at law or in equity, Atom shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Washington court or in any other court of competent jurisdiction.

        5.10 Other Agreements. Nothing in this Agreement shall limit any of the rights or remedies of Atom or any of the obligations of Shareholder under any other agreement.

        5.11 Construction. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party.

Unless otherwise indicated herein, all references in this Agreement to "Sections" refer to sections of this Agreement. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, Atom and Shareholder have caused this Agreement to be executed as of the Agreement Date first written above.


ATOM CORPORATION


By:
   -----------------------------------------
Name:
     ---------------------------------------

Title:
      --------------------------------------


SHAREHOLDER


By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------

Address:
        ------------------------------------

        ------------------------------------

        ------------------------------------
Facsimile:
          ----------------------------------


NO. OF SHARES OF SHOCKWAVE CAPITAL STOCK


Common Stock:
             -------------------------------
Series A Preferred Stock:
                         -------------------
Series B Preferred Stock:
                         -------------------


                 [SIGNATURE PAGE TO SHOCKWAVE VOTING AGREEMENT]

                                                 EXHIBIT "2" TO VOTING AGREEMENT


                                IRREVOCABLE PROXY


        The undersigned shareholder of Shockwave.com, Inc., a Delaware corporation ("Shockwave"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes _____________, ____________ and/or Atom Corporation, a Washington corporation ("ATOM"), and each of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the fullest extent of the undersigned's rights with respect to (i) the shares of Shockwave Common Stock and Shockwave Preferred Stock owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of Shockwave which the undersigned may acquire after the date hereof. The shares of the capital stock of Shockwave referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "SHARES." Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares (other than any proxies granted to Atom) are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with that certain Shockwave Voting Agreement, dated as of the date hereof, between Atom and the undersigned (the "VOTING AGREEMENT"), and is granted in consideration of Atom entering into the Agreement and Plan of Reorganization dated as of December 14, 2000 between Shockwave and Atom ("MERGER AGREEMENT"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Voting Agreement.

        The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date at any meeting of Shockwave Shareholders, however called, or in any action by written consent of Shockwave Shareholders:

        (i) in favor of the Merger, the execution and delivery by Shockwave of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other transactions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof;

        (ii) in favor of the amendment and restatement of the Certificate of Incorporation of Shockwave in form and substance attached hereto as Exhibit 1;

        (iii) in favor of the waiver (by amendment of any such agreement or otherwise), effective as of immediately prior to the effectiveness of the Merger, of any rights of first refusal, rights of first offer or rights of notice of Shareholder under any agreement applicable to the Subject Shares, to the extent that the same may apply to the Merger or any other actions or transactions contemplated by the Merger Agreement; and

        (iv) against any other action which is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger, the other transactions contemplated by the Merger Agreement or any action required in furtherance hereof or thereof.

        The undersigned shareholder may vote the Shares on all other matters not described in the foregoing subparagraphs (i), (ii), (iii) and (iv) above.

        Prior to the Expiration Date, at any meeting of Shockwave Shareholders, however called, and in any action by written consent of Shockwave Shareholders, the attorneys and proxies named above may, in their sole discretion, elect to abstain from voting on any matter covered by the foregoing subparagraphs (i),
(ii), (iii) and (iv) above.

        This proxy and any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

        This proxy shall terminate upon the Expiration Date.



Dated: December 14, 2000


                                       Name:
                                            ------------------------------------
                                       By:
                                          --------------------------------------
                                       Title (If Applicable):
                                                             -------------------

                      [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                                                       EXHIBIT D

             THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               SHOCKWAVE.COM, INC.


        Shockwave.com, Inc., a Delaware corporation, hereby certifies that:

        1. The name of the corporation is Shockwave.com, Inc. The date of filing its original Certificate of Incorporation with the Secretary of State was April 16, 1999.

        2. The Amended and Restated Certificate of Incorporation of the corporation attached hereto as Exhibit "A", which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Second Restated Certificate of Incorporation of this corporation, has been duly adopted by the corporation's Board of Directors and stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the approval of the Corporation's stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, said corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated:  January ____, 2000                    SHOCKWAVE.COM, INC.



                                              By:
                                                 -------------------------------
                                                   Loren Hillberg, Secretary

                                   EXHIBIT "A"

             THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               SHOCKWAVE.COM, INC.


                                    ARTICLE I

               The name of the corporation is Shockwave.com, Inc.

                                   ARTICLE II

        The address of the registered office of the corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent, DE 19901. The name of its registered agent at that address is Incorporating Services, Ltd.


                                   ARTICLE III

        The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law of the State of Delaware.

                                   ARTICLE IV

        This corporation is authorized to issue two (2) classes of shares, designated "Common Stock" and "Preferred Stock." The total number of shares of Common Stock authorized to be issued is One Hundred Sixty Million (160,000,000) shares, $0.001 par value per share. The total number of shares of Preferred Stock authorized to be issued is Sixty-Eight Million Four Hundred Fifty-Five Thousand Five Hundred (68,455,500) shares, $0.001 par value per share, Thirty-Four Million Five Hundred Eighty-One Thousand Five Hundred (34,581,500) of which are designated as "Series A Preferred Stock"; Twenty-One Million Eight Hundred Thousand (21,800,000) of which are designated as "Series B Preferred Stock"; and Twelve Million Seventy Four Thousand (12,074,000) of which are designated as "Series C Preferred Stock," Eight Hundred Ninety-Seven Thousand (897,000) of which are designated as "Series C-1 Preferred Stock," Four Million Six Hundred Seventy Thousand (4,670,000) of which are designated as "Series C-2 Preferred Stock," Six Million Four Hundred Seventeen Thousand (6,417,000) of which are designated as "Series C-3 Preferred Stock."

                                    ARTICLE V

        The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Common Stock are as follows:

        1. DEFINITIONS. For purposes of this Article V, the following definitions apply:

                1.1 "BOARD" shall mean the Board of Directors of the Corporation.

                1.2 "CORPORATION" shall mean this corporation.

                1.3 "COMMON STOCK" shall mean the Common Stock, $0.001 par value, of the Corporation.

                1.4 "COMMON STOCK DIVIDEND" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

                1.5 "ORIGINAL ISSUE DATE" shall mean the date on which the first share of (i) Series A Preferred Stock is issued by the Corporation for the Series A Preferred Stock; (ii) Series B Preferred Stock is issued by the Corporation, for the Series B Preferred Stock; and (iii) Series C Preferred Stock is issued by the Corporation for the Series C Preferred Stock.

                1.6 "ORIGINAL ISSUE PRICE" shall mean Two Dollars Fifty Cents ($2.50) per share for the Series A Preferred Stock, Two Dollars Fifty Cents ($2.50) per share for the Series B Preferred Stock, Eighty-One Cents ($0.81) per share for the Series C-1 Preferred Stock, One Dollar Four Cents ($1.04) per share for the Series C-2 Preferred Stock, and Three Dollars Fifty-Four Cents ($3.54) per share for the Series C-3 Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to each such Series of Preferred Stock).

                1.7 "PERMITTED REPURCHASES" shall mean the repurchase by the Corporation of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Corporation or a subsidiary that are subject to restricted stock purchase agreements or stock option exercise agreements under which the Corporation has the option to repurchase such shares: (i) at cost, upon the occurrence of certain events, such as the termination of employment or services; or (ii) at any price pursuant to the Corporation's exercise of a right of first refusal to repurchase such shares.

                1.8 "PREFERRED STOCK" shall mean the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, collectively.

                1.9 "SERIES A PREFERRED STOCK" shall mean the Series A Preferred Stock, $0.001 par value per share, of the Corporation.

                1.10 "SERIES B PREFERRED STOCK" shall mean the Series B Preferred Stock, $0.001 par value per share, of the Corporation.

                1.11 "SERIES C PREFERRED STOCK" shall mean, collectively, the Series C-1 Preferred Stock, the Series C-2 Preferred Stock, and the Series C-3 Preferred Stock.

                1.12 "SERIES C-1 PREFERRED STOCK" shall mean the Series C-1 Preferred Stock, $0.001 par value per share, of the Corporation.

                1.13 "SERIES C-2 PREFERRED STOCK" shall mean the Series C-2 Preferred Stock, $0.001 par value per share, of the Corporation.

                1.14 "SERIES C-3 PREFERRED STOCK" shall mean the Series C-3 Preferred Stock, $0.001 par value per share, of the Corporation.

                1.15 "SUBSIDIARY" shall mean any corporation of which at least fifty percent (50%) of the outstanding voting stock is at the time owned directly or indirectly by the Corporation or by one or more of such subsidiary corporations.

        2. DIVIDEND RIGHTS.

                2.1 Dividend Preference. The holders of the then outstanding Preferred Stock shall be entitled to receive dividends, when as and if declared by the Board, out of any funds and assets of the Corporation legally available therefor, prior and in preference to the payment of any dividends on the Common Stock. However, no dividends (other than a Common Stock Dividend) shall be paid with respect to the Common Stock during any calendar year unless dividends for each series of Preferred Stock shall have first been paid or declared and set apart for payment to the holders of each such series of Preferred Stock, respectively, during that calendar year in at least an amount per share of Preferred Stock determined by multiplying the (a) dividend to be paid on one share of Common Stock by (b) the number of shares of Common Stock then issuable upon conversion of such share of Preferred Stock pursuant to Section 5; provided, however, that this restriction shall not apply to Permitted Repurchases. Payments of any dividends to the holders of each such series of Preferred Stock shall be paid pro rata, on an equal priority, pari passu basis. Dividends on the Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Preferred Stock by reason of the fact that the Corporation shall fail to declare or pay dividends on the Preferred Stock in any amount in any calendar year or any fiscal year of the Corporation, whether or not the earnings of the Corporation in any calendar year or fiscal year were sufficient to pay dividends.

                2.2 Non-Cash Dividends. Whenever a dividend provided for in this
Section 2 shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board.

        3. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets that may be legally distributed to the Corporation's stockholders (the "AVAILABLE FUNDS AND ASSETS") shall be distributed to stockholders in the following manner:

                3.1 Liquidation Preferences.

                (a) Subject to clause 3.1(b) below, the holders of each share of Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock, an amount per share equal to the Original Issue Price for each such series of Preferred Stock, respectively, plus all declared but unpaid dividends thereon. If upon any liquidation, dissolution or winding up of the Corporation, the Available Funds and Assets shall be insufficient to permit the payment to holders of the Preferred Stock of their full preferential amounts described in this subsection, then all Available Funds and Assets shall be distributed among the holders of the then outstanding Preferred Stock pro rata, on an equal priority, pari passu basis, according to their respective liquidation preferences as set forth herein (with the distributions to the holders of then outstanding Series C Preferred Stock made in accordance with the provisions of clause 3.1(b) below).

                (b) Liquidation Preference Payment to Series C Preferred Stock.

                        (i) To the extent that any payment or distribution is to be made to holders of Series C Preferred Stock pursuant to this Section 3, the holders of Series C-3 Preferred Stock shall be entitled to receive, prior and in preference to any payment or distribution to the holders of Series C-1 Preferred Stock or Series C-2 Preferred Stock, by reason of their ownership thereof, an amount per share equal to the Original Issue Price for each such series of Preferred Stock, respectively, plus all declared but unpaid dividends thereon. If upon any liquidation, dissolution or winding up of the Corporation the Available Funds and Assets allocated to the Series C Preferred Stock shall be insufficient to permit the payment to holders of Series C-3 Preferred Stock of their full preferential amounts described in this clause b(i), then all Available Funds and Assets to be distributed to holders of Series C Preferred Stock shall be distributed among the holders of the then outstanding Series C-3 Preferred Stock pro rata, on an equal priority, pari passu basis, according to their respective liquidation preferences as set forth herein.

                        (ii) Upon the completion of the distribution required by clause (b)(i) above, if Available Funds and Assets remain, then the holders of Series C-2 Preferred Stock shall be entitled to receive, prior and in preference to any payment or distribution to the holders of Series C-1 Preferred Stock, by reason of their ownership thereof, an amount per share equal to the Original Issue Price per share for each share of Series C-2 Preferred Stock then held by them, plus all declared but unpaid dividends thereon. If upon any liquidation, dissolution or winding up of the Corporation the Available Funds and Assets allocated to the Series C Preferred Stock shall be insufficient to permit the payment to holders of Series C-2 Preferred Stock of their full preferential amounts described in this clause b(ii), then all Available Funds and Assets to be distributed to holders of Series C-2 Preferred Stock shall be distributed ratably among the holders of Series C-2 Preferred Stock in proportion to the preferential amount each holder is otherwise entitled to receive.

                        (iii) Upon the completion of the distribution required by clause (b)(ii) above, if Available Funds and Assets remain, then the holders of Series C-1 Preferred Stock shall be entitled to receive, prior and in preference to any payment or distribution to the holders of Common Stock, by reason of their ownership thereof, an amount per share equal to the Original Issue Price per share for each share of Series C-1 Preferred Stock then held by them, plus all declared but unpaid dividends thereon. If upon any liquidation, dissolution or winding up of the Corporation the Available Funds and Assets allocated to the Series C Preferred Stock shall be insufficient to permit the payment to holders of Series C-1 Preferred Stock of their full preferential amounts described in this clause b(iii), then all Available Funds and Assets to be distributed to holders of Series C-1 Preferred Stock shall be distributed ratably among the holders of Series C-1 Preferred Stock in proportion to the preferential amount each holder is otherwise entitled to receive.

                3.2 No Participation Rights. If at the closing or effective time of the liquidation event, shares of Common Stock of the Corporation are outstanding and there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Preferred Stock of their full preferential amounts described above in Section 3.1, then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock pro rata according to the number of shares of Common Stock held by such holders. If at the closing or effective time of the liquidation event, no shares of Common Stock of the Corporation are outstanding and there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Preferred Stock of their full preferential amounts described above in Section 3.1, then all remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Preferred Stock pro rata according to the greatest whole number of shares of Common Stock then issuable to each holder upon conversion in full of such shares of Preferred Stock pursuant to Section 5.

                3.3 Merger or Sale of Assets. Any (i) acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation; or (ii) sale of all or substantially all of the assets of the Corporation, shall each be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Section 3.

                3.4 Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined by the Board of Directors in good faith, except that any securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

                        (a) The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

                                (i) if the securities are then traded on a
national securities exchange or the Nasdaq National Market (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty
(30) day period ending three (3) days prior to the distribution; and

                                (ii) if (i) above does not apply but the
securities are actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

                                (iii) if there is no active public market, then
the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                        (b) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subparagraphs (a)(i), (ii) or (iii) of this subsection to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

        4. VOTING RIGHTS.

                4.1 Common Stock. Each holder of shares of Common Stock shall be entitled to one (1) vote for each share thereof held.

                4.2 Preferred Stock. Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Preferred Stock could be converted pursuant to the provisions of Section 5 below at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited. Fractional votes shall not, however, be permitted and any fractional voting rights otherwise available on an as-converted to Common Stock basis shall be rounded to the nearest whole number of votes.

                4.3 General. Subject to the other provisions of this Certificate of Incorporation, each holder of Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

        5. CONVERSION RIGHTS. The outstanding shares of Preferred Stock shall be convertible into Common Stock as follows:

                5.1 Optional Conversion.

                        (a) At the option of the holder thereof, each share of Preferred Stock shall be convertible, at any time or from time to time prior to the close of business on the business day before any date fixed for redemption of such share, into fully paid and nonassessable shares of Common Stock as provided herein.

                        (b) Each holder of Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. If a conversion election under this subsection 5.1 is made in connection with an underwritten offering of the Corporation's securities pursuant to the Securities Act of 1933, as amended, (which underwritten offering does not cause an automatic conversion pursuant to subsection 5.2 to take place) the conversion may, at the option of the holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of the Corporation's securities pursuant to such offering, in which event the holders making such elections who are entitled to receive Common Stock upon conversion of their Preferred Stock shall not be deemed to have converted such shares of Preferred Stock until immediately prior to the closing of such sale of the Corporation's securities in the offering.

                5.2 Automatic Conversion.

                        (a) Each share of Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein: (i) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate public offering price (before deduction of underwriters' discounts and commissions) equals or exceeds Twenty-Five Million Dollars ($25,000,000) and the public offering price per share of which equals or exceeds Five Dollars ($5.00) per share before deduction of underwriters' discounts and commissions (such price per share of Common Stock to be appropriately adjusted to reflect Common Stock Events (as defined in subsection 5.4); or (ii) upon the Corporation's receipt of the written consent of the holders of not less than sixty-six percent (66%) of the then outstanding shares of Preferred Stock to the conversion of all then outstanding Preferred Stock under this Section 5.

                        (b) Upon the occurrence of an event specified in subparagraph 5.2(a) (i) or (ii) above, the outstanding shares of Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock, the holders of Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

                5.3 Conversion Price. Each share of Preferred Stock shall be convertible in accordance with subsection 5.1 or subsection 5.2 above into the number of shares of Common Stock which results from dividing the Original Issue Price for such series of Preferred Stock by the conversion price for such series of Preferred Stock that is in effect at the time of conversion (the "CONVERSION PRICE"). The initial Conversion Price for each such series of Preferred Stock, other than the Series C-3 Preferred Stock, shall be the Original Issue Price for such series of Preferred Stock, and the initial Conversion Price for the Series C-3 Preferred Stock shall be Three Dollars Twenty-Five Cents ($3.25). The Conversion Price of each series of the Preferred Stock shall be subject to adjustment from time to time as provided below. Following each adjustment of the Conversion Price, such adjusted Conversion Price shall remain in effect until a further adjustment of such Conversion Price hereunder.

                5.4 Adjustment Upon Common Stock Event. Upon the happening of a Common Stock Event (as hereinafter defined), the Conversion Price of each series of Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price of such series of Preferred Stock in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and
(ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price for such series of Preferred Stock. The Conversion Price for each series of Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term the "COMMON STOCK EVENT" shall mean at any time or from time to time after the Original Issue Date, (i) the issue by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                5.5 Adjustments for Other Dividends and Distributions. If at any time or from time to time after the Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation, other than an event constituting a Common Stock Event, or in other property not provided for elsewhere in this
Section 5, then in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation or other property which they would have received had their Preferred Stock been converted into

Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities or other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 5 with respect to the rights of the holders of the Preferred Stock or with respect to such other securities or other property by its terms.

                5.6 Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then in any such event each holder of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                5.7 Reorganizations, Mergers and Consolidations. If at any time or from time to time after the Original Issue Date there is a reorganization of the Corporation (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation (except an event which is governed under subsection 3.3), then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of the Preferred Stock thereafter shall be entitled to receive, upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Preferred Stock after the reorganization, merger or consolidation to the end that the provisions of this
Section 5 (including adjustment of the Conversion Price then in effect and number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This subsection 5.7 shall similarly apply to successive reorganizations, mergers and consolidations.

                5.8 Sale of Shares Below Conversion Price.

                        (a) Adjustment Formula. If at any time or from time to time after the Original Issue Date the Corporation issues or sells, or is deemed by the provisions of this subsection 5.8 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with a Common Stock Event as provided in subsection 5.4, a dividend or distribution as provided in subsection 5.5, a recapitalization, reclassification or other change as provided in subsection 5.6, or a reorganization, merger or consolidation as provided in subsection 5.7, for an Effective Price (as hereinafter defined) that is less than the Conversion Price for a series of Preferred Stock in effect immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case, the Conversion Price for such series of Preferred Stock shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Conversion Price by a fraction:

                                (i) The numerator of which shall be the sum of
(A) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (B) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Corporation for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold) by the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue or sale; and

                                (ii) The denominator of which shall be the sum
of (A) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (B) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

                        (b) Certain Definitions. For the purpose of making any adjustment required under this subsection 5.8:

                                (i) The "ADDITIONAL SHARES OF COMMON STOCK"
shall mean all shares of Common Stock issued (including such shares that are deemed to have been issued pursuant to Section 5.8(c)) by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than:

                                        (A) shares of Common Stock issued or
issuable upon conversion of the outstanding shares of the Preferred Stock;

                                        (B) any shares of Common Stock or
Preferred Stock (and/or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Corporation or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors;

                                        (C) any shares of the Corporation's
Common Stock or Preferred Stock (and/or options, warrants or rights therefor) issued or issuable to parties that are (i) providing the Corporation with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness or similar transactions; (ii) providers of goods and services; or
(iii) providers or developers of content or technology, or strategic or commercial partners of the Corporation; provided that such arrangements, in each case, are approved by the Board of Directors and are for primarily non-equity financing purposes;

                                        (D) shares of Common Stock or Preferred
Stock (and/or options, warrants or rights therefor) issued pursuant to the acquisition of another corporation or entity by the Corporation by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Corporation acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or a division or business unit of such corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity;

                                        (E) shares of Common Stock issued
pursuant to a transaction described in Section 5.4 hereof; and

                                        (F) shares of Common Stock issued or
issuable in a public offering prior to or in connection with which all outstanding shares of Preferred Stock will be converted into Common Stock.

                                (ii) The "AGGREGATE CONSIDERATION RECEIVED" by
the Corporation for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board; and (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

                                (iii) The "COMMON STOCK EQUIVALENTS OUTSTANDING"
shall mean the number of shares of Common Stock that is equal to the sum of (A) all shares of Common Stock of the Corporation that are outstanding at the time in question, plus (B) all shares of Common Stock of the Corporation issuable upon conversion of all shares of Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (C) all shares of Common Stock of the Corporation that are issuable upon the exercise of Rights or Options (excluding any shares of Common Stock excluded from the definition of "Additional Shares of Common Stock" pursuant to subsection 5.8(b)(i)(B), after the Original Issue Date) that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

                                (iv) The "CONVERTIBLE SECURITIES" shall mean
stock or other securities convertible into, or exchangeable for, shares of Common Stock.

                                (v) The "EFFECTIVE PRICE" of Additional Shares
of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this subsection 5.8, into the Aggregate Consideration Received, or deemed to have been received, by the Corporation under this subsection 5.8, for the issue of such Additional Shares of Common Stock; and

                                (vi) The "RIGHTS OR OPTIONS" shall mean
warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

                        (c) Deemed Issuances. For the purpose of making any adjustment to the Conversion Price of any series of Preferred Stock required under this subsection 5.8, if the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price then in effect for a series of Preferred Stock, then the Corporation shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

                                (i) if the minimum amounts of such consideration
cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                                (ii) if the minimum amount of consideration
payable to the Corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

                                (iii) if the minimum amount of consideration
payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

                5.9 Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for a series of Preferred Stock, the Corporation, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Preferred Stock at the holder's address as shown in the Corporation's books.

                5.10 Fractional Shares. No fractional shares of Common Stock shall be issued upon any conversion of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock's fair market value as determined in good faith by the Board as of the date of conversion.

                5.11 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                5.12 Notices. Any notice required by the provisions of this Certificate of Incorporation to be given to the holders of shares of the Preferred Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, or delivery by a recognized express courier, fees prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                5.13 No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

        6. RESTRICTIONS AND LIMITATIONS.

                6.1 Series A Protective Provisions. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the approval, by vote or written consent, of the holders of a majority of the Series A Preferred Stock then outstanding, voting as a separate series:

                        (a) amend its Certificate of Incorporation in any manner that would alter or change the rights, preferences, privileges or restrictions of such series of Preferred Stock;

                        (b) authorize or issue any other equity security, including any other security convertible into or exercisable for any equity security having rights or preferences senior to or being on a parity with such series of Preferred Stock as to dividend rights or liquidation preferences;

                        (c) reclassify any outstanding shares of securities of the Corporation into shares having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock; or

                        (d) amend its Certificate of Incorporation or Bylaws in any manner that materially and adversely affects the rights of such series of Preferred Stock.

                6.2 Series B Protective Provisions. So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the approval, by vote or written consent, of the holders of a majority of the Series B Preferred Stock then outstanding, voting as a separate series:

                        (a) amend its Certificate of Incorporation in any manner that would alter or change the rights, preferences, privileges or restrictions of such series of Preferred Stock;

                        (b) authorize or issue any other equity security, including any other security convertible into or exercisable for any equity security having rights or preferences senior to or being on a parity with such series of Preferred Stock as to dividend rights or liquidation preferences;

                        (c) reclassify any outstanding shares of securities of the Corporation into shares having rights, preferences or privileges senior to or on a parity with the Series B Preferred Stock; or

                        (d) amend its Certificate of Incorporation or Bylaws in any manner that materially and adversely affects the rights of such series of Preferred Stock.

                6.3 Series C Protective Provisions. So long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, without the approval, by vote or written consent, of the holders of a majority of the Series C Preferred Stock (with the Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock treated as a single series) then outstanding, voting as a separate series on an as-converted to Common Stock basis; provided, however, that in the event of an amendment contemplated by
Section 6.3(d) below that materially and adversely affects the rights of the Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock in a manner different from any other such Series C Preferred Stock, such amendment shall require the prior approval of the holders of a majority of the Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, as the case may be, voting separately:

                        (a) amend its Certificate of Incorporation in any manner that would alter or change the rights, preferences, privileges or restrictions of the Series C Preferred Stock;

                        (b) authorize or issue any other equity security, including any other security convertible into or exercisable for any equity security having rights or preferences senior to or being on a parity with the Series C Preferred Stock as to dividend rights or liquidation preferences;

                        (c) reclassify any outstanding shares of securities of the Corporation into shares having rights, preferences or privileges senior to or on a parity with the Series C Preferred Stock; or

                        (d) amend its Certificate of Incorporation or Bylaws in any manner that materially and adversely affects the rights of the Series C Preferred Stock.

                6.4 Class Protective Provisions. So long as any shares of Preferred Stock remain outstanding, the Corporation shall not, without the approval, by vote or written consent, of the holders of a majority of the Preferred Stock then outstanding, voting as a single class on an as-converted to Common Stock basis (and not as separate series):

                        (a) effect the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation;

                        (b) sell, convey of otherwise dispose of all or substantially all the Corporation's assets in a single transaction or series of related transactions; or

                        (c) liquidate or dissolve the Corporation.

        7. MISCELLANEOUS

                7.1 No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                7.2 Preemptive Rights. No stockholder of the Corporation shall have a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and a stockholder.

                                   ARTICLE VI

        The Board of Directors of the Corporation shall have the power to adopt, amend or repeal Bylaws of the corporation.

                                   ARTICLE VII

        Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                  ARTICLE VIII

        To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

                                                                       EXHIBIT G

             FIRST AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


        This FIRST AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of January ___, 2001 by and among Shockwave.com, Inc., a Delaware corporation (the "COMPANY"), Macromedia, Inc., a Delaware corporation ("MACROMEDIA"), the persons and entities listed on Exhibit A attached hereto (the "SERIES B PURCHASERS" and, together with Macromedia, the "PRIOR INVESTORS"), and the persons and entities listed on Exhibit B attached hereto (the "ATOM SHAREHOLDERS" and, together with the Prior Investors, the "INVESTORS").

        A. In connection with the formation of the Company, Macromedia contributed certain assets to the Company and entered into certain agreements with the Company and in exchange therefor has received shares of the Company's Series A Preferred Stock (the "SERIES A STOCK") issued by the Company to Macromedia pursuant to that certain Formation Agreement, dated as of December 1, 1999, by and between the Company and Macromedia (the "FORMATION AGREEMENT"), that certain Asset License Agreement of even date therewith (the "ASSET LICENSING AGREEMENT"), that certain IT Services Agreement of even date therewith, that certain Corporate Services Agreement of even date therewith and other ancillary agreements as contemplated by the Formation Agreement (collectively the "MACROMEDIA AGREEMENTS").

        B. As part of and in connection with the transactions contemplated by the Macromedia Agreements, the Series B Purchasers purchased from the Company shares of the Company's Series B Preferred Stock (the "SERIES B STOCK") issued by the Company to such Series B Purchasers pursuant to that certain Series B Preferred Stock Purchase Agreement, dated as of December 1, 1999, by and among the Company, the Series B Purchasers and, for the purpose only of Sections 4, 6 and 9, Macromedia (the "SERIES B AGREEMENT").

        C. The Company has issued common stock purchase warrants to acquire shares of Common Stock (the "WARRANTS") to content and service providers described on Exhibit C to this Agreement (the "WARRANT HOLDERS") and shares of Common Stock (the "SHARES") to Macromedia subject to a subscription agreement (the "SUBSCRIPTION AGREEMENT"), and desires to give registration rights with regard to the Shares and the shares of Common Stock issuable upon exercise of the Warrants; and

        D. The Prior Investors have been granted certain information, registration rights and/or rights of first refusal under an Investors' Rights Agreement, dated as of December 1, 1999, by and between the Prior Holders and the Company, as amended by Amendment No. 1 to Investors' Rights Agreement dated as of January 14, 2000 and Amendment No. 2 to Investors' Rights Agreement dated as of April 27, 2000 (the "PRIOR RIGHTS AGREEMENT").

        E. The Company and Atom Corporation, a Washington corporation ("ATOM"), entered into an Agreement and Plan of Reorganization dated as of December 14, 2000 (the "MERGER AGREEMENT"), which provides (subject to the conditions set forth therein) for the merger of Atom with and into the Company (the "MERGER") with the Company to survive the Merger. Upon the effectiveness of the Merger, the outstanding shares of Atom Common Stock and Atom

Preferred Stock will be converted into the right to receive Shockwave Common Stock and Shockwave Series C Preferred Stock (the "SERIES C STOCK" and, together with the Series A Stock and the Series B Stock, the "PREFERRED STOCK"), and outstanding Atom Options (as defined in the Merger Agreement) and Atom Warrants (as defined in the Merger Agreement) to purchase shares of Atom Common Stock and Atom Preferred Stock will be converted into Shockwave Options (as defined in the Merger Agreement) and Shockwave Warrants (as defined in the Merger Agreement), all as more particularly set forth in the Merger Agreement. The Merger Agreement provides that, as a condition to Atom's obligations under the Merger Agreement, the Company will enter into this Agreement and the Atom Shareholders will be granted the rights set forth herein.

        F. The Company and the Prior Investors desire to enter into this Agreement in order to amend, restate and replace their rights and obligations under the Prior Rights Agreement with the rights and obligations set forth in this Agreement. Section 4.2 of the Prior Rights Agreement provides that the Prior Rights Agreement may be amended by the written consent of the holders of sixty-six percent (66%) of all the Registrable Securities (as defined in the Prior Rights Agreement), and the undersigned parties to this Agreement hold sixty-six percent (66%) or more of the Registrable Securities.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

        1.      INFORMATION RIGHTS.

               1.1 Financial Information. The Company covenants and agrees that, commencing on the date of this Agreement, for so long as any Investor holds at least 300,000 shares of Preferred Stock and/or the equivalent number (on an as-converted basis) of shares of Common Stock issued upon the conversion of such shares of Preferred Stock ("CONVERSION STOCK"), the Company will:

                    (a) Annual Reports. Furnish to such Investor, as soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated Balance Sheet as of the end of such fiscal year, a consolidated Statement of Income and a consolidated Statement of Cash Flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year (if any), all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants; and

                    (b) Quarterly Reports. Furnish to such Investor as soon as practicable, and in any case within sixty (60) days after the end of each fiscal quarter of the Company (except the last quarter of the Company's fiscal year), quarterly unaudited financial statements, including an unaudited Balance Sheet, an unaudited Statement of Income and an unaudited Statement of Cash Flows.

                    (c) Reporting with Macromedia. So long as the Company consolidates its financial statements with Macromedia and Macromedia is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Company's obligation to deliver financial information in this Section 1.1 shall be satisfied, as to Macromedia, by filing of Macromedia's periodic reports under the Exchange Act and, as to Investors other than Macromedia entitled to receive such reports under this Section 1.1, by delivery to such Investors of the publicly filed reports of Macromedia. If Macromedia ceases to consolidate its financial statements with those of the Company, the Company shall prepare and deliver to investors entitled to receive such reports under this Section 1.1, financial statements as provided therein.

                    (d) Confidentiality. Unless such information is otherwise made generally available to the public through filings with the Securities and Exchange Commission (the "COMMISSION") or otherwise, each Investor agrees to hold all information received pursuant to this Section 1.1 in confidence and not to use or disclose any of such information to any third party, except to the extent such information may be made publicly available by the Company.

               1.2 Inspection Rights. The Company shall permit each Investor holding at least 300,000 shares of Preferred Stock and/or the equivalent number (on an as-converted basis) of shares of Conversion Stock, or any combination thereof, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor. Each Investor agrees to hold all information received from such inspections in confidence, and not to use or disclose any of such information to any third party, except to the extent such information may be made publicly available by the Company.

               1.3 Termination of Information Rights. The Company's obligations under Sections 1.1 and 1.2 above will terminate upon the earliest to occur of the following: (i) the initial closing of the Company's initial public offering of Common Stock pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"); (ii) the effective time of a merger or other acquisition of the Company in which the Company is not the surviving corporation or (iii) the time at which the Company itself becomes subject to the reporting requirements of the Exchange Act (other than as an entity consolidated for reporting purposes with Macromedia).

        2.      REGISTRATION RIGHTS.

                2.1     Definitions. For purposes of this Section 2:

                    (a) Registration. The terms "REGISTER," "REGISTRATION" and "REGISTERED" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                    (b) Registrable Securities. The term "REGISTRABLE SECURITIES" means: (1) all the shares of Common Stock issued or issuable upon the conversion of any shares of Series A Stock issued under the Formation Agreement; (2) all shares of Common Stock issued under the Formation Agreement; (3) all shares of Common Stock issued or issuable upon the conversion of any shares of Series B Stock issued under the Series B Agreement, as such agreement may hereafter be amended from time to time; (4) all shares of Common Stock issued upon exercise of the Warrants (the "WARRANT STOCK"); (5) all shares of Common Stock issued to Macromedia under the Subscription Agreement; (6) all shares of Common Stock issued or issuable upon the conversion of any shares of Series C Stock issued under the Merger Agreement; and (7) all shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1), (2),
(3), (4), (5) or (6) of this subsection (b); excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

                    (c) Registrable Securities Then Outstanding. The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall mean the number of shares of Common Stock which are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

                    (d) Holder. For purposes of this Section 2 and Sections 3 and 4 hereof, the term "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under such Sections have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of shares of Series A Stock, Series B Stock or Series C Stock convertible into such Registrable Securities and a holder of Warrants exercisable for Registrable Securities shall be deemed to be the Holder of such Registrable Securities; provided further, that a holder of Warrant Stock with respect to such Warrant Stock and a holder of Macromedia with respect to such Common Stock shall not be a Holder for purposes of Sections 2.2 or 3 of this Agreement; and provided, further, that the Company shall in no event be obligated to register shares of Preferred Stock or Warrants, and Holders of Registrable Securities will not be required to convert their shares of Series A Stock, Series B Stock, or Series C Stock into Common Stock, and the holders of Warrants will not be required to exercise these securities for stock, in order to exercise the registration rights granted hereunder until immediately before the closing of the offering to which the registration relates.

                    (e) Form S-3. The term "FORM S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                    (f) SEC. The term "SEC" or "COMMISSION" means the U.S. Securities and Exchange Commission.

               2.2 Demand Registration.

                    (a) Request by Holders. If the Company shall receive at any time after the earlier of (i) November 25, 2003 or (ii) six (6) months after the effective date of the Company's initial public offering of its securities pursuant to a registration filed under the Securities Act, a written request from the Holders of at least a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within twenty (20) days after the receipt of such written request, give written notice of such request ("REQUEST NOTICE") to all Holders, and effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2; provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must either (i) be at least twenty-five percent (25%) of all Registrable Securities then outstanding or (ii) have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $25,000,000. The Company shall not be obligated to effect a registration under this Section 2.2 during the six-month period after the effective date of the Company's initial public offering of its securities as set forth above.

                    (b) Underwriting. If the Holders initiating the registration request under this Section 2.2 ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company and a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

                    (c) Maximum Number of Demand Registrations. The Company is obligated to effect only two (2) such registrations pursuant to this Section 2.2.

                    (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                    (e) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.2, including without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (but excluding underwriters' discounts and commissions) shall be borne by the Company. Each Holder participating in a registration pursuant to this Section
2.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one (1) demand registration pursuant to this Section 2.2 (in which case such right shall be forfeited by all Holders of Registrable Securities); provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this
Section 2.2.

               2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.2 or Section 2.4 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the

Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                    (a) Underwriting. If a registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to shareholders exercising any demand registration rights, second to the Company, and third, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder, provided however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that: (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the shares included in the registration, except for a registration relating to the Company's initial public offering from which all Registrable Securities may be excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least twenty (20) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                    (b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.

               2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

                    (a) Notice. Promptly give written notice of the proposed registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                    (b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                         (1) if Form S-3 is not available for such offering;

                         (2) if the Holders, together with the holders of any
other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

                         (3) if the Company shall furnish to the Holders a
certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.4;

                         (4) if the Company has, within the six (6) month period
preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 2.4; or

                         (5) in any particular jurisdiction in which the Company
would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                    (c) Expenses. Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 2.4 as soon as practicable after receipt of the request or requests of the Holders for such registration. The Company shall pay all expenses incurred in connection with the first four (4) registrations requested pursuant to this Section 2.4,

(excluding underwriters' or brokers' discounts and commissions), including without limitation all federal and "blue sky" registration and qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company. All expenses incurred in connection with any subsequent registration requested pursuant to this Section 2.4 shall be borne by the Holders who participate in such registration on a pro rata basis according to the number of Registrable Securities owned by the Holders that are included in such registration at the time it goes effective.

                    (d) Not Demand Registration. Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2.2 above.

               2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                    (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable, diligent efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

                    (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                    (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                    (d) Use reasonable, diligent efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                    (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                    (g) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (2) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

               2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or
2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

               2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

               2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                    (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the l934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, "VIOLATIONS" and, individually, a "VIOLATION"):

                         (1) any untrue statement or alleged untrue statement of
a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                         (2) the omission or alleged omission to state therein a
material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                         (3) any violation or alleged violation by the Company
of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                    (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 2.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                    (c) Notice. Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

                    (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                    (e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (1) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (2) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                    (f) Survival. The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

               2.9 "Market Stand-Off" Agreement.

                    (a) Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such agreement shall be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to any Registrable Securities sold pursuant to such registration statement.

                    (b) In order to enforce the market stand-back agreement in this Section 2.9, the Company shall have the right to place restrictive legends on the certificates representing the shares subject hereto and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

               2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

                    (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                    (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                    (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

               2.11 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Sections 2.2 through 2.4 with respect to: (a) any request or requests for registration made by any Holder on a date more than five (5) years after the closing date of the Company's initial public offering; or (b) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.2, 2.3 or 2.4 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

        3.      RIGHT OF FIRST REFUSAL.

               3.1 General. Each Holder (as defined in Section 2.1(d)) and any party to whom such Holder's rights under this Section 3 have been duly assigned in accordance with Section 4.1(b) (each such Holder or assignee being hereinafter referred to as a "RIGHTS HOLDER") has a right of first refusal to purchase such Rights Holder's Pro Rata Share (as defined below), of all (or any part) of any "New Securities" (as defined in Section 3.2) that the Company may from time to time issue after the date of this Agreement, provided, however, that no Holder will be entitled to such right of first refusal if, at the time of the Company's offer of such New Securities, the Holder is not an "accredited investor" as that term is defined in Section 501(a) of Regulation D promulgated by the Commission under the Securities Act. A Rights Holder's "PRO RATA SHARE" for purposes of this right of first refusal is the ratio of (a) the number of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under Section 2.1(d)), to (b) the number of shares of Common Stock of the Company equal to the sum of (1) the total number of shares of Common Stock of the Company then outstanding plus (2) the total number of shares of Common Stock issuable upon exercise or conversion of all Preferred Stock of the Company then outstanding plus (3) the number of shares of Common Stock of the Company issuable upon exercise and/or conversion of all rights, options or warrants to purchase such Common Stock or Preferred Stock of the Company then outstanding.

               3.2 New Securities. "NEW SECURITIES" shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term "New Securities" does not include:

                    (a) shares of Common Stock issued or issuable upon conversion of the outstanding shares of the Preferred Stock;

                    (b) any shares of Common Stock or Preferred Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Company or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors;

                    (c) any shares of the Company's Common Stock or Preferred Stock (and/or options, warrants or rights therefor) issued or issuable to (i) parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness or similar financing or (ii) providers of goods and services or (iii) providers or developers of content or technology, or strategic or commercial partners of the Company; provided that such arrangements, in each case, are approved by the Board of Directors and are for primarily non-equity financing purposes;

                    (d) shares of Common Stock or Preferred Stock (and/or options, warrants or rights therefor) issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity;

                    (e) any shares of Series A Stock issued under the Formation Agreement, any shares of Series B Stock issued under the Series B Agreement and any shares of Series C Stock issued under the Merger Agreement, as such agreements may be amended;

                    (f) any securities issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding on the date of this Agreement ("WARRANT SECURITIES") and any securities issuable upon the conversion of any Warrant Securities or upon the exercise or conversion of any securities, if such securities were first offered to the Rights Holders hereunder;

                    (g) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split or stock dividend; and

                    (h) securities offered by the Company to the public pursuant to a registration statement filed under the Securities Act.

               3.3 Procedures. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Rights Holder written notice of its intention to issue New Securities (the "NOTICE"), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have twenty (20) days from the date of mailing of any such Notice to agree in writing to purchase such Rights Holder's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder's Pro Rata Share) and to execute and deliver to the Company such other documentation as may be reasonably required by the Company to demonstrate that such Rights Holder is, at the time of such offer of New Securities, an "accredited investor" as defined in Regulation D. If any Rights Holder fails to so agree in writing and to demonstrate such Rights Holder's status as an "accredited investor" within such twenty (20) day period to purchase such Rights Holder's full Pro Rata Share of an offering of New Securities (a "NONPURCHASING HOLDER"), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of his Pro Rata Share of such New Securities that he did not so agree to purchase and the Company shall promptly give each Rights Holder who has timely agreed to purchase his full Pro Rata Share of such offering of New Securities and demonstrated his status as an "accredited investor" (a "PURCHASING HOLDER") written notice of the failure of any Nonpurchasing Holder to purchase such Nonpurchasing Rights Holder's full Pro Rata Share of such offering of New Securities (the "OVERALLOTMENT NOTICE"). Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holders' unpurchased Pro Rata Shares of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Rights Holders, at any time within ten (10) days after receiving the Overallotment Notice.

               3.4 Failure to Exercise. In the event that the Rights Holders fail to exercise in full the right of first refusal within such twenty (20) plus ten (10) day period, then the Company shall have ninety (90) days thereafter to sell the New Securities with respect to which the Rights Holders' rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Notice to the Rights Holders. In the event that the Company has not issued and sold the New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this
Section 3.

               3.5 Termination. This right of first refusal shall terminate (a) immediately before the initial closing of the first underwritten sale of Common Stock of the Company to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act, covering the offer and sale of Common Stock to the public at an offering price of at least $5.00 per share (such offering price being subject to proportional adjustment to reflect subdivisions, combinations, stock dividends and similar transactions affecting the number of outstanding shares of Common Stock) for an aggregate gross public offering price (calculated before deduction of underwriters' discounts and commissions) of at least $25,000,000 and shall not extend to shares of Common Stock sold in such offering, or (b) upon (1) the acquisition of all or substantially all the assets of the Company or (2) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction.

               3.6 Waiver. The right of first refusal provided in this Section 3 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and

Investors (and/or any of their permitted successors or assigns) holding sixty-six percent (66%) of all the Registrable Securities then outstanding.

        4.      ASSIGNMENT AND AMENDMENT.

               4.1 Assignment. Notwithstanding anything herein to the contrary:

                    (a) Information Rights. The rights of an Investor under
Section 1.1 hereof may be assigned only to a party who acquires from an Investor (or an Investor's permitted assigns) at least that number of shares of Preferred Stock and/or an equivalent number (on an as-converted basis) of shares of Conversion Stock described in Section 1.1 hereof.

                    (b) Registration Rights; Refusal Rights. The registration rights of a Holder under Section 2 hereof and the rights of first refusal of a Rights Holder under Section 3 hereof may be assigned only to a party who acquires at least 300,000 shares of Series A Stock and/or Series B Stock issued under the Series B Agreement and/or Series C Stock issued under the Merger Agreement and/or an equivalent number (on an as-converted basis) of Registrable Securities issued upon conversion thereof, or an equivalent number of Warrants to acquire shares of Common Stock; provided, however that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4.

               4.2 Amendment of Rights. Except as otherwise provided in Section 3.6, any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors (and/or any of their permitted successors or assigns) holding sixty-six percent (66%) of all the Registrable Securities then outstanding; provided, however, that no waiver of or amendment to the registration rights provisions of Section 2 which adversely affects the rights of the holders of Registrable Securities issued or issuable upon conversion of Series B Preferred Stock of the Company may not be approved without the consent of a majority of the holders of Series B Preferred Stock and the shares of Common Stock into which shares of such Series B Preferred Stock has been converted Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon each Investor, each Holder, each permitted successor or assignee of such Investor or Holder and the Company.

               4.3 New Investors. Notwithstanding anything herein to the contrary, if pursuant to Section 2.2 of the Series B Agreement, additional parties purchase shares of Series B Stock as "New Investors" thereunder, then each such New Investor shall become a party to this Agreement as an "Investor" hereunder, without the need any consent, approval or signature of any Investor when such New Investor has both: (a) purchased shares of Series B Stock under the Series B Agreement and paid the Company all consideration payable for such shares and (b) executed one or more counterpart signature pages to this Agreement as an "Investor", with the Company's consent.

        5.      GENERAL PROVISIONS.

               5.1 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing addressed as follows:

                    (a) if to an Investor, at such Investor's respective address as set forth on Exhibit A, Exhibit B or Exhibit C hereto.

                    (b) if to the Company, at 650 Townsend Street, San Francisco, California 94103; facsimile (415) 621-0751; attn: Chief Financial Officer.

                    (c) if to Macromedia, at 600 Townsend Street, San Francisco, California 94103; facsimile (415) 626-0274; attn: General Counsel.


Each such communication shall be deemed received if given: (i) by personal delivery, upon receipt; (ii) by facsimile transmission with confirmation of receipt, on the next business day after dispatch; (iii) by overnight courier, on the next business day after dispatch properly addressed and costs of delivery pre-paid; and (iv) by U.S. mail, five business days after dispatch, properly addressed and postage pre-paid. Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder.


               5.2 Entire Agreement. This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

               5.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

               5.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

               5.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

               5.6 Successors and Assigns. Subject to the provisions of Section 4.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

               5.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

               5.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               5.9 Costs and Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

               5.10 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

               5.11 Aggregation of Stock. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.



THE COMPANY:

SHOCKWAVE.COM, INC.




By:
   --------------------------------------

Title:
      -----------------------------------


MACROMEDIA:

MACROMEDIA, INC.




By:
   --------------------------------------

Title:
      -----------------------------------



                               [SIGNATURE PAGE TO
             FIRST AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     INVESTOR:

                                     SEQUOIA CAPITAL FRANCHISE FUND

                                     By:  SCFF Management, LLC
                                          A Delaware Limited Liability Company
                                          Its General Partner



                                          By:
                                             -----------------------------------
                                               Managing Member



                               [SIGNATURE PAGE TO
             FIRST AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     INVESTOR:

                                     SEQUOIA CAPITAL FRANCHISE PARTNERS

                                     By:  SCFF Management, LLC
                                          A Delaware Limited Liability Company
                                          Its General Partner



                                          By:
                                             -----------------------------------
                                               Managing Member



                               [SIGNATURE PAGE TO
             FIRST AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     INVESTOR:

                                     SEQUOIA CAPITAL IX

                                     By:  SC IX Management, LLC
                                          A Delaware Limited Liability Company
                                          Its General Partner



                                          By:
                                             -----------------------------------
                                               Managing Member



                               [SIGNATURE PAGE TO
             FIRST AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     INVESTOR:

                                     SEQUOIA CAPITAL ENTREPRENEURS FUND

                                     By:  SC IX Management, LLC
                                          A Delaware Limited Liability Company
                                          Its General Partner



                                          By:
                                             -----------------------------------
                                               Managing Member



                               [SIGNATURE PAGE TO
             FIRST AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     INVESTOR:

                                     SEQUOIA CAPITAL IX PRINCIPALS FUND

                                     By:  SC IX Management, LLC
                                          A Delaware Limited Liability Company
                                          Its General Partner



                                          By:
                                             -----------------------------------
                                               Managing Member



                               [SIGNATURE PAGE TO
             FIRST AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                     INVESTOR:

                                     MONACO PARTNERS L.P.
                                     A Nevada limited partnership



                                     By:
                                        ----------------------------------------
                                         Secretary



                               [SIGNATURE PAGE TO
             FIRST AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                    EXHIBIT A

                           LIST OF SERIES B PURCHASERS



                                                        NUMBER OF SHARES OF
NAME AND ADDRESS                                          SERIES B STOCK
-------------------------------------------             -------------------
Sequoia Capital Franchise Fund                                6,688,000
3000 Sand Hill Road, 4-280
Menlo Park, California 94025

Sequoia Capital Franchise Partners                              912,000
3000 Sand Hill Road, 4-280
Menlo Park, California 94025

Sequoia Capital IX                                            4,482,600
3000 Sand Hill Road, 4-280
Menlo Park, California 94025

Sequoia Capital Entrepreneurs Fund                              690,000
3000 Sand Hill Road, 4-280
Menlo Park, California 94025

Sequoia Capital IX Principals Fund                              827,400
3000 Sand Hill Road, 4-280
Menlo Park, California 94025

Monaco Partners, L.P.                                         4,000,000
2025 Garcia Avenue
Mountain View, California 94043

Allen & Company Incorporated                                    348,000
711 5th Avenue
New York, New York 10022
Attn:  Eran Ashany

Bayview 99 I, L.P.                                              108,328
555 California Street, Suite 2600
San Francisco, California 94104
Attn:  Richard Innenberg

Bayview 99 II, L.P.                                              91,672
555 California Street, Suite 2600
San Francisco, California 94104
Attn:  Richard Innenberg

Alan Ramadan                                                     20,000
151 Lark Lane
Mill Valley California 94941

Barry Weinman                                                    20,000
Media Technology Ventures / AVI Management
One First St., Suite 2
Los Altos, California 94022

TOTALS:                                                      18,188,000

                                    EXHIBIT B

                            LIST OF ATOM SHAREHOLDERS

                                    EXHIBIT C

                             LIST OF WARRANT HOLDERS

                                                                       EXHIBIT H

                            AMENDMENT TO ATOM OPTION


        The undersigned holds an option to purchase __________ shares of Common Stock (the "OPTION") of Atom Corporation, a Washington corporation (the "COMPANY"). The undersigned acknowledges that the undersigned has knowledge of the proposed merger (the "MERGER") between the Company and Shockwave.com, Inc., a Delaware corporation ("SHOCKWAVE"), pursuant to that certain Agreement and Plan of Reorganization dated as of December 14, 2000 between the Company and Shockwave (the "MERGER AGREEMENT"). The undersigned hereby further acknowledges that, pursuant to the terms of Section 11(c) of the Amended and Restated 1998 Stock Option Plan of the Company (the "ATOM PLAN"), the undersigned may be entitled to receive (1) acceleration of 50% of the unvested shares subject to the Option upon the consummation of the Merger, and (2) full acceleration of the unvested shares subject to the Option in the event that, within twelve months of the consummation of the Merger, the undersigned's employment is terminated by the Company other than for Cause (as defined in the Atom Plan), or by the undersigned for Good Reason (as defined in the Atom Plan). The undersigned will be employed by Shockwave as an at-will employee following the Merger, and the Option will be assumed by Shockwave and converted into an option to purchase shares of Shockwave Common Stock on the terms and conditions provided in the Merger Agreement. In consideration for such employment and the assumption of the Option, the undersigned hereby waives any right to receive the acceleration described in this paragraph.

        Dated: January ___, 2001


--------------------------------
[Name of Executive Officer]

                                                                       EXHIBIT I

                    SUBSTANTIVE PROVISIONS OF LEGAL OPINION
                            OF COUNSEL FOR SHOCKWAVE

[Subject to standard qualifications and assumptions of Fenwick & West LLP, the disclosures made in the Shockwave Disclosure Letter and the approval of the Fenwick & West LLP opinion committee]

        1. Shockwave is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Shockwave has the corporate power and authority to own, operate and lease its properties and to carry on its business as presently conducted and, to our knowledge, is qualified to transact business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities make such qualification necessary, except in any jurisdiction in which the failure to so qualify would not be reasonably expected to have a Material Adverse Effect on Shockwave.

        2. Shockwave has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under the Merger Agreement and the Shockwave Ancillary Agreements, and to consummate the Merger and the other transactions contemplated by the Merger Agreement. The Merger and the execution, delivery and performance of the Merger Agreement and each Shockwave Ancillary Agreement by Shockwave have been duly and validly approved and authorized by all necessary corporate action on the part of Shockwave's Board of Directors and its stockholders, in accordance with applicable law and Shockwave's Certificate of Incorporation and Bylaws, each as currently in effect.

        3. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is necessary or required to be made or obtained by Shockwave to enable Shockwave to lawfully execute and deliver, enter into, and to perform its obligations under the Merger Agreement or the Shockwave Ancillary Agreements, or to consummate the Merger and the other transactions contemplated by the Merger Agreement, except for: (a) the filing of the Articles of Merger with the Washington Secretary of State; and (b) the filing of the Certificate of Merger with the Delaware Secretary of State.

        4. The Merger Agreement and the Shockwave Ancillary Agreements have been validly executed and delivered by Shockwave. The Merger Agreement and each of the Shockwave Ancillary Agreements are valid and binding obligations of Shockwave, enforceable against Shockwave in accordance with their respective terms.

        5. Immediately prior to the Effective Time, the authorized capital stock of Shockwave consists entirely of __________ shares of Shockwave Common Stock, of which, to our knowledge, a total of __________ shares are issued and outstanding; __________ shares of Shockwave Preferred Stock, 34,581,500 shares of which have been designated Series A Preferred Stock, of which, to our knowledge, 34,581,500 shares are issued and outstanding; 21,800,000 shares of which have been designated Series B Preferred Stock, of which, to our knowledge, 20,080,500 shares are issued and outstanding; and __________ shares of which have been designated Series C Preferred Stock, of which, to our knowledge, no shares are issued and outstanding. An aggregate of 17,400,500 shares of Shockwave Common Stock are reserved and authorized for issuance pursuant to the Shockwave 1999 Equity Incentive Plan, of which, to our knowledge, options to purchase a total of __________ shares of Shockwave Common Stock are outstanding. To our knowledge, there are options to purchase a total of __________ shares of Shockwave Common Stock that were granted outside of the Shockwave 1999 Equity Incentive Plan. To our knowledge, warrants to purchase __________ shares of Shockwave Common Stock are outstanding.

        6. All issued and outstanding shares of Shockwave Common Stock and Shockwave Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, to our knowledge are not subject to any preemptive right, right of first refusal, right of first offer or right of rescission pursuant to any agreement to which Shockwave is a party, and have been offered, issued, sold and delivered by Shockwave in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of U.S. federal and California state securities laws. All shares of Shockwave Common Stock and Shockwave Preferred Stock subject to issuance under Shockwave options and warrants, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable and assuming no change in the Shockwave Certificate of Incorporation or Bylaws or in applicable laws, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding options and warrants to purchase Shockwave Common Stock have been issued and granted in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws.

        7. To our knowledge, other than as set forth in paragraph 5 above, there are no options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of Shockwave's authorized but unissued capital stock to which Shockwave is a party or any securities convertible into or exchangeable for any shares of Shockwave's capital stock or obligating Shockwave to grant, issue, extend, or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement, and there is no liability for dividends accrued but unpaid. Except as contemplated by the Agreement, to our knowledge, there are no voting agreements, voting trusts or proxies applicable to any of Shockwave's outstanding capital stock or any Shockwave options or to the conversion of any shares of Shockwave's capital stock in the Merger pursuant to any agreement or obligation to which Shockwave is a party. To our knowledge, Shockwave is not under any obligation to register under the Securities Act any of its presently outstanding shares of stock or other securities or any stock or other securities that may be subsequently issued.

        8. Neither the execution and delivery of this Agreement nor any of the Shockwave Ancillary Agreements by Shockwave, nor the consummation of the Merger or the other transactions contemplated hereby or thereby, conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under: (a) any provision of the Certificate of Incorporation or Bylaws of Shockwave, as currently in effect; (b) to our knowledge, any material U.S. federal or California state judgment, writ, decree, order, statute, rule or regulation applicable to Shockwave or any of its material assets or properties; or (c) any Shockwave Material Agreement.

        9. To our knowledge, there is no action, suit, arbitration, mediation, proceeding, claim or investigation pending against Shockwave (or against any officer, director, employee or agent of Shockwave in his or her capacity as such or relating to his or her employment, services or relationship with Shockwave) before any Governmental Authority or arbitrator which, if decided adversely, would have a Material Adverse Effect on Shockwave. To our knowledge, there is no judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against Shockwave that has a Material Adverse Effect on Shockwave.

                                                                       EXHIBIT J

                     SUBSTANTIVE PROVISIONS OF LEGAL OPINION
                               OF COUNSEL FOR ATOM

[Subject to standard qualifications and assumptions of Venture Law Group, the disclosures made in the Atom Disclosure Letter and the approval of the Venture Law Group opinion committee.]

        1. Atom is a corporation duly organized and validly existing under the laws of the State of Washington. Atom has the corporate power and authority to own, operate and lease its properties and to carry on its business as presently conducted and, to our knowledge, is qualified to transact business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities make such qualification necessary, except in any jurisdiction in which the failure to so qualify would not be reasonably expected to have a Material Adverse Effect on Atom.

        2. To our knowledge, except as set forth in Schedule 3.2 to the Atom Disclosure Letter, Atom has no Subsidiaries or any equity interest, direct or indirect, in or loans to, any corporation, partnership, joint venture, limited liability company or other business entity.

        3. Atom has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under the Merger Agreement and the Atom Ancillary Agreements, and to consummate the Merger and the other transactions contemplated by the Merger Agreement. The Merger and the execution, delivery and performance of the Merger Agreement and each Atom Ancillary Agreement by Atom have been duly and validly approved and authorized by all necessary corporate action on the part of Atom's Board of Directors and its shareholders, in accordance with applicable law and Atom's Articles of Incorporation and Bylaws, each as currently in effect.


        4. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is necessary or required to be made or obtained by Atom to enable Atom to lawfully execute and deliver, enter into, and to perform its obligations under the Merger Agreement or the Atom Ancillary Agreements, or to consummate the Merger and the other transactions contemplated by the Merger Agreement.

        5. The Merger Agreement and the Atom Ancillary Agreements have been validly executed and delivered by Atom. The Merger Agreement and each of the Atom Ancillary Agreements are valid and binding obligations of Atom, enforceable against Atom in accordance with their respective terms.

        6. Immediately prior to the Effective Time, the authorized capital stock of Atom consists entirely of 25,000,000 shares of Atom Common Stock, of which, to our knowledge, a total of __________ shares are issued and outstanding; __________ shares of Atom Preferred Stock, 800,000 shares of which have been designated Series A Preferred Stock, of which, to our knowledge, 727,500 shares are issued and outstanding; 4,000,000 shares of which have been designated Series B Preferred Stock, of which, to our knowledge, 3,789,057 shares are issued and outstanding; 5,000,000 shares of which have been designated Series C Preferred Stock, of which, to our knowledge, 5,000,000 shares are issued and outstanding; and __________ shares of which have been designated Series D Preferred Stock, of which, to our knowledge, __________ shares are issued and outstanding. To our knowledge, the numbers of issued and outstanding shares of Atom Common Stock and Atom Preferred Stock held by each of the Atom Shareholders are set forth in Attachment 1 hereto. To our knowledge, except as expressly set forth on Attachment 1, no shares of Atom Common Stock or Atom Preferred Stock are issued or outstanding. An aggregate of 4,750,000 shares of Atom Common Stock are reserved and authorized for issuance pursuant to the Atom Plan, of which, to our knowledge, options to purchase a total of __________ shares of Atom Common Stock are outstanding. To our knowledge, Non-Plan Options to purchase a total of 128,000 shares of Atom Common Stock are outstanding. To our knowledge, Atom Warrants to purchase 75,948 shares of Atom Common Stock and __________ shares of Atom Preferred Stock are outstanding. To our knowledge, Schedule 3.4(a)-2 of the Atom Disclosure Letter lists for each person who holds Atom Options and Atom Warrants, the name of the holder of each such Atom Option and Atom Warrant, the exercise price for each such Atom Option and Atom Warrant, the number of shares or other securities covered by each such Atom Option and Atom Warrant, and the vesting schedule and the extent each such Atom Option and Atom Warrant are vested as of the Agreement Date. The vesting or exercisability (or any other material terms) of any Atom Option, except as disclosed in the Atom Disclosure Letter, will not accelerate or otherwise change as a result of the execution and delivery of the Merger Agreement or the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the occurrence of any subsequent event (such as the termination of employment of the option holder following consummation of the Merger). To our knowledge, except for the Non-Plan Options, no Atom Options have been granted or are outstanding except under and pursuant to the Atom Plan. Atom has issued convertible promissory notes with an aggregate principal amount of $__________, which are convertible into _________ shares of Atom Preferred Stock.

7. All issued and outstanding shares of Atom Common Stock and Atom Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, to our knowledge are not subject to any preemptive right, right of first refusal, right of first offer or right of rescission pursuant to any agreement to which Atom is a party, and have been offered, issued, sold and delivered by Atom in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of U.S. federal, California and Washington state securities laws. All shares of Atom Common Stock and Atom Preferred Stock subject to issuance under Atom options and warrants, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable and assuming no change in the Atom Articles of Incorporation or Bylaws or in applicable laws, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding Atom Options and Atom Warrants have been issued and granted in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws.

        8. To our knowledge, other than as set forth in paragraph 6 above, there are no options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of Atom's authorized but unissued capital stock to which Atom is a party or any securities convertible into or exchangeable for any shares of Atom's capital stock or obligating Atom to grant, issue, extend, or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement, and there is no liability for dividends accrued but unpaid. Except as contemplated by the Agreement, to our knowledge, there are no voting agreements, voting trusts or proxies applicable to any of Atom's outstanding capital stock or any Atom Options or to the conversion of any shares of Atom's capital stock in the Merger pursuant to any agreement or obligation to which Atom is a party. To our knowledge, Atom is not under any obligation to register under the Securities Act any of its presently outstanding shares of stock or other securities or any stock or other securities that may be subsequently issued.

        9. Neither the execution and delivery of the Merger Agreement or any of the Atom Ancillary Agreements by Atom, nor the consummation of the Merger or the other transactions contemplated hereby or thereby, conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under (a) any provision of the Articles of Incorporation or Bylaws of Atom, as currently in effect; (b) to our knowledge, any material U.S. federal, California or Washington state judgment, writ, decree, order, statute, rule or regulation applicable to Atom or any of its material assets or properties; or (c) any Atom Material Agreement.

        10. To our knowledge, there is no action, suit, arbitration, mediation, proceeding, claim or investigation pending against Atom (or against any officer, director, employee or agent of Atom in his or her capacity as such or relating to his or her employment, services or relationship with Atom) before any Governmental Authority or arbitrator which, if decided adversely, would have a Material Adverse Effect on Atom. To our knowledge, there is no judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against Atom that has a Material Adverse Effect on Atom.

                                                                       EXHIBIT K


                    EMPLOYMENT AND NONCOMPETITION AGREEMENT

     This EMPLOYMENT AND NONCOMPETITION AGREEMENT (this "AGREEMENT") is made by and among Shockwave.com, Inc., a Delaware corporation ("SHOCKWAVE"), Atom Corporation, a Washington corporation ("ATOM"), and __________ ("EMPLOYEE") on the Employment Effective Date (as defined below) and binds the parties to the terms and provisions hereof as of such date.

                                    RECITALS

     This Agreement is contingent upon and is entered into in connection with an Agreement and Plan of Reorganization, dated as of December 14, 2000 (the "MERGER AGREEMENT"), by and between Shockwave and Atom, pursuant to which Atom is to merge with and into Shockwave. The employment relationship between Shockwave and Employee provided for by this Agreement shall commence as of the Effective Time of the Merger, as set forth in the Merger Agreement (the "EMPLOYMENT EFFECTIVE DATE"). Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement. This Agreement shall be null and void if the Merger does not occur by January 31, 2001.

     Employee has been one of a very select group of key and senior management employees of Atom and is a significant owner of outstanding capital stock and/or an option to purchase shares of capital stock of Atom. The parties hereto recognize that Employee has unique knowledge and experience regarding Atom's business, and Shockwave and Atom desire to be assured that confidential information pertaining to Atom's business and the goodwill of Atom will be preserved and protected and will inure to the benefit of Shockwave. Employee acknowledges that the promises and restrictive covenants that Employee is providing in this Agreement are reasonable and necessary to the protection of Shockwave's and Atom's business and Shockwave's legitimate interests in acquiring Atom pursuant to the Merger Agreement. Employee acknowledges that, in connection with the acquisition of Atom and the employment of Employee by Shockwave or Atom, he is receiving substantial capital stock equity and other benefits for the consummation of the Merger Agreement, which benefits constitute adequate consideration for the covenants in this Agreement.

     Shockwave desires to retain the services of Employee from and after the Employment Effective Date, and Employee desires to become and remain employed by Shockwave from and after the Employment Effective Date. Employee understands and acknowledges that as an inducement for, and a material condition to, the merger of Shockwave and Atom, Employee is entering into this Agreement and agrees and approves to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements of the parties contained herein, Shockwave, Atom and Employee hereby agree as follows:

     1. Employment. Shockwave will employ Employee and Employee accepts employment with Shockwave during the period (the "INITIAL PERIOD") commencing on the

Employment Effective Date and ending on the second anniversary of the Employment Effective Date (the "APPLICABLE DATE"), unless Employee's employment is sooner terminated in accordance with this Agreement. Subject to Section 10 below, Employee's employment may be terminable by either party at will, with or without Cause (as defined below). It is specifically agreed to by Employee that Employee will become an employee of Shockwave at the Employment Effective Date and that the transfer of his employment at any time to any parent or subsidiary of, or successor corporation to, Shockwave shall be expressly permitted pursuant to this Agreement and that in the event of such a transfer, references to Shockwave as the employer shall be deemed references to such other parent or subsidiary or successor to Shockwave as the employer. Employee agrees that the termination of his employment with Atom to effect the transfer of his employment from Atom to Shockwave at the Employment Effective Date or from Shockwave to any parent, subsidiary or successor of Shockwave thereafter shall not constitute a termination of his employment under this Agreement. Notwithstanding the foregoing, nothing in this Section shall affect Employee's ability to Quit for Good Reason as that term is defined in Section 10 below. Obligations of Shockwave, Atom and Employee set forth in (a) the Employee Invention Assignment and Confidentiality Agreement, a copy of which is attached to this Agreement as Exhibit A (the "EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT") (referring to confidentiality), and (b) the following Sections of this Employment Agreement: Section 10 (referring to termination), Section 13 (referring to dispute resolution) and Section 8 (referring to reimbursement of expenses), will survive the termination of Employee's employment, regardless of the circumstances or reasons for such termination.

     2. Duties. Employee will be an employee of Shockwave and will initially serve as __________, reporting to the __________ of Shockwave. Employee agrees that, to the best of his ability and experience, he will at all times conscientiously perform all of the duties and obligations assigned to him under this Agreement. Employee consents to the use by Shockwave or any parent or subsidiary for any legitimate corporate reason of Employee's name or likeness or any body of work, awards or other recognition in connection with Employee's duties to Atom, Shockwave, their affiliates, joint ventures or participating projects during the term of Employee's employment with Shockwave.

     3. Full-time Employment. Employee's employment will be on a full-time basis, in accordance with standard employee policies of Shockwave, except during vacation time, any periods of illness and authorized leaves of absence. Employee may engage in managing his personal finances and investments, serving on Boards of Directors or Advisors, and other outside activities such as participation in charitable and civic activities, provided that such activities do not materially detract from Employee's ability to fulfill his obligations to Shockwave and do not represent a conflict of interest with Shockwave.

     4. Base Salary and Bonus. Employee's base salary for the period commencing on the Employment Effective Date will be no less than __________ ($_____) per year which is Employee's base salary on the date Employee enters into this Agreement, payable on Shockwave' regular payroll dates, less required withholdings. Such base salary will be reviewed jointly by Employee and Shockwave at least annually. Employee will also be eligible to an annual bonus of up to __________ ($_____) under a policy based upon Shockwave's meeting its operating plan on a quarterly basis. Such bonus, if earned, shall be paid within sixty (60) days of the end of each fiscal quarter. Provided however that Employee shall be guaranteed to receive bonus payments of at least __________ ($_____) within Employees first twelve (12) months of employment with Shockwave pursuant to the terms of this Agreement.

     5. Relocation. Employee acknowledges and agrees that an express condition of this Agreement is Employee's relocation to the San Francisco, California area within 180 days of the Effective Time of the Merger, provided, however, that Employee agrees to make himself reasonably physically available in San Francisco during regular business days and hours beginning no later than 90 days of the Effective Time of Merger. Shockwave shall reimburse all of Employee's reasonable expenses associated with relocating to the San Francisco area. Reasonable expenses shall include airfare for Employee and Employee's spouse/domestic partner, hotel, cab, car rental, and dining expenses for three house hunting trips; packing and shipment of household goods; temporary living expenses in the San Francisco area up to 180 day; reimbursement of closing costs, including real estate commissions, on the sale of his home in the Seattle area as well as reimbursement for the closing costs incurred in connection with the purchase of a home in the San Francisco area; reimbursement of the cost associated with breaking a lease of a prior residence in order to relocate to San Francisco; assistance in finding a rental home in the San Francisco area; economy class airfare to move Employee and his immediate family or domestic partner and tax planning assistance in connection with the move. The total amount of relocation expenses that Shockwave pays to Employee pursuant to this Section 5 shall not exceed __________ ($_____).

     6.   Stock Options.

          (a)(1). Atom Options. Prior to the date of this Agreement and pursuant to Atom's 1998 Stock Option Plan (the "ATOM PLAN"), Employee was granted options by Atom to purchase shares of Atom Common Stock (such options are referred to herein as the "ATOM OPTIONS"). Such Atom Options shall be treated in the manner set forth in the Merger Agreement. Employee expressly and forever waives any acceleration of vesting of his Atom Options provided for in any other agreement between Employee and Atom, including his Atom Option Plan Stock Option Agreement (the "OPTION AGREEMENT"), his employment offer letter or employment agreement (if any), and/or in Section 11(c)(ii) of the Atom Option Plan. However, Employee shall receive the following acceleration of vesting of his Atom Options:

               (i) the vesting provided for in the November 28, 2000 Action by Unanimous Written Consent of the Compensation Committee of the Board of Directors of Atom Corporation (the "RESOLUTION"). Specifically, pursuant to the terms of that Resolution and with respect to Atom Options granted prior to the Resolution, the number of shares that would have vested in the twenty (20) months following the Effective Time of the Merger pursuant to Employee's Option Agreement shall vest and become exercisable prior to the Effective Time of the Merger and will remain exercisable pursuant to the terms of the Atom Plan. Additional Atom Options shall vest ratably over a term determined by subtracting twenty (20) months from the total months remaining for vesting of the Atom Options prior to the Effective Time of the Merger; and

               Immediately preceding the Effective Time of the Merger, Employee shall receive an additional option to purchase ____ shares of Atom Common Stock (the "New Option"), as provided in the Resolution. The New Option shall vest as follows: fifty percent (50%) shall vest on the Closing Date, and so long as Employee remains an employee of Shockwave, twenty-five percent (25%) shall vest three (3) months after the Effective Time of the Merger and the remainder shall vest six (6) months after the Effective Time of the Merger. However, the New Options shall fully vest if Employee is terminated without Cause (as defined below, the definition of Cause in the Atom Option Plan being hereby superceded) or Quits for Good Reason (as defined below, the definition Good Reason in the Atom Option plan being hereby superceded).

                Any remaining Atom options shall be assumed by Shockwave.

          (b). Shockwave Options. Immediately following the Effective Time of the Merger, Employee shall receive a nonstatutory stock option under the Shockwave Stock Incentive Plan to purchase __________ (_____) shares of Shockwave common stock. The option will vest monthly over a four year period in accordance with Shockwave's 1999 Equity Incentive Plan.

     7. Employee Benefits. Employee will be entitled to insurance, vacation and other benefits commensurate with Employee's position in accordance with Shockwave's standard employee policies in effect from time to time. Employee's accrued vacation at Atom shall be honored by Shockwave. Employee's prior service with Atom shall be acknowledged by Shockwave in determining Employee's participation and eligibility for benefits under Shockwave employment policies and benefit plans and programs. Employee has received a summary of such standard employee benefits policies in effect as of the date hereof.

     8. Reimbursement of Business Expenses. Shockwave will, in accordance with Shockwave's policies in effect from time to time, reimburse Employee for all reasonable business expenses incurred by Employee in connection with the performance of his duties under this Agreement, upon submission of the documentation required pursuant to such standard policies and record keeping procedures.

     9. Confidentiality. Simultaneously with the execution of this Agreement, Employee is executing and delivering and hereby adopts and agrees to be bound by the Employee Invention Assignment and Confidentiality Agreement.

     10.  Termination of Employment.

          (a) By the Employee. Employee may terminate his employment at any time, provided that Employee provides thirty days advance written notice to Shockwave of such termination. Employee shall be entitled to receive all accrued and unpaid salary and vacation and earned commissions upon such termination.

          (b) By the Employer . Shockwave may terminate Employee's employment at any time with "Cause" (as defined below) upon written notice to Employee and upon thirty days advance written notice to Employee if without Cause. If Shockwave terminates Employee for Cause, this Agreement shall terminate and Employee shall not be entitled to any further benefits hereunder, except for accrued and unpaid salary and vacation.

               For purposes of this Agreement, "CAUSE" shall mean:

               (i) Employee's willful misconduct in the performance of Employee's material duties, including Employee's failure to follow the reasonable and lawful directions of the person to whom Employee reports which are consistent with Employee's position and duties, provided that (a) Employee is given written notice from Shockwave setting forth with reasonable specificity such misconduct or failure and giving Employee notice that failure to cure such misconduct or failure will result in termination of Employee for Cause, and (b) Employee's failure to correct the behavior described in the notice within 15 business days following receipt of such notice;

               (ii) Employee's commission of a felony offense, plea of "guilty" or "no contest" to a felony offense or commission of any unlawful act which would be materially detrimental to the reputation of Shockwave or its affiliates, or a material act of dishonesty, fraud, embezzlement, misappropriation or financial dishonesty against Shockwave or its affiliates;

               (iii) Employee's material breach of this Agreement, the Employee Invention Assignment and Confidentiality Agreement, or any other material written agreement between Shockwave and Employee, or Employee's material breach or violation of any lawful material employment policy of Shockwave, including those prohibiting harassment of another employee, provided that any such Shockwave employment policies are not inconsistent with the provisions of this Agreement; or

               (iv) Employee's failure to relocate to the San Francisco, California area within 180 days of the Effective Time of the Merger, or make himself reasonably physically available in San Francisco during regular business days and hours beginning no later than 90 days of the Effective Date of Merger.

          (c) By the Employee for Good Reason. For purposes of this Agreement, Employee shall be deemed to have "QUIT FOR GOOD REASON" if her terminates his employment within 30 days of any of the following events which occur within two years following the Effective Time of the Merger:

               (i) a material adverse change in Employee's responsibilities, duties, title or reporting relationship as of the time immediately following the Employment Effective Date, provided, however, that a change of the individual person to whom Employee reports will not constitute a material adverse change, and provided further, that Employee's acceptance of the position set forth in
Section 1 above shall not constitute a material adverse change;

               (ii) Shockwave (or parent, subsidiary, successor or other affiliate) requires Employee to relocate to a facility or location more than 35 miles from

Employee's place of employment at the time of such request (provided that a request by Shockwave that Employee relocate to the San Francisco area shall not constitute such a prohibited request); or

               (iii) a material reduction in Employee's then current base salary or bonus opportunity provided, however, that Employee's failure to earn a bonus does not constitute a material reduction in his bonus opportunity, and provided further, that a broader reduction applicable to similarly situated employees by the same percentage, but not more than 10% of Employee's current base salary, as part of a general salary reduction shall not constitute such a salary reduction.

          (d) Upon Death or Disability. If Employee dies or becomes disabled during the term of this Agreement, Shockwave will pay his estate, in the case of his death, or Employee, in the case of his disability, an amount equal to all salary, bonuses, earned commissions and benefits accrued through the date of termination. To the extent consistent with the requirements of the Americans with Disabilities Act, Employee shall be considered to be disabled for purposes of this Agreement if he is unable by reason of accident or illness (including mental illness) to perform the material duties of his regular position with Shockwave and is (i) not expected to recover from his disability within a period of six (6) months from the commencement of the disability; or (ii) not expected to be able to perform his material duties of his regular position with Shockwave for a period of six (6) months in any consecutive twelve (12) month period as a result of the same disability. If, at any time Employee claims or is claimed to be so disabled, a physician acceptable to both Employee, or his personal representative, and Shockwave (which acceptances shall not be unreasonably withheld) shall be retained by Shockwave and shall examine Employee. Employee shall cooperate fully with the physician. If the physician determines that Employee is so disabled, the physician shall deliver to Shockwave and to Employee a certificate certifying both that Employee is so disabled and the date upon which the condition of disability commenced. The determination of the physician shall be conclusive.

          (e) Termination Benefits. If Shockwave terminates Employee prior to the Applicable Date and such termination is not for Cause; or if Employee Quits for Good Reason (as defined above) Shockwave will pay to Employee his earned but unpaid salary (and commissions, as applicable) and accrued vacation. In addition, if Shockwave terminates Employee prior to the Applicable Date and such termination is not for Cause, or if Employee Quits for Good Reason prior to the Applicable Date, and in either instance Employee executes a complete waiver of claims in a the standard form used by Shockwave, Employee shall received the following "TERMINATION BENEFITS":

               (i) a severance amount equal to six (6) months (the "SEVERANCE PERIOD") base salary. Such severance salary continuation payment shall be paid at the rate and on the payroll schedule pursuant to which such base salary was paid to Employee immediately prior to such termination, or, at Employee's option, in a lump sum within thirty (30) business days after the effective date of termination; and

               (ii) health (medical and dental), life and disability insurance benefits with the same coverage and at the same cost to Employee as those provided to Employee and his family immediately prior to termination for the duration of the Severance period or until Employee becomes covered by comparable coverage from another employer, whichever occurs sooner; and

               (iii) continuation of the vesting of Employee's Shockwave stock options for the Severance Period.

          (f) There shall be no severance for termination for any reason after the original Applicable Date.

     11.  Noncompetition.

          (a) Except as provided below, during the period commencing on the Employment Effective Date and ending on the later to occur of the later of (i) two years from the Employment Effective Date or (ii) one year from the date that Employee's employment with Shockwave terminates (the "RESTRICTIVE PERIOD"), Employee shall not, in any county, state, country or other jurisdiction in which Shockwave or Atom do business or are planning to do business as of the Employment Effective Date:

               (i) directly or indirectly, alone or with others, engage in the business of providing services which are, at the Employment Effective Date, Directly Competitive;

               (ii) be or become an officer, director, stockholder, owner, corporate affiliate, salesperson, co-owner, partner, trustee, promoter, founder, technician, engineer, analyst, employee, agent, representative, supplier, investor or lender, compensated consultant, advisor or manager of or to, or otherwise acquire or hold any interest in or otherwise engage in the providing of service to, any person or entity that engages in a business that is Directly Competitive; or

               (iii) permit Employee's name to be used in connection with a business that is Directly Competitive;

provided, however, that nothing in this Section 11 shall prevent Employee from owning as a passive investment less than 1% of the outstanding shares of the capital stock of a publicly-held corporation if Employee is not otherwise associated directly or indirectly with such corporation or any affiliate of such corporation or from owning less than a 1% interest in a venture capital fund.

          For purposes of this Agreement, "DIRECTLY COMPETITIVE" means engaging in providing (i) products, services or technology that compete with Atom's products, services or technology as described in any price list, business plan, or product development plan or proposal of Atom in existence as of the Employment Effective Date; and (ii) products, services or technology that compete with Shockwave' products, services or technology as described in any price list, business plan, or product development plan or proposal of Shockwave in existence at any time during Employee's employment under this Agreement.

          (b) Employee must inform any person or entity for whom Employee performs services during the Restricted Period of Employee's obligations under this Section 11 and 12.

     12.  Nonsolicitation. Employee further agrees that during the Restrictive
Period:

          (a) Employee will not directly or indirectly solicit away employees or consultants of Shockwave or Atom for Employee's own benefit or for the benefit of any other person or entity; and

          (b) Employee will not directly or indirectly take away or attempt to take away suppliers or customers of Shockwave or Atom.

     13.  Miscellaneous.

          (a) Notices. Any and all notices permitted or required to be given under this Agreement must be in writing. Notices will be deemed given (i) when personally received or when sent by facsimile transmission (to the receiving party's facsimile number), (ii) on the first business day after having been sent by commercial overnight courier with written verification of receipt, or (iii) on the third business day after having been sent by registered or certified mail from a location on the United States mainland, return receipt requested, postage prepaid, whichever occurs first, at the address set forth below or at any new address, notice of which will have been given in accordance with this Section 13(a):

If to Shockwave     Shockwave.com, Inc.
                    650 Townsend Street, Suite 450
                    San Francisco, CA 94103
                    Attn:  General Counsel

with a copy to:     Fenwick & West LLP
                    275 Battery Street, Suite 1500
                    San Francisco, CA  94111
                    Attention:  Douglas N. Cogen

If to Employee:

with a copy to
Employee's counsel:

          (b) Amendments This Agreement may not be changed or modified in whole or in part except by a writing signed by the party against whom enforcement of the change or modification is sought.

          (c) Successors and Assigns. This Agreement will not be assignable by either Employee, Atom or Shockwave, except that the rights and obligations of Shockwave and Atom under this Agreement may be assigned to a corporation which becomes the successor to Shockwave or Atom as the result of a merger or other corporate reorganization and which continues the business of Shockwave or Atom, or any other parent or subsidiary of Shockwave, provided that Shockwave and Atom guarantee the performance by such assignee of Shockwave' and Atom's respective obligations hereunder.

          (d) Governing Law. This Agreement will be governed by and interpreted according to the substantive laws of the California without regard to such state's conflicts laws.

          (e) No Waiver. No failure on the part of Shockwave, Employee or Atom to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Shockwave, Employee or Atom in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Shockwave, Employee nor Atom shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          (f) Severability. Employee, Atom and Shockwave recognize that the limitations contained herein are reasonably and properly required for the adequate protection of the interests of Shockwave and Atom. If for any reason a court of competent jurisdiction or binding arbitration proceeding finds any provision of this Agreement, or the application thereof, to be unenforceable, the remaining provisions of this Agreement will be interpreted so as best to reasonably effect the intent of the parties. The parties further agree that a court of competent jurisdiction is authorized to replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such unenforceable provisions.

          (g) Counterparts. This Agreement may be executed in counterparts which when taken together will constitute one instrument. Any copy of this Agreement with the original signatures of all parties appended will constitute an original.

          (h) Specific Performance; Remedies. Employee agrees that in the event of any breach or threatened breach by Employee of any covenant, obligation or other provision contained in this Agreement, Shockwave shall be entitled (in addition to any other remedy that may be available), to the extent permitted by applicable law, to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach. The rights and remedies of Shockwave hereunder are not exclusive of or limited by any other rights or remedies which Shockwave may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Shockwave hereunder, and the obligations and liabilities of Employee hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like. This Agreement does not limit Employee's obligations or the rights of Shockwave (or any affiliate of Shockwave) under the terms of (a) the Employee Invention Assignment and Confidentiality Agreement between Employee and Shockwave; or (b) the terms of any other agreement between Employee, Shockwave and Atom. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          (i) Arbitration. (i) At the option of either party, any and all disputes or controversies, whether of law or in equity, and of any nature whatsoever arising from or respecting this Agreement, unless otherwise expressly provided herein, shall be decided by binding arbitration by J.A.M.S./ENDISPUTE or its successor in accordance with the rules and regulations of J.A.M.S./ENDISPUTE or its successor.

               (ii) The arbitrators shall be selected as follows: In the event Shockwave and the Employee agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event Shockwave and the Employee do not agree on one arbitrator, Shockwave and the Employee shall each select one independent, qualified arbitrator and these two arbitrators shall select a third arbitrator. Shockwave reserves the right to reject any individual arbitrator who shall be employed by or affiliated with a competing organization.

               (iii) Arbitration shall take place at San Francisco, California, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in secrecy. In such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for inspection only by Shockwave and the Employee and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. The arbitrators, who shall act by majority vote, shall be able to decree any and all relief of any equitable nature, including, but not limited to, such relief as a temporary restraining order, a temporary or a permanent injunction, or both, and shall also be able to award damages (with or without an accounting), costs and reasonable attorney's fees. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

               (iv) Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or their authorized representatives shall have the right to attend and participate in all the arbitration hearings to the extent and in such manner as the law shall require.

          (j) Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

          (k) Entire Agreement. This Agreement, the exhibits attached hereto, relevant option agreements and the Merger Agreement constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof. This Agreement will be binding upon Employee and Employee's representatives, executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of Shockwave and Atom and their respective successors and assigns. The parties agree that this Agreement shall not be interpreted against any party solely because this Agreement was drafted by attorneys for Shockwave and Atom.

          (l) Employment Not Inconsistent with Other Duties. Employee represents that his/her employment is not in violation of or inconsistent with any agreement or duties to any person or entity, including any previous employer or other person or entity with whom Employee has or has had a business, consulting or other service relationship.

          (m) Duty to Mitigate. Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as provided in this Agreement, shall any such payment be reduced by any earnings that Employee may receive from any other source.

     [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, this Agreement is made and effective as set forth herein.

SHOCKWAVE.COM, INC.                         EMPLOYEE


By:
   ------------------------------------     ------------------------------------
   Name: Rob Burgess                        Name:
   Title: Chairman

ATOM CORPORATION

By:
   -------------------------------------
   Name:
   Title:





           [SIGNATURE PAGE TO EMPLOYMENT AND NONCOMPETITION AGREEMENT]

                                    EXHIBIT A

                               SHOCKWAVE.COM, INC.

                          EMPLOYEE INVENTION ASSIGNMENT
                                       AND
                            CONFIDENTIALITY AGREEMENT

     In consideration of, and as a condition of my employment with Shockwave.com, Inc., a Delaware corporation (the "COMPANY"), I hereby represent to and agree with the Company as follows:

     1. PURPOSE OF AGREEMENT. I understand that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that it is critical for the Company to preserve and protect its "Proprietary Information" (as defined in Section 7 below), its rights in "Inventions" (as defined in Section 2 below) and in all related intellectual property rights. Accordingly, I am entering into this Employee Invention Assignment and Confidentiality Agreement (this "AGREEMENT") as a condition of my employment with the Company, whether or not I am expected to create inventions of value for the Company.

     2. DISCLOSURE OF INVENTIONS. I will promptly disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, algorithms, mask works and trade secrets (the "INVENTIONS") that I make or conceive or first reduce to practice or create, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment, and whether or not such Inventions are patentable, copyrightable or protectible as trade secrets.

     3. WORK FOR HIRE; ASSIGNMENT OF INVENTIONS. I acknowledge and agree that any copyrightable works prepared by me within the scope of my employment are "works for hire" under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works. I agree that all Inventions that (i) are developed using equipment, supplies, facilities or trade secrets of the Company, (ii) result from work performed by me for the Company, or (iii) relate to the Company's business or current or anticipated research and development (the "ASSIGNED INVENTIONS"), will be the sole and exclusive property of the Company and are hereby irrevocably assigned by me to the Company.

     4. LABOR CODE SECTION 2870 NOTICE. I have been notified and understand that the provisions of Sections 3 and 5 of this Agreement do not apply to any Assigned Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

          ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH

          PROVIDES THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER'S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER'S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER; OR (2) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER. TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER CALIFORNIA LABOR CODE SECTION 2870(a), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.

     5. ASSIGNMENT OF OTHER RIGHTS. In addition to the foregoing assignment of Assigned Inventions to the Company, I hereby irrevocably transfer and assign to the Company: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Assigned Inventions; and (ii) any and all "Moral Rights" (as defined below) that I may have in or with respect to any Assigned Inventions. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Assigned Inventions, even after termination of my work on behalf of the Company. "MORAL RIGHTS" mean any rights to claim authorship of an Assigned Inventions, to object to or prevent the modification of any Assigned Inventions, or to withdraw from circulation or control the publication or distribution of any Assigned Inventions, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right".

     6. ASSISTANCE. I agree to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, trade secret rights and other legal protections for the Company's Assigned Inventions in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. My obligations under this paragraph will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a reasonable rate after such termination for time or expenses actually spent by me at the Company's request on such assistance. I appoint the Secretary of the Company as my attorney-in-fact to execute documents on my behalf for this purpose should I be unavailable or unwilling to do so.

     7. PROPRIETARY INFORMATION. I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company that relates to the business of the Company, to its predecessor division within Macromedia, Inc., or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence (the "PROPRIETARY INFORMATION"). Such Proprietary Information includes, but is not limited to, Assigned Inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information, customer lists and domain names.

     8. CONFIDENTIALITY. At all times, both during my employment and after its termination, I will keep and hold all such Proprietary Information in strict confidence and trust. I will not use or disclose any Proprietary Information without the prior written consent of the Company, except as may be necessary to perform my duties as an employee of the Company for the benefit of the Company. Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company. I will not take with me any documents or materials or copies thereof containing any Proprietary Information.

     9. NO BREACH OF PRIOR AGREEMENT. I represent that my performance of all the terms of this Agreement and my duties as an employee of the Company will not breach any invention assignment, proprietary information, confidentiality or similar agreement with any former employer or other party. I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials or intangibles of a former employer or third party that are not generally available to the public or have not been legally transferred to the Company.

     10. NOTIFICATION. I hereby authorize the Company to notify my actual or future employers of the terms of this Agreement and my responsibilities hereunder.

     11. INJUNCTIVE RELIEF. I understand that in the event of a breach or threatened breach of this Agreement by me the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

     12. GOVERNING LAW; SEVERABILITY. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then this Agreement will not be enforceable against such affected party and both parties agree to renegotiate such provision(s) in good faith.

     13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

     14. ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

     15. AMENDMENT AND WAIVERS. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

     16. SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

     17. FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

     18. "AT WILL" EMPLOYMENT. I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time. I understand that I am an "at will" employee of the Company. This Agreement shall be effective as of the first day of my employment by the Company.


SHOCKWAVE.COM, INC.                     EMPLOYEE:

By:
   ----------------------------------   ----------------------------------
                                        Signature
Name:
     --------------------------------   ----------------------------------
                                        Name (Please print)
Title:
      -------------------------------

                             NOTE PURCHASE AGREEMENT


      This NOTE PURCHASE AGREEMENT (this "AGREEMENT") is made as of December 14, 2000 among Atom Corporation, a Washington corporation (the "BORROWER"), Macromedia, Inc., a Delaware corporation (the "LENDER" or "HOLDER") and Shockwave.com, Inc. ("SHOCKWAVE"), a subsidiary of Lender and a Delaware corporation.

                                    RECITALS

      WHEREAS, Borrower has authorized the sale and issuance of two (2) convertible promissory notes (each a "NOTE", and collectively, the "NOTES"), each Note in the principal amount of Five Million Dollars ($5,000,000), for an aggregate potential principal amount of Ten Million Dollars ($10,000,000) (the "LOAN AMOUNT"). For purposes of this Agreement, the first Note issuable under this Agreement shall be referred to herein as "NOTE 1", and the second Note issuable under this Agreement shall be referred to herein as "NOTE 2".

      WHEREAS, the Holder desires to purchase, and Borrower desires to sell, the Notes on the terms and conditions set forth herein.

      WHEREAS, This Agreement shall be entered in contemplation of an Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), to be entered into between Shockwave and Borrower as of the date hereof. Following the Merger (as defined in the Merger Agreement), Shockwave will assume all of Borrower's indebtedness under the Notes.

      NOW THEREFORE, the parties hereby agree as follows:

      1. PURCHASE AND SALE OF NOTES. Subject to the terms of this Agreement and the terms of the Notes, Borrower agrees to sell to Holder, and Holder agrees to purchase from Borrower, each of the two (2) Notes in the principal amount of $5,000,000 for an aggregate potential principal amount of the Loan Amount. Note 1 shall be substantially in the form attached hereto as Exhibit A, and Note 2 shall be substantially in the form attached hereto as Exhibit B. The Notes sold pursuant to this Agreement are hereinafter collectively referred to as the "PURCHASED SECURITIES." The shares of capital stock issuable upon conversion and exercise of the Notes, and the shares of capital stock issuable upon conversion of such shares so issued, are hereinafter collectively referred to as the "CONVERSION SECURITIES." The Purchased Securities and the Conversion Securities are collectively referred to as the "SECURITIES."

      2.    CLOSINGS.

            2.1 THE FIRST CLOSING. The purchase and sale of Note 1 will take place at the offices of Fenwick & West LLP, 275 Battery Street, 15th Floor, San Francisco, California, at 10:00 a.m. Pacific time, on December 15, 2000 or such later date to be determined in the sole discretion of Borrower, or at such other time and place as Borrower and Holder mutually agree upon (which time and place are referred to as the "FIRST CLOSING"). At the First Closing, Holder will deliver to Borrower payment in full for the Note in the amount of $5,000,000, which such Holder agrees to purchase at the First Closing by (i) a check payable to Borrower's order, (ii) wire transfer of funds to Borrower, or
(iii) any combination of the foregoing. At the First Closing, Borrower will deliver to Holder a duly executed Note 1 substantially in the form set forth on Exhibit A.

            2.2 THE SECOND CLOSING. The purchase and sale of Note 2 will take place at the offices of Fenwick & West LLP, 275 Battery Street, 15th Floor, San Francisco, California, at 10:00 a.m. Pacific time, on or before January 15, 2001, such date to be determined in the sole discretion of Holder, or at such other time and place as Borrower and Holder mutually agree upon (which time and place are referred to as the "SECOND CLOSING") (each First Closing and Second Closing, a "CLOSING" and, collectively, the "CLOSINGS"). At the Second Closing, Holder will deliver to Borrower payment in full for the Note in the amount of $5,000,000, which such Holder agrees to purchase at the Second Closing by (i) a check payable to Borrower's order, (ii) wire transfer of funds to Borrower, or
(iii) any combination of the foregoing. At the Second Closing, Borrower will deliver to Holder a duly executed Note 2 substantially in the form set forth on Exhibit B.

      3. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Holder that the statements in the following paragraphs of this
Section 3 are all true and complete:

            3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Borrower has been duly incorporated and organized, and is validly existing under the laws of the State of Washington. Borrower has the corporate power and authority to own and operate it properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted. Borrower is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it is required to be qualified to do intrastate business as Borrower's business is currently conducted and as presently proposed to be conducted by Borrower, except for jurisdictions in which failure to so qualify could not reasonably be expected to have a material adverse effect on the business and operations of Borrower taken as a whole.

            3.2 DUE AUTHORIZATION. All corporate action on the part of Borrower's directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of Borrower under, this Agreement and the Notes has been taken or will be taken prior to the Closing, and this Agreement constitutes, and the Notes when executed and delivered, will constitute, valid and legally binding obligations of Borrower, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditor's rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

            3.3 CORPORATE POWER. Borrower has the corporate power and authority to execute and deliver this Agreement and the Notes to be purchased by Holder hereunder, to issue the Notes and to carry out and perform all its obligations under this Agreement and the Notes.

      3.4   VALID ISSUANCE.

                  (a) The Notes, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

                  (b) Based in part on the representations made by Holder in
Section 4 hereof, the offer and sale of the Notes solely to Holder in accordance with this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 ACT") and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the states in which Holder is resident.

            3.5 ADDITIONAL NOTE 2 WARRANTIES OF BORROWER. As of the Second Closing and solely with respect to the parties' rights and obligations in connection with Note 2, Borrower hereby makes the following additional warranties: (i) the financial position of Borrower, as represented in Section 5.c. of the Letter of Intent dated November 28, 2000 among Holder, Shockwave.com, Inc. and Borrower, shall not have materially changed; (ii) Borrower and Borrower's employees shall not have acted, and shall not act, to frustrate the consummation of the Merger or the closing of the Merger; (iii) Borrower and Borrower's employees shall have cooperated, and shall cooperate, in good faith with the Merger-related due diligence review of Lender and Lender's agents and affiliates; (iv) Borrower shall have received verbal or written confirmation and agreement from each of those Borrower employees who are required by the terms of the Merger Agreement to enter into employment agreements and/or noncompetition agreements with Shockwave that such employees are willing to enter into such agreements; (v) at least five of the six Borrower employees described in clause (iv), above, including Mika Salmi, shall remain employees of Borrower; and (vi) Borrower shall not be subject to any pending litigation or claim estimable at greater than $25,000 which has not otherwise been disclosed to Lender, Lender's agents or affiliates.

      4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF HOLDER. Holder hereby represents and warrants to, and agrees with, Borrower, that:

            4.1 AUTHORIZATION. This Agreement constitutes Holder's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Holder represents that Holder has full power and authority to enter into this Agreement.

            4.2 PURCHASE FOR OWN ACCOUNT. The Securities will be acquired for investment for such Holder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

            4.3 DISCLOSURE OF INFORMATION. Holder believes that Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities. Such Holder further has had an opportunity to ask questions and receive answers from Borrower regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent Borrower possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by Borrower in Section 3.

            4.4 INVESTMENT EXPERIENCE. Holder understands that the purchase of the Securities involves substantial risk. Holder (i) has experience as an investor in securities of companies in the development stage and acknowledges that Holder is able to fend for itself, can bear the economic risk of Holder's investment in the Securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with Borrower and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

            4.5 ACCREDITED INVESTOR STATUS. Holder is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

      5.    CONDITIONS TO CLOSING.

            5.1 CONDITIONS TO HOLDER'S OBLIGATIONS. The obligations of Holder under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the First Closing or Second Closing, as the case may be, of each of the following conditions, the waiver of which shall not be effective against any Holder who does not consent to such waiver, which consent may be given by any written communication to Borrower, its counsel or to counsel to Holder:

                  (a) Each of the representations and warranties of Borrower contained in Section 3 (except Section 3.5 for purposes of the First Closing) shall be true and correct on and as of each Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing;

                  (b) Borrower shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; and

                  (c) only with respect to the Second Closing, the Merger has not been consummated on or before January 15, 2001.

            5.2 CONDITION TO BORROWER'S OBLIGATIONS. The obligations of Borrower to Holder under this Agreement are subject to the fulfillment or waiver on or before the First Closing or Second Closing, as the case may be, of the following conditions by such Holder:

                  (a) Each of the representations and warranties of Holder contained in Section 4 shall be true and correct on the dates of each Closing with the same effect as though such representations and warranties had been made on and as of the dates of such Closing; and

                  (b) Holder shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

      6.    GENERAL PROVISIONS.

            6.1 SURVIVAL OF WARRANTIES. The representations, warranties and covenants of Borrower and Holder contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Holder or Borrower, as the case may be.

            6.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

            6.3 GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

            6.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            6.5 HEADINGS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

            6.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to, in the case of Lender, 600 Townsend Street, San Francisco, CA 94103, Attn. Loren Hillberg, Esq., in the case of Borrower, at its offices at 815 Western, Suite 300, Seattle, WA 98104, Attn. Mika Salmi, or, in the case of Shockwave, 650 Townsend, Suite 450, San Francisco, CA 94103, Attn. General Counsel, or at such other address as any party may designate by giving ten (10) days' advance written notice to all other parties.

            6.7 AMENDMENTS AND WAIVERS. Any term of this Agreement and the Notes may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Borrower and the holders of Notes representing at least a majority of the aggregate principal amount of the Notes at the time outstanding. Any amendment or waiver effected in accordance with this Section 6.7 shall be binding upon each holder of any Notes at the time outstanding, each future holder of such securities, and Borrower.

            6.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

            6.9 ENTIRE AGREEMENT. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

            6.10 SECTION 12(g) ISSUES OF SHOCKWAVE. Shockwave agrees to cooperate in the resolution of issues relating to its compliance with Section 12(g) of the Securities Exchange Act of 1934, as amended, and Lender agrees to bear the costs associated with resolving such issues.

            6.11 ADDITIONAL FUNDING BY LENDER. Contingent upon the satisfaction of all closing conditions set forth in Article 9 of the Merger Agreement, Lender will provide $15,000,000 in funds to Shockwave, a portion of which will be applied toward Lender's purchase, at the then fair market value thereof, of the 714,286 shares of Series A Preferred Stock of Stan Lee Media, Inc. and 2,049,181 shares of Series B Preferred Stock of Mondo Media/Mechadeus, Inc. held by Shockwave, and the remainder of which will be invested in shares of preferred stock of Shockwave in its first preferred stock financing following the Effective Time (as defined in the Merger Agreement); provided, however, that such $15,000,000 will be reduced if and to the extent that Lender sells and issues to Borrower Note 2.

            6.12 FUNDING BY SEQUOIA CAPITAL. Lender and Borrower acknowledge that, pursuant to that letter agreement dated between Lender and Sequoia Capital dated December 14, 2000, Sequoia Capital has agreed to invest at least $5,000,000 in the first equity financing of Shockwave following the Merger (as defined in the Merger Agreement). Contingent upon the satisfaction of all closing conditions set forth in Article 9 of the Merger Agreement, in the event that Sequoia Capital, or another entity or fund procured by Lender, shall not have provided at least $5,000,000 in funds for investment in such equity financing, Lender will invest $5,000,000 in such equity financing.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ATOM CORPORATION                            MACROMEDIA, INC.


By:                                         By:
    -------------------------------             --------------------------------

Name:                                       Name:
      -----------------------------               ------------------------------

Title:                                      Title:
       ----------------------------                -----------------------------


SHOCKWAVE.COM, INC.


By:
    -------------------------------

Name:
      -----------------------------

Title:
       ----------------------------








                    SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

Attachments:

Exhibit A            -   Form of Note 1
Exhibit B            -   Form of Note 2

                                    EXHIBIT A


                                 Form of Note 1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                           CONVERTIBLE PROMISSORY NOTE
                                       OF
                                ATOM CORPORATION

$ 5,000,000.00
                                                   Issue Date: December 15, 2000
                                                Maturity Date: December 15, 2001


      1. OBLIGATION. The undersigned, Atom Corporation ("BORROWER"), hereby promises to pay to the order of Macromedia, Inc., ("LENDER" OR "HOLDER") on December 15, 2001, at Lender's principal place of business at 600 Townsend Street, San Francisco, CA 94103, or at such other place as Holder may direct, the principal sum of Five Million Dollars ($5,000,000.00) plus accrued interest at a rate of 6.10 percent (6.10%) per annum, compounded annually, which rate is not less than the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, as of the date hereof. As used herein, the term "HOLDER" shall initially mean Lender, and shall subsequently mean each person or entity to which this Note is duly assigned.

      This Note shall be entered into pursuant to a Note Purchase Agreement dated December 14, 2000 (the "NOTE AGREEMENT") between Lender and Borrower.

      2. DEFAULT; ACCELERATION OF OBLIGATION. Borrower will be deemed to be in default under this Note and the outstanding unpaid principal balance of this Note, together with all interest accrued thereon, will immediately become due and payable in full, without the need for any further action on the part of Holder, upon the occurrence of any of the following events (each an "EVENT OF DEFAULT"): (a) upon Borrower's failure to make any payment when due under this Note; (b) upon the filing by or against Borrower of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; provided, however, with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within thirty (30) days after the filing of such petition; (c) upon the execution by Borrower of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Borrower's assets or property; or (d) material breach of the terms and conditions of the Note Agreement.

      3. REMEDIES ON DEFAULT; ACCELERATION. Upon any Event of Default, Holder will have, in addition to its rights and remedies under this Note, full recourse against any real, personal, tangible or intangible assets of Borrower, and may pursue any legal or equitable remedies that are available to Holder, and may declare the entire unpaid principal amount of this Note and all unpaid accrued interest under this Note to be immediately due and payable in full.

      4. CONVERSION. Upon the closing of the Merger (as referred to in the Note Agreement), all of Shockwave's indebtedness under this Note shall become convertible into equity securities of the surviving corporation, Shockwave (the "SERIES NEXT PREFERRED STOCK"), issued in Shockwave's next private equity financing (the "NEXT EQUITY FINANCING"), provided the Next Equity Financing closes prior to the Maturity Date of this Note. Upon the Next Equity Financing, Borrower's indebtedness under this Note shall automatically be converted into that number of fully paid and nonassessable shares of Shockwave's Series Next Preferred Stock that is equal to the dollar amount of all principal outstanding and interest accrued as of the date of conversion being converted into stock by Holder, divided by the price per share of Shockwave's Series Next Preferred Stock at which such Series Next Preferred Stock is or will be offered to other Series Next Preferred Stock investors (the "CONVERSION PRICE"); provided, however, that the Conversion Price will automatically, equitably and proportionally be adjusted to reflect any subdivision (stock split), combination (reverse stock split), stock dividend or other recapitalization affecting Shockwave's Series Next Preferred Stock. In the event that the Merger Agreement (as referred to in the Note Agreement) is terminated according to its terms, all of Borrower's indebtedness under this Note shall automatically be converted into Borrower's Series D Preferred Stock based upon a fully diluted pre-money valuation of Borrower's equity of $75,000,000 (the "BORROWER CONVERSION PRICE"); provided, however, that the Conversion Price will automatically, equitably and proportionally be adjusted to reflect any subdivision (stock split), combination (reverse stock split), stock dividend or other recapitalization affecting Borrower's Series D Preferred Stock. Such Series D Preferred Stock received by Holder will have rights, privileges, preferences and restrictions no less favorable than Borrower's Series C Preferred Stock in existence on the date of the Note Agreement and any Series D Preferred Stock issued subsequent to that date, and will have a liquidation preference based upon the price per share of the Series D Preferred Stock. Borrower covenants and agrees with Holder that Borrower will not in any way alter, amend or modify any of the rights, preferences, privileges or restrictions of Borrower's Series D Preferred Stock, or to issue, eliminate or reduce the number of authorized shares of Borrower's Series D Preferred Stock. Upon the conversion of Borrower's outstanding indebtedness hereunder pursuant to this Section, Borrower, at its expense, will as soon as practicable cause to be issued in the name of and delivered to Holder, a certificate or certificates for the number of fully paid and nonassessable shares of Borrower's Series D Preferred Stock to which Holder is entitled upon such conversion. Such certificates will include legends required federal and applicable state securities laws. No fractional shares will be issued upon any conversion of this Note or any part hereof. If, upon any conversion of this Note, a fraction of a share would otherwise result, then Shockwave or Borrower, as the case may be, will pay Holder an amount of cash equal to the fair market value of one share of the type and class of capital stock issuable to Holder upon such conversion (determined in accordance with the Conversion Price or Borrower Conversion Price, as the case may be, applicable at the time of such conversion), multiplied by the fraction of a share of stock to which Holder would otherwise be entitled.

      5. WAIVER AND AMENDMENT. Any provision of this Note may be amended or modified only by a writing signed by both Borrower and Holder. Except as provided below with respect to waivers by Borrower, no waiver or consent with respect to this Note will be binding or effective unless it is set forth in writing and signed by the party against whom such waiver is asserted. No course of dealing between Borrower and Holder will operate as a waiver or modification of any party's rights or obligations under this Note. No delay or failure on the part of either party in exercising any right or remedy under this Note will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

      6. WAIVERS OF BORROWER. Borrower hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence. This Note may be amended only by a writing executed by Borrower and Holder.

      7. GOVERNING LAW. This Note will be governed by and construed in accordance with the internal laws of the State of California as applied to agreements between residents thereof to be performed entirely within such State, without reference to that body of law relating to conflict of laws or choice of law.

      8. SEVERABILITY; HEADINGS. The invalidity or unenforceability of any term or provision of this Note will not affect the validity or enforceability of any other term or provision hereof. The headings in this Note are for convenience of reference only and will not alter or otherwise affect the meaning of this Note.

      9. JURISDICTION; VENUE. Borrower, by its execution of this Note, hereby irrevocably submits to the in personam jurisdiction of the state courts of the State of California and of the United States District Court for the Northern District of California that are located in San Francisco, California, for the purpose of any suit, action or other proceeding arising out of or based upon this Note.

      10. ATTORNEYS' FEES. If suit is brought for collection of this Note, Borrower agrees to pay all reasonable expenses, including attorneys' fees, incurred by Holder in connection therewith whether or not such suit is prosecuted to judgment.

      11. ASSIGNMENT. This Note is freely transferable and assignable by Holder, provided that such transfer is made in compliance with all applicable state and federal securities laws. Any reference to Holder herein will be deemed to refer to any subsequent transferee of this Note at such time as such transferee holds this Note. This Note may not be assigned or delegated by Borrower, whether by voluntary assignment or transfer, operation of law, merger or otherwise, except that upon the closing of the Merger, Shockwave will assume all indebtedness under this Note.

      IN WITNESS WHEREOF, Borrower has executed this Note as of the date and year first above written.

                                    BORROWER

                                    ATOM CORPORATION

                                    By:
                                        ----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                                                       EXHIBIT B


                                 Form of Note 2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                           CONVERTIBLE PROMISSORY NOTE
                                       OF
                                ATOM CORPORATION

$ 5,000,000.00
                                                    Issue Date: January __, 2001
                                                 Maturity Date: January __, 2002


      1. OBLIGATION. The undersigned, Atom Corporation ("BORROWER"), hereby promises to pay to the order of Macromedia, Inc., ("LENDER" OR "HOLDER") on January __, 2002, at Lender's principal place of business at 600 Townsend Street, San Francisco, CA 94103, or at such other place as Holder may direct, the principal sum of Five Million Dollars ($5,000,000.00) plus accrued interest at a rate of 6.10 percent (6.10%) per annum, compounded annually, which rate is not less than the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, as of the date hereof. As used herein, the term "HOLDER" shall initially mean Lender, and shall subsequently mean each person or entity to which this Note is duly assigned.

      This Note shall be entered into pursuant to a Note Purchase Agreement dated December 14, 2000 (the "NOTE AGREEMENT") between Lender and Borrower.

      2. DEFAULT; ACCELERATION OF OBLIGATION. Borrower will be deemed to be in default under this Note and the outstanding unpaid principal balance of this Note, together with all interest accrued thereon, will immediately become due and payable in full, without the need for any further action on the part of Holder, upon the occurrence of any of the following events (each an "EVENT OF DEFAULT"): (a) upon Borrower's failure to make any payment when due under this Note; (b) upon the filing by or against Borrower of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; provided, however, with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within thirty (30) days after the filing of such petition; (c) upon the execution by Borrower of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Borrower's assets or property; or (d) material breach of the terms and conditions of the Note Agreement.

      3. REMEDIES ON DEFAULT; ACCELERATION. Upon any Event of Default, Holder will have, in addition to its rights and remedies under this Note, full recourse against any real, personal, tangible or intangible assets of Borrower, and may pursue any legal or equitable remedies that are available to Holder, and may declare the entire unpaid principal amount of this Note and all unpaid accrued interest under this Note to be immediately due and payable in full.

      4. CONVERSION. Upon the closing of the Merger (as referred to in the Note Agreement), all of Shockwave's indebtedness under this Note shall become convertible into equity securities of the surviving corporation, Shockwave (the "SERIES NEXT PREFERRED Stock"), issued in Shockwave's next private equity financing (the "NEXT EQUITY FINANCING"), provided the Next Equity Financing closes prior to the Maturity Date of this Note. Upon the Next Equity Financing, Borrower's indebtedness under this Note shall automatically be converted into that number of fully paid and nonassessable shares of Shockwave's Series Next Preferred Stock that is equal to the dollar amount of all principal outstanding and interest accrued as of the date of conversion being converted into stock by Holder, divided by the price per share of Shockwave's Series Next Preferred Stock at which such Series Next Preferred Stock is or will be offered to other Series Next Preferred Stock investors (the "CONVERSION PRICE"); provided, however, that the Conversion Price will automatically, equitably and proportionally be adjusted to reflect any subdivision (stock split), combination (reverse stock split), stock dividend or other recapitalization affecting Shockwave's Series Next Preferred Stock. In the event that the Merger Agreement (as referred to in the Note Agreement) is terminated according to its terms, all of Borrower's indebtedness under this Note shall automatically be converted into Borrower's Series D Preferred Stock based upon a fully diluted pre-money valuation of Borrower's equity of $75,000,000 (the "BORROWER CONVERSION PRICE"); provided, however, that the Conversion Price will automatically, equitably and proportionally be adjusted to reflect any subdivision (stock split), combination (reverse stock split), stock dividend or other recapitalization affecting Borrower's Series D Preferred Stock. Such Series D Preferred Stock received by Holder will have rights, privileges, preferences and restrictions no less favorable than Borrower's Series C Preferred Stock in existence on the date of the Note Agreement and any Series D Preferred Stock issued subsequent to that date, and will have a liquidation preference based upon the price per share of the Series D Preferred Stock. Borrower covenants and agrees with Holder that Borrower will not in any way alter, amend or modify any of the rights, preferences, privileges or restrictions of Borrower's Series D Preferred Stock, or to issue, eliminate or reduce the number of authorized shares of Borrower's Series D Preferred Stock. Upon the conversion of Borrower's outstanding indebtedness hereunder pursuant to this Section, Borrower, at its expense, will as soon as practicable cause to be issued in the name of and delivered to Holder, a certificate or certificates for the number of fully paid and nonassessable shares of Borrower's Series D Preferred Stock to which Holder is entitled upon such conversion. Such certificates will include legends required federal and applicable state securities laws. No fractional shares will be issued upon any conversion of this Note or any part hereof. If, upon any conversion of this Note, a fraction of a share would otherwise result, then Shockwave or Borrower, as the case may be, will pay Holder an amount of cash equal to the fair market value of one share of the type and class of capital stock issuable to Holder upon such conversion (determined in accordance with the Conversion Price or Borrower Conversion Price, as the case may be, applicable at the time of such conversion), multiplied by the fraction of a share of stock to which Holder would otherwise be entitled.

      5. WAIVER AND AMENDMENT. Any provision of this Note may be amended or modified only by a writing signed by both Borrower and Holder. Except as provided below with respect to waivers by Borrower, no waiver or consent with respect to this Note will be binding or effective unless it is set forth in writing and signed by the party against whom such waiver is asserted. No course of dealing between Borrower and Holder will operate as a waiver or modification of any party's rights or obligations under this Note. No delay or failure on the part of either party in exercising any right or remedy under this Note will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

      6. WAIVERS OF BORROWER. Borrower hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence. This Note may be amended only by a writing executed by Borrower and Holder.

      7. GOVERNING LAW. This Note will be governed by and construed in accordance with the internal laws of the State of California as applied to agreements between residents thereof to be performed entirely within such State, without reference to that body of law relating to conflict of laws or choice of law.

      8. SEVERABILITY; HEADINGS. The invalidity or unenforceability of any term or provision of this Note will not affect the validity or enforceability of any other term or provision hereof. The headings in this Note are for convenience of reference only and will not alter or otherwise affect the meaning of this Note.

      9. JURISDICTION; VENUE. Borrower, by its execution of this Note, hereby irrevocably submits to the in personam jurisdiction of the state courts of the State of California and of the United States District Court for the Northern District of California that are located in San Francisco, California, for the purpose of any suit, action or other proceeding arising out of or based upon this Note.

      10. ATTORNEYS' FEES. If suit is brought for collection of this Note, Borrower agrees to pay all reasonable expenses, including attorneys' fees, incurred by Holder in connection therewith whether or not such suit is prosecuted to judgment.

      11. ASSIGNMENT. This Note is freely transferable and assignable by Holder, provided that such transfer is made in compliance with all applicable state and federal securities laws. Any reference to Holder herein will be deemed to refer to any subsequent transferee of this Note at such time as such transferee holds this Note. This Note may not be assigned or delegated by Borrower, whether by voluntary assignment or transfer, operation of law, merger or otherwise, except that upon the closing of the Merger, Shockwave will assume all indebtedness under this Note.

      IN WITNESS WHEREOF, Borrower has executed this Note as of the date and year first above written.

                                    BORROWER

                                    ATOM CORPORATION

                                    By:
                                        ----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                           CONVERTIBLE PROMISSORY NOTE
                                       OF
                                ATOM CORPORATION

$ 5,000,000.00
                                                   Issue Date: December 15, 2000
                                                Maturity Date: December 15, 2001


      1. OBLIGATION. The undersigned, Atom Corporation ("BORROWER"), hereby promises to pay to the order of Macromedia, Inc., ("LENDER" OR "HOLDER") on December 15, 2001, at Lender's principal place of business at 600 Townsend Street, San Francisco, CA 94103, or at such other place as Holder may direct, the principal sum of Five Million Dollars ($5,000,000.00) plus accrued interest at a rate of 6.10 percent (6.10%) per annum, compounded annually, which rate is not less than the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, as of the date hereof. As used herein, the term "HOLDER" shall initially mean Lender, and shall subsequently mean each person or entity to which this Note is duly assigned.

      This Note shall be entered into pursuant to a Note Purchase Agreement dated December 14, 2000 (the "NOTE AGREEMENT") between Lender and Borrower.

      2. DEFAULT; ACCELERATION OF OBLIGATION. Borrower will be deemed to be in default under this Note and the outstanding unpaid principal balance of this Note, together with all interest accrued thereon, will immediately become due and payable in full, without the need for any further action on the part of Holder, upon the occurrence of any of the following events (each an "EVENT OF DEFAULT"): (a) upon Borrower's failure to make any payment when due under this Note; (b) upon the filing by or against Borrower of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; provided, however, with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within thirty (30) days after the filing of such petition; (c) upon the execution by Borrower of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Borrower's assets or property; or (d) material breach of the terms and conditions of the Note Agreement.

      3. REMEDIES ON DEFAULT; ACCELERATION. Upon any Event of Default, Holder will have, in addition to its rights and remedies under this Note, full recourse against any real, personal, tangible or intangible assets of Borrower, and may pursue any legal or equitable remedies that are available to Holder, and may declare the entire unpaid principal amount of this Note and all unpaid accrued interest under this Note to be immediately due and payable in full.

      4. CONVERSION. Upon the closing of the Merger (as referred to in the Note Agreement), all of Shockwave's indebtedness under this Note shall become convertible into equity securities of the surviving corporation, Shockwave (the "SERIES NEXT PREFERRED Stock"), issued in Shockwave's next private equity financing (the "NEXT EQUITY FINANCING"), provided the Next Equity Financing closes prior to the Maturity Date of this Note. Upon the Next Equity Financing, Borrower's indebtedness under this Note shall automatically be converted into that number of fully paid and nonassessable shares of Shockwave's Series Next Preferred Stock that is equal to the dollar amount of all principal outstanding and interest accrued as of the date of conversion being converted into stock by Holder, divided by the price per share of Shockwave's Series Next Preferred Stock at which such Series Next Preferred Stock is or will be offered to other Series Next Preferred Stock investors (the "CONVERSION PRICE"); provided, however, that the Conversion Price will automatically, equitably and proportionally be adjusted to reflect any subdivision (stock split), combination (reverse stock split), stock dividend or other recapitalization affecting Shockwave's Series Next Preferred Stock. In the event that the Merger Agreement (as referred to in the Note Agreement) is terminated according to its terms, all of Borrower's indebtedness under this Note shall automatically be converted into Borrower's Series D Preferred Stock based upon a fully diluted pre-money valuation of Borrower's equity of $75,000,000 (the "BORROWER CONVERSION PRICE"); provided, however, that the Conversion Price will automatically, equitably and proportionally be adjusted to reflect any subdivision (stock split), combination (reverse stock split), stock dividend or other recapitalization affecting Borrower's Series D Preferred Stock. Such Series D Preferred Stock received by Holder will have rights, privileges, preferences and restrictions no less favorable than Borrower's Series C Preferred Stock in existence on the date of the Note Agreement and any Series D Preferred Stock issued subsequent to that date, and will have a liquidation preference based upon the price per share of the Series D Preferred Stock. Borrower covenants and agrees with Holder that Borrower will not in any way alter, amend or modify any of the rights, preferences, privileges or restrictions of Borrower's Series D Preferred Stock, or to issue, eliminate or reduce the number of authorized shares of Borrower's Series D Preferred Stock. Upon the conversion of Borrower's outstanding indebtedness hereunder pursuant to this Section, Borrower, at its expense, will as soon as practicable cause to be issued in the name of and delivered to Holder, a certificate or certificates for the number of fully paid and nonassessable shares of Borrower's Series D Preferred Stock to which Holder is entitled upon such conversion. Such certificates will include legends required federal and applicable state securities laws. No fractional shares will be issued upon any conversion of this Note or any part hereof. If, upon any conversion of this Note, a fraction of a share would otherwise result, then Shockwave or Borrower, as the case may be, will pay Holder an amount of cash equal to the fair market value of one share of the type and class of capital stock issuable to Holder upon such conversion (determined in accordance with the Conversion Price or Borrower Conversion Price, as the case may be, applicable at the time of


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

such conversion), multiplied by the fraction of a share of stock to which Holder would otherwise be entitled.

      5. WAIVER AND AMENDMENT. Any provision of this Note may be amended or modified only by a writing signed by both Borrower and Holder. Except as provided below with respect to waivers by Borrower, no waiver or consent with respect to this Note will be binding or effective unless it is set forth in writing and signed by the party against whom such waiver is asserted. No course of dealing between Borrower and Holder will operate as a waiver or modification of any party's rights or obligations under this Note. No delay or failure on the part of either party in exercising any right or remedy under this Note will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

      6. WAIVERS OF BORROWER. Borrower hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence. This Note may be amended only by a writing executed by Borrower and Holder.

      7. GOVERNING LAW. This Note will be governed by and construed in accordance with the internal laws of the State of California as applied to agreements between residents thereof to be performed entirely within such State, without reference to that body of law relating to conflict of laws or choice of law.

      8. SEVERABILITY; HEADINGS. The invalidity or unenforceability of any term or provision of this Note will not affect the validity or enforceability of any other term or provision hereof. The headings in this Note are for convenience of reference only and will not alter or otherwise affect the meaning of this Note.

      9. JURISDICTION; VENUE. Borrower, by its execution of this Note, hereby irrevocably submits to the in personam jurisdiction of the state courts of the State of California and of the United States District Court for the Northern District of California that are located in San Francisco, California, for the purpose of any suit, action or other proceeding arising out of or based upon this Note.

      10. ATTORNEYS' FEES. If suit is brought for collection of this Note, Borrower agrees to pay all reasonable expenses, including attorneys' fees, incurred by Holder in connection therewith whether or not such suit is prosecuted to judgment.

      11. ASSIGNMENT. This Note is freely transferable and assignable by Holder, provided that such transfer is made in compliance with all applicable state and federal securities laws. Any reference to Holder herein will be deemed to refer to any subsequent transferee of this Note at such time as such transferee holds this Note. This Note may not be assigned or delegated by Borrower, whether by voluntary assignment or transfer, operation of law, merger or otherwise, except that upon the closing of the Merger, Shockwave will assume all indebtedness under this Note.

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

      IN WITNESS WHEREOF, Borrower has executed this Note as of the date and year first above written.

                                    BORROWER

                                    ATOM CORPORATION

                                    By:
                                        ---------------------------------
                                    Name:
                                         --------------------------------
                                    Title:
                                          -------------------------------













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